                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                     CASINO DATA SYSTEMS
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/X/        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                Common Stock
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                20,282,921
                ------------------------------------------------------------

           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                The filing fee was determined based upon the product of
                (a) the 20,282,921 shares of common stock outstanding on a fully diluted basis (assuming exercise of all outstanding
                options), and (b) the merger consideration of $9.25. The
                payment of the filing fee, calculated in accordance with
                Regulation 240.0-11 under the Securities Exchange Act of
                1934, as amended, equals one-fiftieth of one percent of the total consideration.
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                $187,617,019.25
                ------------------------------------------------------------
           (5)  Total fee paid:
                $37,523.40
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                              CASINO DATA SYSTEMS
                              3300 BIRTCHER DRIVE
                            LAS VEGAS, NEVADA 89118

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

Dear CDS Stockholder:

    You are cordially invited to attend the annual meeting of stockholders of Casino Data Systems, to be held at CDS's offices at 3300 Birtcher Drive, Las
Vegas, Nevada, on         , 2001, at 10:00 a.m. local time.

    At the annual meeting you will be asked to consider and vote upon a proposal to approve an agreement and plan of merger under which a wholly owned indirect subsidiary of Aristocrat Leisure Limited will merge with and into CDS. If the merger is completed, for each share of CDS common stock you own you will receive $9.25 in cash. Following the merger, CDS will be a wholly owned indirect subsidiary of Aristocrat.

    At the annual meeting, you will also be asked to consider and vote on the election of three directors to serve on the CDS board of directors for a two-year term. Once the agreement and plan of merger is approved, however, the CDS board of directors will be replaced by directors appointed by Aristocrat.

    AFTER CAREFUL CONSIDERATION AND EXTENSIVE NEGOTIATIONS, THE CDS BOARD OF DIRECTORS HAS APPROVED THE AGREEMENT AND PLAN OF MERGER AND HAS DETERMINED THAT THE MERGER AND MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, CDS STOCKHOLDERS. The CDS board of directors unanimously recommends that you vote "FOR" the merger proposal. The CDS board of directors also recommends that you vote "FOR" the election of all nominees for director.

    Your vote is very important, regardless of the number of shares you own. Please vote your shares as soon as possible so that your shares are represented at the annual meeting.

    Whether or not you plan to attend the annual meeting, please take the time to vote on the proposals submitted by completing and mailing the enclosed proxy card to us. To vote your shares please complete, sign and date the enclosed proxy card and promptly return it in the enclosed postage prepaid envelope.

    The accompanying proxy statement and notice of annual meeting contain important information about the merger and the directors to be elected at the annual meeting. We encourage you to read this entire document carefully.

                                          Sincerely,

                                          Steven A. Weiss
                                          Chairman, President and Chief
                                          Executive Officer

    THE MERGER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATORS NOR HAS THE SEC OR ANY STATE SECURITIES REGULATOR PASSED UPON THE FAIRNESS OR MERITS OF THE MERGER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    This proxy statement is dated               , 2001 and is first being mailed
                                to stockholders
                       on or about               , 2001.

                              CASINO DATA SYSTEMS
                              3300 BIRTCHER DRIVE
                            LAS VEGAS, NEVADA 89118

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON         , 2001

To the Stockholders of Casino Data Systems:

    Please take notice that the annual meeting of stockholders of Casino Data Systems will be held, pursuant to due call by the CDS board of directors, at the corporate offices of CDS located at 3300 Birtcher Drive, Las Vegas, Nevada, on
        , 2001 at 10:00 a.m. local time, or at any adjournment or adjournments thereof, for the following purposes:

        1. To consider and vote upon a proposal recommended by the CDS board of directors to approve the Agreement and Plan of Merger, dated January 17, 2001, among CDS, Aristocrat Leisure Limited, an Australian company, and Cedar Acquisition Corp., a Nevada corporation and an indirect wholly owned subsidiary of Aristocrat. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. The merger agreement is also described in the attached proxy statement.

        2.  To elect three directors to serve terms of two years.

        3. To transact any other business as may properly come before the meeting or any adjournments thereof.

    The CDS board of directors has fixed the close of business on , 2001 as the record date for determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment(s) and postponement(s) of the annual meeting. A complete list of the stockholders entitled to vote at the annual meeting or any adjournments or postponements of the annual meeting will be available at and during the annual meeting.

    THE CDS BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

    Whether or not you expect to attend the annual meeting in person, please complete, sign, date and return the accompanying proxy card without delay in the enclosed postage prepaid envelope. This will not limit your right to vote in person at the annual meeting.

                                          By order of the CDS board of
                                          directors,

                                          Steven A. Weiss
                                          Chairman, President and Chief
                                          Executive Officer

Las Vegas, Nevada
              , 2001

Please vote your shares promptly. Please do not send your CDS common stock certificates at this time.

                               TABLE OF CONTENTS

SUMMARY TERM SHEET..........................................      1

THE PARTIES.................................................      7
  Casino Data Systems.......................................      7
  Aristocrat Leisure Limited................................      7
  Cedar Acquisition Corp....................................      7

THE MEETING.................................................      7
  General...................................................      7
  Record Date and Quorum Requirement........................      8
  Required Vote.............................................      8
  Adjournment...............................................      8
  Voting Agreements.........................................      9
  Solicitation, Proxy Solicitor, Revocation and Use of
  Proxies...................................................      9
  Surrender of Share Certificates...........................      9
  Cautionary statements regarding forward-looking
  statements................................................     10

THE MERGER..................................................     12
  Background of the Merger..................................     12
  Reasons for the Merger and Recommendation of the CDS Board
  of Directors..............................................     14
  CDS Board of Directors' Recommendation....................     15
  Opinion of CDS's Financial Advisor........................     15
  Termination of Registration...............................     20
  Funding of the Transaction................................     20
  Appraisal Rights..........................................     20
  Federal Income Tax Consequences...........................     20

THE MERGER AGREEMENT........................................     22
  Effective Time............................................     22
  Payment for CDS common stock and Options..................     22
  Employees of CDS..........................................     22
  Representations and Warranties............................     22
  Certain Covenants.........................................     23
  Conditions to Consummation of Merger......................     24
  No Solicitation of Transactions; Right to Enter Into a
  Superior Proposal.........................................     24
  Termination...............................................     25
  Termination Fee...........................................     25
  Regulatory Requirements...................................     26
    Antitrust Regulations...................................     26
    Gaming Regulations......................................     26
  Expenses of the Transaction...............................     29
  Directors and Officers of CDS Following the Merger........     29
  Amendment and Waiver......................................     30
  Voting Agreements.........................................     30
  Indemnification...........................................     30
  Conduct of CDS Business After the Merger..................     30

INTERESTS OF CERTAIN PERSONS IN THE MERGER..................     31
  Indemnification...........................................     31
  Employment or Consulting Agreements with Steven A. Weiss
  and Michael D. Rumbolz....................................     31
  Treatment of Options......................................     31
  Fees Payable to the Financial Advisor.....................     31

DIRECTORS AND EXECUTIVE OFFICERS............................     32

ELECTION OF DIRECTORS.......................................     37

EXECUTIVE COMPENSATION......................................     38
  Option Grants in Last Fiscal Year.........................     38
  Aggregated Option Exercises in Last Fiscal Year and Fiscal
  Year-end Option Values....................................     39
  Employment Agreements.....................................     39
  Consulting Agreement......................................     39
  Compensation Committee Interlocks and Insider
  Participation.............................................     39
  Director Compensation.....................................     40
  Compensation Committee Report on Executive Compensation...     40
  Stock Performance Graph...................................     41

AUDIT COMMITTEE.............................................     43
  Report of the Audit Committee.............................     43

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.............     44

PROPOSALS OF STOCKHOLDERS...................................     45

INDEPENDENT AUDITORS........................................     46

OTHER MATTERS...............................................     46
  CDS Board of Directors and Committees.....................     46
  Compliance with Section 16(a) of the Securities Exchange
  Act of 1934...............................................     46
  Solicitation..............................................     46

WHERE YOU CAN FIND MORE INFORMATION.........................     45

ANNEX A AGREEMENT AND PLAN OF MERGER........................    A-1

ANNEX B FINANCIAL ADVISOR'S FAIRNESS OPINION................    B-1

ANNEX C AUDIT COMMITTEE CHARTER.............................    C-1

FORM OF PROXY CARD..........................................      1

                               SUMMARY TERM SHEET

    The following is a summary of the terms of the proposed merger of an indirect wholly owned subsidiary of Aristocrat Leisure Limited with and into Casino Data Systems, with CDS surviving as an indirect wholly owned subsidiary of Aristocrat, and other information relating to the annual meeting.

    This summary may not contain all of the information that is important to you. For a more complete understanding of the merger and the other information contained in this proxy statement, you should read this entire proxy statement carefully, as well as the additional documents to which it refers. A copy of the agreement and plan of merger among CDS, Aristocrat and Cedar Acquisition Corp., dated January 17, 2001, is attached as Annex A to this proxy statement. For instructions on obtaining more information, see "Where You Can Find More Information."

                                  THE PARTIES

CDS (see page 7).......................  CDS is a designer and manufacturer of technology-driven products for the gaming industry. CDS's primary products
                                         and services include the (1) design and manufacture of
                                         casino management information systems, including CDS's
                                         historical core product, the OASIS-II (On-Line Accounting
                                         and Slot Information System) System and its successor,
                                         OASIS Windows (Windows is a registered trademark of
                                         Microsoft Corporation); (2) operation of multi-site link
                                         progressive systems which link gaming machines in
                                         different casinos to allow patrons to compete for large,
                                         lifestyle-changing progressive jackpots; (3) design and
                                         manufacture of gaming machines; and (4) design and
                                         manufacture of meters, signs and graphics. CDS provides
                                         these products and services through operation of four
                                         segments: OASIS Systems, games, signs and software.

                                         The principal executive offices of CDS are located at 3300
                                         Birtcher Drive, Las Vegas, Nevada 89118 and CDS's
                                         telephone number is (702) 269-5000.

Aristocrat (see page 7)................  Aristocrat is an Australian gaming entertainment company that develops and markets gaming software and systems and
                                         gaming cabinets. Aristocrat's primary products include (1)
                                         casino-style games, which Aristocrat develops and
                                         manufactures, (2) multi-level progressive jackpot systems, including Hyperlink, (3) systems to monitor the
                                         performance of networked gaming machines, including the
                                         TAB Central Monitoring System and (4) the conversion and
                                         sale of second-hand games. Aristocrat is a public company
                                         that is listed on the Australian Stock Exchange and is
                                         licensed to operate in most gaming jurisdictions in the
                                         United States, Europe, Japan, South America and Australia.
                                         Aristocrat has over 100 gaming licenses and operates in
                                         over 20 countries worldwide.

                                         The principal executive offices of Aristocrat are located
                                         at 71 Longueville Road, Lane Cove NSW 2066 Australia.
                                         Aristocrat's telephone number is 011-61-2-9413-6300.

Cedar (see page 7).....................  Cedar is a Nevada corporation and wholly owned subsidiary of Aristocrat that was formed for the purpose of effecting the merger. Cedar has no other operations.

                                            THE MEETING

General (see pages 7 to 8).............  This proxy statement is being furnished to holders of shares of CDS common stock for use at the annual meeting
                                         in connection with the approval of the agreement plan and
                                         plan of merger, the election of three directors and other
                                         business. The annual meeting will be held at 3300 Birtcher
                                         Drive, Las Vegas, Nevada 89118 on             , 2001 at
                                         10:00 a.m. local time and at any adjournments or
                                         postponements of the annual meeting.

Vote Required to Approve the Agreement
  and Plan of Merger (see page 8)......  The holders of a majority of the outstanding shares of CDS common stock entitled to vote at the annual meeting must
                                         vote to approve the agreement and plan of merger. IF YOU
                                         DO NOT VOTE YOUR SHARES, THE EFFECT WILL BE A VOTE AGAINST
                                         THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF
                                         MERGER.

Vote Required for the Election of
  Directors (see page 8)...............  Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted,
                                         except that the accompanying proxy will be voted for each
                                         of the nominees named in the proxy in the absence of
                                         instructions to the contrary. Abstentions and instructions on the accompanying proxy card to withhold authority to
                                         vote for any one of the nominees will result in that
                                         nominee(s) receiving fewer votes.

Record Date and Quorum Requirement (see
  page 8)..............................  CDS has set             , 2001 as the record date for
                                         determining those stockholders who are entitled to notice
                                         of and to vote at the annual meeting.

                                         A majority of the shares of CDS common stock issued and
                                         outstanding and entitled to vote at the annual meeting
                                         must be present in person or represented by proxy to
                                         constitute a quorum for transacting business at the annual meeting.

Revocation of Proxies (see page 9).....  You have the unconditional right to revoke your proxy at any time prior to its use at the annual meeting by:

                                         - attending the annual meeting, submitting a written
                                         revocation of your proxy and voting in person,

                                         - delivering to CDS prior to the vote at the annual
                                         meeting a duly executed proxy with a later date than your
                                           original proxy, or

                                         - giving written notice of revocation to CDS addressed to
                                           Corporate Secretary, Casino Data Systems, 3300 Birtcher
                                           Drive, Las Vegas, Nevada 89118 prior to the vote at the
                                           annual meeting.

Interests of Directors and Officers
  (see pages 31 to 40).................  Some of the officers and directors of CDS have interests and arrangements that may be different from, or in
                                         addition to, your interests as CDS stockholders. These
                                         interests include, among other things, provisions in the
                                         merger agreement relating to indemnification and insurance and the acceleration and payout of options to purchase
                                         shares of CDS common stock. All unvested CDS stock
                                         options, including those held by directors and officers,
                                         will become vested and cancelled in exchange for a cash
                                         payment in the merger. As a result, CDS's seven directors
                                         and executive officers will receive an aggregate cash
                                         payment of $5,234,298, less applicable withholding taxes,
                                         in respect of the 1,007,750 unvested CDS stock options
                                         held by those directors and executive officers.

                                            THE MERGER

The Merger (see pages 12 to 21)........  Aristocrat will acquire CDS through a merger of Cedar with and into CDS. Following the merger, CDS will be a wholly
                                         owned indirect subsidiary of Aristocrat.

What You Will Receive in the Merger
  (see page 22)........................  Upon the closing of the merger, you will be entitled to receive $9.25 in cash, without interest, for each share of
                                         CDS common stock you hold.

The CDS Board of Directors Recommends
  That You Vote For the Agreement and
  Plan of Merger (see page 15).........  After careful consideration and extensive negotiations the
                                         CDS board of directors has approved the agreement and plan of merger and has determined that the merger and merger
                                         agreement are fair to, and in the best interests of, CDS
                                         stockholders. THE CDS BOARD OF DIRECTORS UNANIMOUSLY
                                         RECOMMENDS THAT YOU VOTE IN FAVOR OF THE AGREEMENT AND
                                         PLAN OF MERGER.

Reasons for the Merger
  (see pages 14 to 15).................  The CDS board of directors considered a number of factors in reaching its determination to approve the agreement and plan of merger. The factors are discussed in detail
                                         beginning on page 14 "Reasons for the Merger and
                                         Recommendation of the CDS Board of Directors."

Options (see page 22)..................  Each option to purchase CDS common stock outstanding immediately prior to the effective time (whether vested or unvested) will be canceled and each holder of an option
                                         will receive a cash payment equal to the product of (a)
                                         the difference between $9.25 and the option exercise price multiplied by (b) the total number of shares subject to
                                         the option, less any applicable withholding taxes.

Opinion of Financial Advisor
  (see pages 15 to 20).................  Wasserstein Perella & Co., Inc., financial advisor to CDS, has provided an opinion to the CDS board of directors that the cash price of $9.25 per share provided in the merger
                                         agreement was fair, from a financial point of view, to
                                         holders of CDS common stock as of the date of that
                                         opinion. The full text of Wasserstein Perella's written
                                         opinion, which sets forth the assumptions made, the
                                         matters considered, the scope and limitations of the
                                         review undertaken and the procedures followed by
                                         Wasserstein Perella in rendering such opinion, is attached to this proxy statement as Annex B. Wasserstein Perella's
                                         opinion was provided for the information and assistance of the CDS board of directors and is not a recommendation as
                                         to how CDS stockholders should vote at the annual meeting.
                                         We urge you to read Wasserstein Perella's opinion
                                         carefully and in its entirety.

Funding of the Transaction
  (see page 20)........................  The merger is not subject to a financing contingency.
                                         Aristocrat will fund the merger through a combination of
                                         existing cash reserves and new capital facilities.
                                         Aristocrat has provided CDS with a copy of an executed
                                         written commitment letter from a bank of international
                                         repute to provide funds sufficient for the payment of the
                                         aggregate merger consideration.

CDS common stock information (see
  page 19).............................  The closing price of CDS common stock on January 16, 2001, which was the trading day immediately preceding CDS's
                                         announcement that it had signed the merger agreement, was
                                         $8.125. The average trading price for shares of CDS common stock for the four weeks preceding CDS's announcement that it had signed the merger agreement was $6.71. The closing
                                         price of CDS common stock on             , 2001, which was
                                         the last trading day for which a closing sales price was
                                         available before this proxy statement was mailed, was
                                         $[  .  ] per share. As a result of the merger, CDS will
                                         become an indirect wholly owned subsidiary of Aristocrat
                                         and its shares will cease to trade in any public trading
                                         market.

Appraisal Rights (see page 20).........  Under Nevada law, CDS stockholders will not have appraisal or dissenters' rights.

Who Can Help Answer Other Questions
  (see page 9).........................  If you have more questions about the merger or would like additional copies of this proxy statement, you should
                                         contact: MacKenzie Partners, Inc.
                                         156 Fifth Avenue
                                         New York, NY 10010
                                         (800) 322-2885
                                         (212) 929-5500

Federal Income Tax Consequences (see
  pages 20 to 21)......................  The receipt of cash by holders of CDS common stock will be a taxable transaction. All stockholders are urged to
                                         consult their own tax advisors to determine the effect of
                                         the merger on the stockholder under federal law and under
                                         their own state and local tax laws.

Gaming and other Regulatory and
  Third-Party Approvals
  (see pages 26 to 29).................  Approval of various gaming authorities is required in order to consummate the merger, as well as compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
                                         as amended, and approvals of various third parties.

                                       THE MERGER AGREEMENT

Conditions to the Merger
  (see page 24)........................  The merger will be completed only if a number of conditions are satisfied or waived by CDS, Cedar and
                                         Aristocrat, as applicable. These conditions include, among other things:

                                         - The approval by CDS's stockholders of the agreement and
                                           plan of merger;

                                         - The material accuracy of the parties' representations
                                         and warranties contained in the merger agreement and the
                                           performance of all agreements that are required to be
                                           performed by them;

                                         - The absence of any judgment, injunction or order
                                         prohibiting the merger;

                                         - The absence of a material adverse effect on CDS; and

                                         - The receipt of necessary third party, governmental and
                                           regulatory (including gaming) approvals.

No Solicitation of Transactions; Rights
  to Enter Into a Superior Proposal
  (see pages 24 to 25).................  The merger agreement provides that, subject to specified exceptions, CDS will not solicit or engage in any
                                         discussions or negotiations with, or provide non-public
                                         information to, any third party in connection with a
                                         possible takeover proposal involving CDS.

                                         The non-solicitation provision contained in the merger
                                         agreement permits CDS to participate in discussions and
                                         negotiations with a third party that has made a takeover
                                         proposal to the extent it is required to do so by its
                                         fiduciary obligations, as determined in good faith by a
                                         majority of the members of CDS board of directors
                                         following the advice of outside legal counsel. If any of
                                         these activities results in a takeover proposal that the
                                         CDS board of directors concludes is superior to the merger based on the advice of its independent financial advisor,
                                         the CDS board of directors may recommend the superior
                                         proposal to CDS's stockholders and withdraw its
                                         recommendation of the merger proposal. In that event, CDS
                                         will have to pay Aristocrat a termination fee and
                                         reimbursement for expenses, and the agreement and plan of
                                         merger, with limited exceptions, will be terminated and be of no further force and effect.

Termination (see page 25)..............  The merger agreement can be terminated at any time prior to the effective time:

                                         - by mutual consent of the board of directors of CDS and
                                           Aristocrat;

                                         - by either CDS or Aristocrat, in the event that the
                                         approval of the agreement and plan of merger fails to
                                           receive the requisite stockholder approval;

                                         - subject to the right to cure, by either party if the
                                         other party has materially breached its representations,
                                           warranties and covenants;

                                         - by Aristocrat if CDS's board of directors withdraws,
                                         modifies or amends adversely its recommendation that
                                           stockholders approve the agreement and plan of merger;

                                         - by CDS upon written notice to Aristocrat at any time
                                         prior to the annual meeting if CDS has entered into a
                                           definitive agreement in connection with a superior
                                           proposal and pays to Aristocrat the termination fee and
                                           reimbursement expenses; or

                                         - by either CDS or Aristocrat if the merger has not been
                                           completed by July 31, 2001, which date may be extended
                                           by either party, subject to limitations, to
                                           November 30, 2001, to the extent the merger has not been
                                           consummated because the requisite governmental approvals
                                           have not been obtained.

Termination Fee (see pages 25
  to 26)...............................  Under the merger agreement, CDS must pay Aristocrat a termination fee of $6.25 million (plus up to $1.75 million in expenses), if the merger agreement is terminated for
                                         any of the following reasons:

                                         - CDS terminates the merger agreement prior to obtaining
                                           stockholder approval because the CDS board of directors
                                           determines to enter into a definitive agreement with
                                           respect to a written superior proposal;

                                         - Aristocrat terminates the merger agreement because the
                                         CDS board of directors (1) withdraws or modifies or amends adversely its recommendation of the merger following
                                           receipt of a takeover proposal, or (2) recommends a
                                           takeover proposal to the stockholders, or (3) determines
                                           to accept a superior proposal; or

                                         - Aristocrat terminates the merger agreement because CDS
                                         has materially breached the no-solicitation provisions of
                                           the merger agreement.

                                         In addition, if the merger agreement is terminated under
                                         other specified circumstances described more fully in the
                                         merger agreement, CDS must pay Aristocrat's expenses, and, if CDS within 9 months after the termination enters into
                                         an agreement with another party with respect to a takeover proposal, then CDS must pay the termination fee and any
                                         other expenses not previously paid.

                                  THE PARTIES

CASINO DATA SYSTEMS

    CDS is a designer and manufacturer of technology-driven products for the gaming industry. CDS's primary products and services include the (1) design and manufacture of casino management information systems, including CDS's historical core product, the OASIS-II (On-Line Accounting and Slot Information System) System and its successor, OASIS Windows (Windows is a registered trademark of Microsoft Corporation); (2) operation of multi-site link progressive systems which link gaming machines in different casinos to allow patrons to compete for large, lifestyle-changing progressive jackpots; (3) design and manufacture of gaming machines; and (4) design and manufacture of meters, signs and graphics. CDS provides these products and services through operation of four segments:
OASIS Systems, games, signs and software.

ARISTOCRAT LEISURE LIMITED

    Aristocrat is an Australian gaming entertainment company that develops and markets gaming software and systems and gaming cabinets. Aristocrat's primary products include (1) casino-style games, which Aristocrat develops and manufactures, (2) multi-level progressive jackpot systems, including Hyperlink,
(3) systems to monitor the performance of networked gaming machines, including the TAB Central Monitoring System and (4) the conversion and sale of second-hand games. Aristocrat is a public company that is listed on the Australian Stock Exchange and is licensed to operate in most gaming jurisdictions in the United States, Europe, Japan, South America and Australia. Aristocrat has over 100 gaming licenses and operates in over 20 countries worldwide.

CEDAR ACQUISITION CORP.

    Cedar is a Nevada corporation and an indirect wholly owned subsidiary of Aristocrat that was formed for the purpose of effecting the merger. Cedar has no other operations.

                                  THE MEETING

GENERAL

    This proxy statement is being furnished to you in connection with the solicitation of proxies by the CDS board of directors of CDS for use at the annual meeting to be held at 3300 Birtcher Drive, Las Vegas, Nevada 89118 on
        , 2001 at 10:00 a.m. local time, and any adjournments and postponements of the annual meeting. At the annual meeting, holders of CDS common stock of record as of the close of business on the record date will be eligible to vote upon the recommendation of the CDS board of directors:

    1. To consider and vote upon a proposal recommended by the CDS board of directors to approve the agreement and plan of merger among CDS, Aristocrat and Cedar, a wholly owned indirect subsidiary of Aristocrat. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. The merger agreement is also described in this proxy statement.

    2.  To elect three directors to serve terms of two years.

    3. To transact any other business as may properly come before the meeting or any adjournments thereof.

    Under Nevada law, a plan of merger involving a Nevada corporation must initially be approved by the affirmative vote of a majority of the board of directors of the corporation prior to submission of the plan of merger to the corporation's stockholders. In accordance with Nevada law, the CDS board of directors has unanimously approved the agreement and plan of merger and has directed that it be submitted to the stockholders for their approval.

    The CDS board of directors recommends that you vote "FOR" approval of the agreement and plan of merger and "FOR" the election of all nominees for director.

    A proxy for the meeting is enclosed with this notice. You are requested to fill in and sign the proxy, which is solicited by the CDS board of directors, and mail it promptly in the enclosed postage prepaid envelope. Return of an executed proxy with no instructions indicated on this proxy will result in the shares represented by the proxy being voted "FOR" approval of the agreement and plan of merger and "FOR" the election of all nominees for director. Failure to return a properly executed proxy card or to vote at the meeting will have the effect of a vote "against" approval of the agreement and plan of merger.

RECORD DATE AND QUORUM REQUIREMENT

    The CDS board of directors has fixed the close of business on
  , 2001 as the record date for the determination of the stockholders entitled to notice of, and to vote, at the annual meeting and any adjournments and postponements of the annual meeting. On the record date, there were
[            ] shares of CDS common stock outstanding, which shares were held by approximately [  ] stockholders of record. As of the record date, CDS directors
and officers and their affiliates owned [      ] shares of CDS common stock,
entitling them to cast approximately [   ]% of the votes entitled to be cast at
the annual meeting. Shares of CDS common stock are the only authorized and outstanding voting securities of CDS.

    A majority of the shares of CDS common stock issued and outstanding and entitled to vote must be present in person or represented by proxy to constitute a quorum for the transaction of business at the annual meeting. If a quorum is not present, the annual meeting may be adjourned from time to time until a quorum is present. Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum at the annual meeting for the transaction of business.

REQUIRED VOTE

    Each holder of CDS common stock as of the record date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, upon each matter properly submitted for the vote of the stockholders at the annual meeting. Votes at the annual meeting will be tabulated by an Inspector of Election appointed by CDS. The election of directors requires a vote of a plurality of the votes cast in favor of each candidate. Approval of the agreement and plan of merger requires the affirmative vote of holders of a majority of the outstanding shares of CDS common stock entitled to vote at the annual meeting. A failure to vote, an abstention from voting, or a broker non-vote will have the same legal effect as a vote cast against approval of the agreement and plan of merger. Executed but unmarked proxies will be voted "FOR" approval of the agreement and plan of merger and "FOR" the election of each of Mr. Weiss, Mr. Gardner and Mr. Harvey to the CDS board of directors. Brokers, and in many cases nominees, will not have discretionary power to vote on the proposals to be presented at the annual meeting. Accordingly, beneficial owners of shares must instruct their brokers or nominees how to vote their shares with respect to the merger proposal and election of directors at the annual meeting. Stockholders are urged to read and carefully consider the information presented in this proxy statement and to complete, date and sign the accompanying proxy card and return it promptly to CDS in the enclosed postage-prepaid envelope.

ADJOURNMENT

    Although it is not expected, the annual meeting may be adjourned for the purpose of soliciting additional proxies to a date not later than 60 days after the date of the annual meeting. Any adjournment may be made without notice, other than by an announcement made at the annual meeting, by the Chairman of the CDS board of directors or by approval of the holders of a majority of the shares of CDS common stock present in person or represented by proxy at the annual meeting, whether or not a quorum exists. Any adjournment of the annual meeting for the purpose of soliciting additional proxies will allow CDS stockholders who have already sent in their proxies to revoke them at any time prior to their use.

VOTING AGREEMENTS

    Steven A. Weiss and Michael D. Rumbolz have entered into voting agreements with Aristocrat, dated as of January 17, 2001, whereby each has agreed to vote certain of their respective shares of CDS common stock in favor of approval of the agreement and plan of merger. These shares represented approximately 9.5% of the total number of shares of CDS common stock at the time the merger agreement was entered into.

    Under the terms of the voting agreements, each of Messrs. Weiss and Rumbolz agreed to vote the shares covered by the voting agreement in favor of approval of the agreement and plan of merger and against any proposal for any recapitalization, other merger, sale of assets or other business combination between CDS and any person or entity other than Aristocrat or Cedar. The voting agreements are only binding on each of Messrs. Weiss and Rumbolz in their capacity as stockholders of CDS and not with respect to voting as directors of CDS. The voting agreements terminate at the time of the termination of the merger agreement.

SOLICITATION, PROXY SOLICITOR, REVOCATION AND USE OF PROXIES

    CDS will bear all expenses of the solicitation of proxies in connection with this proxy statement, including the cost of preparing and mailing this proxy statement. CDS will reimburse brokers, fiduciaries, custodians and other nominees for reasonable out-of-pocket expenses incurred in sending this proxy statement and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of CDS common stock. CDS stockholder proxies may be solicited by directors, officers and employees of CDS in person or by telephone, facsimile or by other means of communication.

    CDS has hired MacKenzie Partners, Inc. to assist in soliciting proxies in connection with the annual meeting. MacKenzie will receive a fee of approximately $10,000 plus reimbursement of expenses in connection with their engagement to solicit proxies for the annual meeting.

    A stockholder giving a proxy has the power to revoke it at any time before it is exercised by (1) filing with the Secretary of CDS written notice revoking it before the annual meeting; (2) executing a proxy with a later date; or
(3) attending the annual meeting, then filing with the secretary of CDS written notice revoking it, and voting in person. Any written notice of revocation should be delivered to Casino Data Systems, 3300 Birtcher Drive, Las Vegas, Nevada 89118, Attention: Secretary. Subject to proper revocation, all shares of CDS common stock entitled to vote at the annual meeting and represented at the annual meeting by properly executed proxies received by CDS will be voted in accordance with the instructions contained in such proxies.

SURRENDER OF SHARE CERTIFICATES

    Wells Fargo Shareowner Services has been designated to act as paying agent for the benefit of holders of shares of CDS common stock in connection with the merger. Aristocrat will deposit with Wells Fargo amounts sufficient in the aggregate to provide all funds necessary for Wells Fargo to make payments to CDS stockholders, and also to option holders as described below.

    Promptly after the date on which the transactions contemplated by the merger agreement are consummated, Wells Fargo will send to each holder of shares of CDS common stock a letter of transmittal and instructions for use in effecting the surrender of stock certificates. The letter of transmittal will specify that the delivery will be effected, and risk of loss and title will pass, only upon delivery of the stock certificates representing shares of CDS common stock to Wells Fargo. Wells Fargo will receive a fee of approximately $26,900 as compensation for its services, plus reimbursement of its out-of-pocket expenses in connection with such services. CDS has agreed to indemnify Wells Fargo against certain liabilities arising out of or in connection with its engagement.

    Each holder of a share of CDS common stock that has been converted into the right to receive the cash payment of $9.25 per share, upon surrender to Wells Fargo of a stock certificate or certificates representing such shares, together with a properly completed letter of transmittal covering such shares, shall receive the cash payment. Until surrendered in this manner, each such stock certificate will, after the effective time, represent for all purposes only the right to receive this cash payment. No interest will be paid or will accrue on the cash payment.

    If any portion of the cash payment is to be paid to a person other than the registered holder of the stock certificate surrendered in exchange therefor, the stock certificate being surrendered must be properly endorsed or otherwise be in proper form for transfer. In addition, the person requesting such payment must pay to Wells Fargo any transfer or other taxes required as a result of such payment, or establish that such tax has been paid or is not applicable. Beginning 180 days after the closing date, holders of CDS common stock who have not surrendered their stock certificates will be entitled to look to Aristocrat only as general creditors for payment of their claim for cash.

    At and after the closing date, there will be no further registration of transfers of CDS common stock on the records of CDS or its transfer agent. From and after the closing date, the holders of CDS common stock will cease to have any rights with respect to such shares except as provided in the merger agreement or applicable law.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

    The statements contained in this proxy statement or in documents incorporated by reference herein with respect to CDS that are not historical facts are "forward-looking statements." Forward-looking statements include, but are not limited to, statements containing the words "believes," "anticipates," "intends," "expects," "projects," "may," "estimates," "seek" or "continue" and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of CDS or industry to be materially different from any future results, performance or achievements contemplated, projected, forecasted, estimated or budgeted in, or expressed or implied by, projections and forward-looking statements.

    The factors identified in this cautionary statement are important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, CDS. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, CDS cautions that, while it believes such assumptions or bases to be reasonable and makes them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. Where, in any forward-looking statement, CDS, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result, or be achieved or accomplished. Taking into account the foregoing, the following are identified as important risk factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, CDS:

    - A decline in demand for, or appeal of, CDS's products, or a decline in the rate of growth of new and existing markets for CDS's products.

    - The inability of CDS to develop new competitive products in a timely fashion.

    - An increase in popularity of competitor's products.

    - The entry into the market by new competitors and competition with more well established manufacturers and distributors.

    - The loss or retirement of our key executives.

    - Approval of competitor's patent applications resulting in an inability to use intellectual property upon which CDS relies to manufacture and sell its products or denial of approval of CDS's patent applications.

    - Unfavorable public referendums or anti-gaming legislation.

    - Unfavorable legislation affecting or directed at manufacturers or operators of gaming products and systems.

    - The effect of regulatory and governmental actions including, without limitations, delays in regulatory approval for CDS's products, or the limitation, conditioning, suspension or revocation of any of CDS's licenses or approvals.

    - Unfavorable determination of suitability by gaming regulatory authorities with respect to our officers, directors, key employees or business partners.

    - With respect to legal actions pending against CDS, the discovery of facts not presently known to CDS or determination by judges, juries or other finders of fact which do not accord with CDS's evaluation of the possible liability or outcome of existing litigation.

    Readers are cautioned not to place undue reliance on such forward-looking statements. CDS assumes no obligation to update any such factors or make any revisions to any of the forward-looking statements or projections contained herein to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements or projections other than as required by law.

                                   THE MERGER

BACKGROUND OF THE MERGER

    In June 2000, executives of another company in the gaming industry (which we refer to as "Company B") contacted Steven A. Weiss, Chairman, President and Chief Executive Officer of CDS, in order to arrange a meeting with Mr. Weiss. Later in June, Mr. Weiss and Michael D. Rumbolz, a director and Vice Chairman of CDS, met with executives of Company B in Las Vegas, Nevada and were informed that Company B had an interest in possibly acquiring CDS. On June 27, 2000 Messrs. Weiss and Rumbolz engaged in subsequent discussions with the Chairman of Company B. These discussions were followed by additional telephone conversations over the next few weeks between executives of both companies to discuss the terms of a possible acquisition of CDS by Company B. On July 15, 2000, the parties entered into a Non-Disclosure Agreement. Shortly afterward, however, the President and Chief Operating Officer of Company B advised Mr. Weiss by telephone that Company B did not believe the parties could reach agreement on price and other terms at that time.

    In early October 2000, Desmond Randall, Managing Director and Chief Executive Officer of Aristocrat, contacted Mr. Weiss in order to arrange a meeting during an upcoming gaming convention in Las Vegas to discuss a possible acquisition of CDS by Aristocrat. On October 18, 2000, Mr. Randall, Gavin Isaacs, General Manager, Corporate Services and Marketing of Aristocrat, Gareth Phillips, Technologies General Manager of Aristocrat, and Jack Poole, Consultant, met with Messrs. Weiss and Rumbolz at CDS's offices to discuss the possible acquisition of CDS by Aristocrat. On October 19, 2000, representatives of CDS, including Messrs. Weiss and Rumbolz, again met with Messrs. Randall, Isaacs, Phillips and Poole at the gaming show, and offered them a demonstration of various CDS products.

    On October 20, 2000, Messrs. Weiss and Rumbolz met with representatives of another gaming company (which we refer to as "Company C") in Las Vegas. Subsequently, on November 2, 2000, Mr. Weiss met with an executive of Company C to begin preliminary discussions concerning a possible business transaction. On November 9, 2000, Messrs. Weiss and Rumbolz met with executives of Company C and discussed a variety of possible transactions, including a strategic alliance, merger or acquisition of CDS by Company C. CDS and Company C entered into a Non-Disclosure Agreement on November 28, 2000. Following the execution of the Non-Disclosure Agreement, Ronald Rowan, Chief Financial Officer of CDS, and the Chief Financial Officer of Company C met in order to create several financial models to evaluate the projected financial results of the combined entity. On December 5, 2000, Messrs. Weiss, Rumbolz and Rowan met with representatives of Company C to discuss a possible merger, but no proposals were made.

    On December 11, 2000, an executive of Company B called Mr. Weiss to inquire whether further discussions would be productive. Mr. Weiss indicated a willingness to maintain contact with Company B, but both Mr. Weiss and the executive from Company B again determined that it did not appear agreement could be reached on price and other terms at that time.

    On December 12, 2000, Messrs. Weiss and Rumbolz and Rowan met with various executives of Aristocrat, including Messrs. Randall, Isaacs, Phillips and Poole, and Lionel Jeyaraj, Chief Financial Officer of Aristocrat. The Aristocrat executives were given a tour of CDS's facilities, and afterward expressed a strong interest in continuing discussions relating to the possible acquisition of CDS.

    On December 19, 2000 Messrs. Weiss, Rumbolz and Rowan had further discussions with executives of Company C. Mr. Weiss generally discussed a possible purchase price and other terms, but no agreements were reached.

    On December 21, 2000, Mr. Weiss was contacted by representatives of CIBC World Markets Corp., Aristocrat's financial advisor, who relayed, on behalf of Aristocrat, Aristocrat's proposed purchase price and request for an "exclusivity period" in which to negotiate with CDS. Mr. Weiss did not agree to either suggestion, but expressed a willingness to continue to discuss these matters. CDS and Aristocrat entered into a Non-Disclosure Agreement on December 22, 2000. On December 26, 2000, Aristocrat again requested (but was not granted) an exclusivity period before proceeding with its due diligence examination of CDS.

    On December 26, 2000, an executive of Company B called Mr. Weiss to indicate that Company B was still interested in acquiring CDS, and that Company B intended to retain a financial advisor to review a possible acquisition.

    At a December 27, 2000 meeting of the CDS board of directors, the directors were informed of the details of management's discussions with Aristocrat, Company B and Company C. The CDS board of directors discussed various business opportunities and strategic alternatives in addition to the pending discussions. The CDS board of directors met again on December 28, 2000 and was given a further update on the status of discussions regarding the possible sale of CDS. The CDS board of directors instructed Messrs. Weiss and Rumbolz to contact the most likely bidders and solicit proposals. Messrs. Weiss and Rumbolz were requested to have any proposals available by the following Tuesday, January 2, 2001.

    On December 29, 2000, CDS verbally retained Wasserstein Perella as its financial advisor in connection with the possible sale of CDS. The engagement was subsequently confirmed in writing on January 5, 2001. Also during the first week of January 2001, CDS retained Gibson, Dunn & Crutcher LLP as counsel to CDS in connection with any possible negotiations relating to a sale of CDS.

    At the meeting of the CDS board of directors on January 2, 2001, the CDS board of directors extensively reviewed in detail the status of the various ongoing discussions. Since Aristocrat was the only potential acquiror that had submitted a firm proposal, and since it did not appear that either Company B or Company C were at that time in a position to make firm proposals superior to the Aristocrat proposal, Aristocrat was invited to commence its due diligence investigation of CDS on January 8, 2001. However, this invitation was subject to Aristocrat's verbal agreement to a more limited period of exclusivity than it had originally requested. Aristocrat also verbally agreed to permit CDS to contact other potential acquirors during Aristocrat's period of exclusivity for the purpose of scheduling due diligence examinations to follow the expiration of such period.

    On January 7, 2001, Gibson Dunn delivered a draft merger agreement on CDS's behalf to Aristocrat and Aristocrat's legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP. The parties commenced negotiating the terms of the proposed merger agreement on the morning of January 11, 2001 and continued until late in the evening on January 16, 2001. During the course of these negotiations, Aristocrat requested that the closing of any possible transaction would be contingent on Messrs. Weiss and Rumbolz signing new employment agreements to take effect after the closing. After CDS's objection, Aristocrat agreed to withdraw its request if Messrs. Weiss and Rumbolz would, verbally agree in good faith to consider the possibility of entering into new employment or consulting agreements prior to closing. During these negotiations, the parties also discussed draft disclosure schedules which had been prepared by CDS and Gibson Dunn.

    On January 15, 2001, the CDS board of directors met to receive a report from CDS management and from CDS's legal and financial advisors on the status of negotiations. The period of Aristocrat's exclusive negotiations, which had been agreed to verbally, was due to expire at the end of that day. Aristocrat requested to extend the exclusivity period but CDS refused to do so. However, both Aristocrat and CDS agreed to continue negotiations, although now on a non-exclusive basis. Wasserstein Perella had previously contacted representatives of Company B and invited them to visit CDS's corporate offices starting on January 16, 2001 to conduct a due diligence investigation. Representatives of Company B arrived in Las Vegas in the morning of January 16, 2001, at which time

Gibson Dunn also delivered a draft merger agreement to representatives of Company B. Company B did not make an acquisition proposal at that time.

    On January 17, 2001, each of Aristocrat and CDS held a meeting of their respective boards of directors to review the terms of the merger with their management teams and respective legal and financial advisors, and to vote upon the merger agreement. Late in the afternoon of January 17, 2001, each of the respective boards of directors approved the merger agreement, and the parties executed the merger agreement and immediately issued a press release announcing the terms of the transaction.

    Representatives of Company B were informed that an agreement had been signed between CDS and Aristocrat. Representatives of Company B were directed to cease their due diligence examination at that time.

REASONS FOR THE MERGER AND RECOMMENDATION OF THE CDS BOARD OF DIRECTORS

    At a CDS board of directors meeting on January 17, 2001, the CDS board of directors determined that the merger is fair to and in the best interests of CDS and its stockholders and, by the unanimous vote of all the directors, approved the agreement and plan of merger and the transaction contemplated thereby. ACCORDINGLY, THE CDS BOARD OF DIRECTORS RECOMMENDS THAT CDS STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. In reaching its decision to approve the agreement and plan of merger, the CDS board of directors considered a number of factors, including the following:

    1. The merger will permit stockholders to realize current consideration greater than recent market prices for CDS stock.

    2. CDS, with the assistance of its financial advisor and management, considered strategic alternatives, including seeking offers of greater value. CDS had discussions with other potential strategic buyers.

    3. The financial presentation of Wasserstein Perella (including the assumptions and methodologies underlying its analyses and presentations of the stand-alone value of CDS) made to the CDS board of directors and the opinion of Wasserstein Perella to the effect that, as of January 17, 2001, the cash payment of $9.25 per share was fair to CDS's stockholders from a financial point of view as described under "The Merger--Opinion of CDS's Financial Advisor."

    4. The premium which the cash payment represents over the historical and recent market prices for shares of CDS common stock, as described under "The Merger--Opinion of CDS's Financial Advisor."

    5. The CDS board of directors examined current financial market conditions and historical market prices, volatility and trading information with respect to shares of CDS common stock. In particular, the CDS board of directors noted the recent fluctuations in CDS's stock price, from lows such as $3.375 as recently as April 17, 2000, to a high of $8.125 on January 16, 2001.

    6. The CDS board of directors compared the consideration to be paid in the merger with the consideration paid in various comparable merger transactions. The details of this comparison are set forth below under "The Merger--Opinion of CDS's Financial Advisor."

    7. The combined company, as compared to CDS on its own, will have greater financial resources and provide increased opportunities to expand CDS's products and market and to withstand competition from other companies in the same market that have substantially greater financial and operational resources than CDS currently has.

    8. The CDS board of directors considered the merger's impact on CDS's customers and employees. Generally, the CDS board of directors viewed the impact on employees as positive, in that they would become part of a geographically diversified industry leader and participate in a successful company that has substantially greater resources than CDS. The CDS board of directors also generally viewed the impact on CDS's customers as positive, in that they also would benefit from having a much larger participant in the industry standing behind CDS's products.

    9. The CDS board of directors considered the absence of a financing condition to Aristocrat's proposal and Aristocrat's ability to obtain regulatory approvals needed to consummate the merger in a timely fashion.

    10. The terms and conditions of the merger agreement, including the parties' respective representations, warranties and covenants, the conditions to closing and the fact that the merger agreement permits the CDS board of directors, in the exercise of its fiduciary duties, under certain conditions, to furnish information to, or engage in negotiations with, third parties in response to unsolicited acquisition proposals, and to terminate the merger agreement if the CDS board of directors determines that a superior proposal has been made, subject to payment of a break-up fee and certain expenses. See "The Merger Agreement--Termination Fee".

    11. A review of CDS's business, management, financial performance and condition, strategic objectives, prospects and competitive position.

    12. The CDS board of directors determined that there was a limited likelihood of receiving a proposal at that time that was more favorable to CDS and its stockholders than the proposal that had been submitted by Aristocrat.

    In approving the agreement and plan of merger, the CDS board of directors was aware that as a result of the merger, CDS common stock will no longer be publicly traded.

    The foregoing discussion of the information and factors considered by the CDS board of directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the proposed merger, the CDS board of directors did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. Individual members of the CDS board of directors may have given differing weights to differing factors.

CDS BOARD OF DIRECTORS' RECOMMENDATION

    The CDS board of directors has unanimously approved the agreement and plan of merger and the transactions contemplated by the merger agreement and recommends that the stockholders vote "FOR" approval of the agreement and plan of merger. The CDS board of directors has determined that the merger and the merger agreement are fair to and in the best interests of CDS stockholders.

OPINION OF CDS'S FINANCIAL ADVISOR

    CDS verbally retained Wasserstein Perella on December 29, 2000 to assist it in its analysis and consideration of various financial and strategic alternatives. CDS and Wasserstein Perella executed a written engagement letter on January 5, 2001. In connection with the merger, the CDS board of directors requested that Wasserstein Perella render its opinion as to the fairness, from a financial point of view, to CDS stockholders of the merger consideration to be received by CDS Stockholders.

    At the January 17, 2001 meeting of the CDS board of directors, representatives of Wasserstein Perella made a presentation with respect to the Merger and rendered to the CDS board of directors its oral opinion that the Merger Consideration to be received by the CDS stockholders was fair, from a financial point of view, to such stockholders. This opinion is based on the assumptions made, matters considered and limits of the review undertaken by Wasserstein Perella and was subsequently confirmed in a written opinion dated as of January 17, 2001.

    THE FULL TEXT OF WASSERSTEIN PERELLA'S WRITTEN OPINION DATED JANUARY 17, 2001, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX B AND IS INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. WE URGE YOU TO READ WASSERSTEIN PERELLA'S OPINION CAREFULLY AND IN ITS ENTIRETY. WASSERSTEIN PERELLA'S OPINION IS DIRECTED TO THE CDS BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS OF THE MERGER CONSIDERATION TO CDS'S STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW. IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CDS STOCKHOLDER AS TO HOW TO VOTE AT THE ANNUAL MEETING. WASSERSTEIN PERELLA'S OPINION WAS RENDERED TO THE CDS BOARD OF DIRECTORS FOR ITS CONSIDERATION IN DETERMINING WHETHER TO APPROVE THE MERGER AGREEMENT. THE DISCUSSION OF WASSERSTEIN PERELLA'S OPINION IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF WASSERSTEIN PERELLA'S OPINION.

    In connection with rendering its opinion, Wasserstein Perella reviewed a draft of the merger agreement and assumed that the final form of the merger agreement would not differ in any material respect from that draft. Wasserstein Perella also:

    - reviewed and analyzed certain publicly available business and financial information relating to CDS for recent years and interim periods;

    - reviewed and analyzed certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of CDS and provided to it for purposes of its analysis; and

    - met with management of CDS to review and discuss the information described above and, among other matters, CDS's business, operations, assets, financial condition, and future prospects.

    Wasserstein Perella reviewed and considered certain financial and stock market data relating to CDS, and compared that data with similar data for certain other publicly traded companies that it believed may have been relevant or comparable in certain respects to CDS or one or more of its businesses or assets. Wasserstein Perella also reviewed and considered the financial terms, to the extent publicly available, of certain recent acquisitions and business combination transactions in the gaming equipment industry and in other industries that it believed to be reasonably comparable to the Merger or otherwise relevant to its inquiry. Wasserstein Perella also performed such other financial studies, analyses, and investigations and reviewed such other information as it considered appropriate for purposes of its opinion.

    In its review and analysis and in formulating its opinion, Wasserstein Perella assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or discussed with it or that was publicly available. Wasserstein Perella did not assume any responsibility for independent verification of any of that information. Wasserstein Perella also assumed and relied upon the reasonableness of the financial projections, forecasts and analyses provided to it, and assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of CDS's management. Wasserstein Perella expressed no opinion with respect to the projections, forecasts and analyses or the assumptions upon which they are based. In addition, Wasserstein Perella did not review any of the books and records of CDS, or assume any responsibility for conducting a physical inspection of the properties or facilities of CDS, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of CDS. Wasserstein Perella also assumed that the transactions described in the merger agreement would be consummated without waiver or modification of any material terms or conditions. Wasserstein Perella's opinion is based on economic and market conditions and other circumstances as they existed and could be evaluated by it as of the date of the opinion.

    The following is a brief summary of certain of the quantitative analyses performed and factors considered by Wasserstein Perella in connection with rendering its opinion and reviewed with the CDS board of directors at its January 17, 2001 meeting. In rendering its opinion, Wasserstein Perella reviewed and analyzed historical financial information of CDS which included, but was not limited to, CDS's (1) balance sheets, (2) annual income statements, (3) cash flow statements, (4) operating margins, and (5) historical growth rates. Such review served as the basis for the financial analysis described below.

    ANALYSIS OF CERTAIN OTHER PUBLICLY TRADED COMPANIES. Wasserstein Perella compared certain financial information and the results of commonly used valuation measurements for CDS to corresponding information for a group of eight publicly traded gaming equipment companies. These gaming equipment companies were selected based upon the similarity of their operations to those of CDS and include:

    - Alliance Gaming Corporation

    - Anchor Gaming

    - Autotote Corporation

    - GTECH Holdings Corporation

    - International Game Technology

    - Mikohn Gaming Corporation

    - Shuffle Master, Inc.

    - WMS Industries, Inc.

    The gaming equipment companies were analyzed based upon financial information, including a ratio of their Firm Value as of January 12, 2001 to their EBITDA in order to imply a range of equity values for CDS and a ratio of their Firm Value to the merger consideration ("Merger Multiples"). Firm Value is defined as the market value of the applicable company's common equity ("Equity Value") as adjusted to include debt less cash.

    The financial information used in connection with the multiples provided below was based on projected EBITDA and other estimated financial projections derived from publicly available equity research analysis.

                                                                                IMPLIED EQUITY
                                     RELEVANT                IMPLIED EQUITY   VALUE (PER SHARE)
      CALENDAR           RANGE OF    RANGE OF     MERGER         VALUE        INCLUDING CONTROL
        YEAR            MULTIPLES    MULTIPLES   MULTIPLES    (PER SHARE)         PREMIUM(1)
---------------------   ----------   ---------   ---------   --------------   ------------------
        2000E           3.4x-12.9x   5.5x-7.0x     9.6x       $5.56-$6.91         $6.95-$8.98
        2001P           3.0x-11.4x   4.5x-6.0x     6.6x       $6.52-$8.49        $8.15-$11.04

------------------------

(1) Includes control premium of 25%-30%

    Based on the foregoing comparisons, Wasserstein Perella noted that the Merger Multiples and merger consideration implied in the Merger were above the ranges of trading multiples and equity values implied by the gaming equipment companies. Wasserstein Perella also noted that the Merger Multiples and merger consideration implied in the Merger were above and within the ranges of trading multiples and equity values implied by the gaming equipment companies after including a 25%-30% control premium. Wasserstein Perella noted that these facts supported a determination that the merger consideration was fair, from a financial point of view, to the CDS stockholders.

    ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. Wasserstein Perella reviewed the financial terms, to the extent publicly available, of the following announced and/or completed mergers and acquisitions since 1995 in the gaming equipment industry which it deemed comparable to the merger based upon the similarity of the transactions:

  ANNOUNCEMENT DATE               ACQUIROR                        TARGET
---------------------             --------                        ------
       5/19/00              Autotote Corporation             Scientific Games
       3/11/99          International Game Technology       Sodak Gaming Inc.
       3/10/99                  Anchor Gaming          Powerhouse Technologies Inc.
      10/18/95           Alliance Gaming Corporation        Bally Gaming Inc.

    Wasserstein Perella calculated various financial multiples based on certain publicly available information for each of the transactions listed above and compared them to the Merger Multiples. Wasserstein Perella noted that all multiples for the those transactions were based on information available at the time of announcement of each of such transactions, without taking into account differing market and other conditions during the period during which each of such transactions occurred.

                                                                RELEVANT                IMPLIED EQUITY
                                                    RANGE OF    RANGE OF     MERGER         VALUE
                                                    MULTIPLES   MULTIPLES   MULTIPLES    (PER SHARE)
                                                    ---------   ---------   ---------   --------------
Last Twelve Months................................  6.6x-9.6x   7.0x-8.0x     9.6x       $6.91-$7.80
  Next Fiscal Year................................  6.1x-7.4x   6.0x-6.5x     6.6x       $8.49-$9.15

    Wasserstein Perella noted that based on the foregoing comparisons, the Merger Multiples and merger consideration were above the ranges of multiples and equity values implied by the transactions listed above and that this fact supported a determination that the merger consideration was fair, from a financial point of view, to the CDS stockholders.

    DISCOUNTED CASH FLOW ANALYSIS. Wasserstein Perella performed discounted cash flow analyses for CDS using financial projections for fiscal years 2001 through 2004 provided by the management of CDS and calculated present values per share of common stock. Wasserstein Perella aggregated the present values of the cash flows from 2001 through 2004 with the present value of a range of terminal values. Wasserstein Perella arrived at discount rates based on its judgment of the weighted average cost of capital of selected publicly traded gaming equipment companies and arrived at terminal values based on its review of the trading characteristics of the common stock of selected publicly traded gaming equipment companies.

    The analyses generated the following theoretical equity values per share for
CDS:

                               TERMINAL MULTIPLE

      DISCOUNT
        RATE              5.0X       5.5X       6.0X       6.5X
---------------------   --------   --------   --------   --------
        11.0%            $8.20      $8.77      $9.34      $9.91
        12.0%            $7.95      $8.50      $9.05      $9.60
        13.0%            $7.71      $8.24      $8.77      $9.30

    Wasserstein Perella noted that the merger consideration was within the foregoing valuation range and this fact supported a determination that the merger consideration was fair, from a financial point of view, to the CDS stockholders.

    MERGER CONSIDERATION PREMIUM OVER HISTORICAL STOCK PRICE. Wasserstein Perella reviewed and analyzed the average closing prices per share for CDS common stock for various periods prior to January 5, 2001, in order to compute the premium over these average prices that the Merger Consideration would represent. These premiums were compared to those in transactions of $175 to $225 million in size over the past three calendar years for similar periods prior to the announcement date (the "Transaction Group").

                                                ONE DAY         ONE WEEK       FOUR WEEKS
                                                -------         --------       ----------
Transaction Group Range....................  (13.8)%-125.6%  (17.0)%-128.0%  (36.0)%-170.9%
Transaction Group Premium (Mean)...........      27.9%           36.5%           48.4%
Transaction Group Premium (Median).........      24.3%           34.2%           42.1%
Premium to CDS Share Price.................      33.9%           34.1%           46.8%

    Wasserstein Perella presented this information to the CDS board of directors to give it background information regarding the stock price performance of CDS common stock over the periods indicated. In addition, the fact that the Merger Consideration exceeded the price per share at which CDS common stock traded during the periods reviewed was consistent with a determination that the Merger Consideration was fair to the CDS Stockholders.

    RELEVANT MARKET AND ECONOMIC FACTORS. In rendering its opinion, Wasserstein Perella considered, among other factors, the condition of the U.S. equity and debt markets and the current level of economic activity, particularly in the gaming industry. No company used in the analysis of certain other publicly traded companies nor any transaction used in the analysis of selected mergers and acquisitions summarized above is identical to CDS or the Merger. In addition, Wasserstein Perella believes that both the analysis of certain other publicly traded companies and the analysis of selected mergers and acquisitions are not simply mathematical. Rather, such analyses must take into account differences in the financial and operating characteristics of these companies and other factors, such as general economic and market conditions in the locations in which such companies compete and strategic and operating plans for such companies, that could affect the public trading value and acquisition value of these companies.

    While the foregoing summary describes the analyses and factors that Wasserstein Perella deemed material in its presentation to the CDS board of directors, it is not a comprehensive description of all analyses and factors considered by Wasserstein Perella. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the applications of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Wasserstein Perella believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, Wasserstein Perella considered general economic, market and financial conditions and other matters, as they existed as of the date of its opinion, many of which are beyond the control of CDS. The analyses performed by Wasserstein Perella are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be sold. Furthermore, no opinion is being expressed as to the prices at which CDS common stock may trade at any future time.

    The terms of the Merger were determined through negotiations between CDS and Aristocrat and were approved by the CDS board of directors. Although Wasserstein Perella provided advice to CDS during the course of these negotiations, the decision to enter into the merger agreement was solely that of the CDS board of directors. Wasserstein Perella's opinion and its presentation to the CDS board of directors was only one of a number of factors taken into consideration by the CDS board of directors in making its determination to approve the Merger. The Wasserstein Perella's opinion was provided to the CDS board of directors to assist it in connection with its consideration of the Merger and does not constitute a recommendation to any holder of CDS common stock as to how to vote with respect to the Merger. See "The Merger--Reasons for the Merger and Recommendation of the CDS Board of Directors."

    Pursuant to a letter agreement dated January 5, 2001, CDS engaged Wasserstein Perella to act as its financial advisor in connection with a possible sale of CDS. Wasserstein Perella received a fee of $100,000 upon execution of the engagement letter and, upon consummation of the Merger, will be paid an additional $1.4 million by CDS. In addition, CDS has agreed to reimburse Wasserstein Perella for its reasonable out-of-pocket expenses incurred in connection with rendering financial advisory services, including fees and disbursements of its legal counsel. CDS has also agreed to indemnify Wasserstein Perella and its respective directors, officers, agents, employees and controlling persons, for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of their rendering of services under their engagement as financial advisors.

    The CDS board of directors retained Wasserstein Perella to act as its advisor based upon Wasserstein Perella's qualifications, reputation, experience and expertise. Wasserstein Perella is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting transactions, private placements and valuations for corporate and other purposes. In the ordinary course of its business, Wasserstein Perella may actively trade the debt and equity securities of CDS and Aristocrat for its own account and for the account of its customers and accordingly may at any time hold a long or short position in such securities.

TERMINATION OF REGISTRATION

    Current CDS stockholders will not have an opportunity to continue their equity interest in CDS after the merger. Upon completion of the merger, CDS common stock will no longer be quoted on NASDAQ, trading information will no longer be available and the registration of CDS common stock under the Securities Exchange Act of 1934, as amended, will be terminated.

FUNDING OF THE TRANSACTION

    The merger is not subject to a financing contingency. Aristocrat will fund the merger through a combination of existing cash reserves and new capital facilities. Aristocrat has provided CDS with a copy of an executed written commitment letter from a bank of international repute to provide funds sufficient for the payment of the aggregate merger consideration.

APPRAISAL RIGHTS

    Under Nevada law, CDS stockholders will not have appraisal or dissenters' rights.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a general summary of the material United States federal income tax consequences of the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), final and temporary regulations promulgated by the United States Treasury Department, judicial authorities, and current rulings and administrative practice of the Internal Revenue Service (the "Service"), as currently in effect, all of which are subject to change at any time, possibly with retroactive effect. This discussion assumes that the CDS common stock is held as a capital asset by each holder and does not address all aspects of federal income taxation that might be relevant to particular holders of CDS common stock in light of their status or personal investment circumstances, such as foreign persons, dealers in securities, regulated investment companies, life insurance companies, other financial institutions, tax-exempt organizations, pass-through entities, taxpayers who hold CDS common stock as part of a "straddle," "hedge" or "conversion transaction" or who have a "functional currency" other than the United States dollar, persons who have received their CDS common stock as compensation or otherwise in connection with the performance of services of individuals subject to the "alternative minimum tax." Further, this discussion does not address the state, local or foreign tax consequences of the merger.

    For United States federal income tax purposes, the merger of Cedar with and into CDS will be treated as an acquisition by Aristocrat of all the outstanding stock of CDS. Each holder of shares of CDS common stock will be treated as exchanging such shares for cash.

    The receipt of the cash payment of $9.25 per share by holders of CDS common stock will be a taxable transaction for federal income tax purposes. Each holder's gain or loss per share will be equal to the difference between $9.25 and the holder's adjusted tax basis per share in CDS common stock. A holder's gain or loss from the exchange will be a capital gain or loss. This gain or loss will be long-term if the holder holds CDS common stock for more than twelve months. Under current law, net long-term capital gains of individuals are subject to a maximum federal income tax rate of 20% (not taking into account any phase-out of tax benefits such as personal exemptions and certain itemized deductions) whereas the maximum federal income tax rate on ordinary income and net short-term capital gains (i.e., gain on capital assets held for not more than twelve months) of an individual is currently 39.6% (not taking into account any phase-out of tax benefits such as personal exemptions and certain itemized deductions). For corporations, capital gains and ordinary income are taxed at the same maximum rate of 35%. Capital losses are currently deductible only to the extent of capital gains plus, in the case of taxpayers other than corporations, $3,000 of ordinary income ($1,500 in the case of married individuals filing separate returns). In the case of individuals and other non-corporate taxpayers, capital losses that are not currently deductible may be carried forward to other years, subject to certain limitations. In the case of corporations, capital losses that are not currently deductible may generally be carried back to each of the three years preceding the loss year and forward to each of the five years succeeding the loss year, subject to certain limitations.

    A holder of CDS common stock may be subject to backup withholding at the rate of 31% with respect to payments of cash consideration received pursuant to the merger, unless the holder (a) provides a correct taxpayer identification number ("TIN") in the manner required or (b) is a corporation or other exempt recipient and, when required, demonstrates this fact. To prevent the possibility of backup federal income tax withholding, each holder must provide the disbursing agent with his or her correct TIN by completing a Form W-9 or Substitute Form W-9. A holder of CDS common stock who does not provide Wells Fargo with his or her correct TIN may be subject to penalties imposed by the Service, as well as backup withholding. Any amount withheld will be creditable against the holder's federal income tax liability. CDS (or its agent) will report to the holders of CDS common stock and the Service the amount of any "reportable payments," as defined in Section 3406 of the Code, and the amount of tax, if any, withheld with respect thereto.

    The foregoing discussion is for general information only and is not a complete description of all of the potential tax consequences that may occur as a result of the merger. Each CDS stockholder should therefore consult his, her or its tax advisors regarding the federal tax consequences of the merger, as well as the tax consequences arising under the laws of any state, local or other jurisdiction of the above described transactions.

                              THE MERGER AGREEMENT

    The following is a summary of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. You are urged to review the merger agreement carefully in its entirety.

EFFECTIVE TIME

    The merger will become effective upon the filing of the articles of merger with the Nevada Secretary of State or at such later time within 90 days thereafter as may be specified in the articles of merger. Subject to approval of the agreement and plan of merger at the annual meeting, the filing of the articles of merger is expected to occur promptly following the satisfaction or waiver of the conditions set forth in the merger agreement.

PAYMENT FOR CDS COMMON STOCK AND OPTIONS

    At the time of the merger:

    - each share of CDS common stock outstanding as of the record date will be canceled and converted into the right to receive $9.25 per share in cash;

    - all outstanding options to purchase CDS common stock, whether or not then vested or exercisable, will be canceled and thereafter the former holder thereof will be entitled to a payment from CDS (subject to any applicable withholding taxes, as the case may be) equal to the product of (a) the total number of shares of CDS common stock subject to such CDS stock option and (b) the difference between $9.25 and the option exercise price for such CDS stock option, payable in cash immediately following the merger; and

    - each share of Cedar common stock will be canceled and converted into one share of common stock of CDS.

EMPLOYEES OF CDS

    CDS will be the surviving corporation in the merger, and employees of CDS prior to the merger will be CDS employees after the merger.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains customary representations and warranties of Cedar and Aristocrat. The merger agreement also contains customary representations and warranties of CDS relating to its business, operations and financial condition, including representations and warranties relating to:

    - organization and qualification of CDS and its subsidiaries;

    - capitalization of CDS and its subsidiaries;

    - authorization, execution, delivery and enforceability of the merger agreement;

    - reports and financial statements filed with the SEC and the accuracy of the information in those documents;

    - conflicts under charter documents, violations of any instruments or law, and required consents and approvals;

    - absence of a material adverse effect on CDS;

    - litigation;

    - no violation of law;

    - compliance with agreements and applicable law;

    - tax matters;

    - employee benefit plans and labor matters;

    - environmental laws and regulations;

    - taxes;

    - intellectual property;

    - brokers' and finders' fees with respect to the merger; and

    - real property.

CERTAIN COVENANTS

    The merger agreement provides, among other things, that:

    - Aristocrat and CDS will use their reasonable best efforts to obtain any necessary authorizations, consents and approvals of any governmental or regulatory body;

    - Aristocrat agrees that following the effective time, the employees of the surviving corporation will become eligible within six months of the effective time to participate in the employee benefit plans and arrangements maintained by Aristocrat. Aristocrat will grant the employees credit for all service credited by CDS for purposes of eligibility, vesting and the determination of benefits under vacation and severance pay plans. Aristocrat will offer employment to all employees of CDS employed by CDS as of the effective time;

    - CDS will not take any action outside the ordinary course of business, including the following:

     - amend its Articles of Incorporation or Bylaws;

     - issue any stock except for shares pursuant to options previously granted, or subsequently granted with an exercise price at fair market value and in the ordinary course;

     - split, combine or reclassify any shares of stock or declare or pay any dividend or other distribution;

     - adopt a plan of liquidation or other reorganization of CDS;

     - alter the corporate structure or ownership of any subsidiary;

     - change any of the accounting principles or practices used by it;

     - revalue any of its assets;

     - acquire or agree to acquire any other business;

     - enter into any contract or agreement, other than in the ordinary course of business that would be material to CDS and its subsidiaries taken as a whole;

     - enter into any collective bargaining agreement;

     - make any payments (other than regular compensation payable to officers and employees in the ordinary course of business) or other distributions to any affiliates, officers, directors or stockholders;

     - modify any material contract or waive any material rights or claims;

     - fail to make any scheduled principal or interest payment on indebtedness;

     - take any action that would revoke or otherwise restrict any permit issuable by a gaming authority or breach a filing of suitability or otherwise fail to comply with any gaming law; or

     - take any action that would result in any of its representations and warranties set forth in the merger agreement becoming untrue;

    - CDS will give Aristocrat reasonable access to CDS's premises, properties, personnel, books, and records, contracts and documents;

    - CDS and Aristocrat will hold any confidential or proprietary data or information of the other in strict confidence; and

    - The parties have agreed to cooperate with each other and to use their reasonable best efforts to do all things necessary, proper or advisable in order to consummate the transactions contemplated by the merger agreement.

CONDITIONS TO CONSUMMATION OF MERGER

    The obligations of CDS, Cedar and Aristocrat to consummate the merger are subject to the following conditions:

    - the representations and warranties made by each party contained in the merger agreement will be true and correct in all material respects at and as of the effective time;

    - the agreement and plan of merger will have been approved by the stockholders of CDS in accordance with Nevada law;

    - each of CDS, Aristocrat and Cedar will have performed and complied with all of its covenants under the merger agreement in all material respects;

    - there will not be any judgment, order, decree or injunction in effect preventing consummation of the transactions; and

    - all applicable waiting periods under the HSR Act will have expired or been terminated and the parties will have received all other governmental authorizations, consents and approvals necessary to conduct their respective businesses following the effective time in substantially the same manner as before the effective time.

    In addition, the obligation of Aristocrat to consummate the merger is subject to the satisfaction by CDS of the following conditions:

    - all material consents required to be obtained by CDS will have been obtained; and

    - the absence of a material adverse effect on CDS.

NO SOLICITATION OF TRANSACTIONS; RIGHT TO ENTER INTO A SUPERIOR PROPOSAL

    The merger agreement provides that, subject to exceptions described below, CDS will not engage in any discussions or negotiations with, or provide non-public information to, any third party in connection with a possible takeover proposal involving CDS. A takeover proposal means any bona fide proposal or offer from any person other than Aristocrat, Cedar or any of their affiliates to acquire ownership of all or a material portion of the assets of CDS or 20% or more of any class of equity securities of CDS. Within 48 hours of the receipt of any takeover proposal, CDS is required to notify Aristocrat and provide relevant information relating to the takeover proposal.

    The non-solicitation provision permits CDS to participate in discussions and negotiations regarding, or furnish information with respect to, or assist or participate in or facilitate in any other manner, any effort or attempt by a third party to pursue a takeover proposal to the extent this is required by the fiduciary obligations of the CDS board of directors, as determined in good faith by a majority of the members of the CDS board of directors following the advice of outside legal counsel. If any of these activities result in a takeover proposal which the CDS board of directors reasonably concludes is superior to the merger, based upon the advice of its independent financial advisor, the CDS board of directors can recommend that superior proposal to CDS's stockholders and withdraw its recommendation of the merger agreement and the merger. In that event CDS will have to pay Aristocrat a termination fee and reimbursement for expenses, and the merger agreement, with limited exceptions, will be terminated and of no further force and effect. See "Termination Fee" below.

TERMINATION

    The merger agreement may be terminated at any time before the effective time (notwithstanding any approval of the merger agreement by the stockholders of CDS):

    - by mutual consent of the board of directors of CDS and Aristocrat;

    - by either CDS or Aristocrat, if the agreement and plan of merger does not receive stockholder approval;

    - subject to CDS's right to cure, by Aristocrat if there has been a material misrepresentation or material breach on the part of CDS in the representations, warranties or covenants of CDS in the merger agreement;

    - subject to Aristocrat's right to cure, by CDS if there has been a material misrepresentation or material breach on the part of Aristocrat or Cedar in the representations, warranties or covenants of Aristocrat or Cedar in the merger agreement;

    - by Aristocrat if the CDS board of directors withdraws, modifies or amends adversely its unanimous recommendation that stockholders approve the merger agreement and the merger;

    - by CDS upon written notice to Aristocrat at any time prior to the annual meeting if CDS has determined to enter into or has entered into a definitive agreement in connection with a superior proposal and simultaneously pays the termination fee to Aristocrat; or

    - by either CDS or Aristocrat if the merger has not been completed by July 31, 2001, which date may be extended by either party to November 30, 2001, to the extent the merger has not been consummated because the governmental approvals have not been obtained, unless the failure to obtain the governmental approval resulted from a breach of the merger agreement by the party attempting to terminate the merger agreement (provided that Aristocrat does not have the right to extend the outside date if the governmental approval that has not been obtained is an approval of a gaming authority in a state where CDS is licensed but Aristocrat is not).

    If the merger agreement is terminated, no party will have any liability or obligation to any other party except with regard to ongoing confidentiality and publicity obligations and as described under "The Merger Agreement--Termination Fee."

TERMINATION FEE

    Under the merger agreement, CDS must pay Aristocrat a termination fee of $6.25 million (plus up to $1.75 million in expenses), if the merger agreement is terminated for any of the following reasons:

    - CDS terminates the merger agreement before obtaining stockholder approval because the CDS board of directors determines to enter into a definitive agreement with respect to an unsolicited written superior proposal; or

    - Aristocrat terminates the merger agreement because the CDS board of directors (1) withdraws or modifies or amends adversely its recommendation of the merger following a takeover proposal, or (2) recommends a takeover proposal to CDS's stockholders, or
      (3) determines to accept a superior proposal or has entered into a definitive agreement with regard to a takeover proposal; or

    - CDS has materially breached the no-solicitation provisions of the merger agreement.

In addition, if the merger agreement is terminated:

    - by either Aristocrat or CDS as permitted by the merger agreement because the outside date has been reached; or

    - by Aristocrat if stockholder approval has not been obtained at the annual meeting; or

    - by Aristocrat upon a material breach of any representation, warranty, covenant or agreement on the part of CDS set forth in the merger agreement which has not been cured,

then CDS in the case of last two clauses above must immediately pay Aristocrat's expenses, and, if CDS within 9 months after the termination enters into an agreement with respect to a takeover proposal, then in the case of a termination under any of the three clauses immediately above, CDS must pay the termination fee and any other expenses not previously paid, provided that no termination fee or expenses will be due in the event of a termination pursuant to the first of the three clauses immediately above unless prior to any such termination, a takeover proposal has been made and not withdrawn, and the termination is not solely the result of a failure to obtain required gaming approvals.

REGULATORY REQUIREMENTS

    ANTITRUST REGULATIONS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), certain acquisition transactions may not be consummated unless notice has been given and certain information furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified waiting period requirements have been satisfied, unless earlier termination has been granted.

    CDS and Cedar each filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the merger on January 31, 2001. As of the date of this proxy statement, the FTC has not yet notified CDS and Cedar that the waiting period under the HSR Act has been terminated. The merger may not be consummated until, among other things, the waiting period under the HSR Act has expired or been terminated. At any time before or after the effective time, and prior to expiration or termination of the HSR Act waiting period, the Antitrust Division, the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin consummation of the merger. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

    GAMING REGULATIONS

    CDS's manufacturing, distributing and gaming operations are subject to extensive regulation, and CDS now holds gaming licenses or permits in the jurisdictions in which it conducts gaming, manufacturing and distributing activities (Nevada, New Jersey, Mississippi, Missouri, Illinois, Colorado, Indiana, Iowa, Louisiana, Michigan, Ontario, Canada and other jurisdictions with regulatory authority over Native American gaming). In each such jurisdiction, certain regulatory requirements must be complied with, applications filed, and/or certain approvals must be obtained in connection with the merger. The parties' obligations to consummate the merger are subject, among other things, to the condition that all necessary gaming licenses, permits, registrations, findings of suitability and other regulatory approvals and authorizations shall have been obtained. No assurances can be given that the necessary gaming regulatory approvals and authorizations will be obtained or that they will be obtained on a timely basis. Review of the merger by gaming regulatory authorities will involve examination of the structure of CDS and its financial stability after the merger and will require the demonstration of qualifications and suitability of key individuals associated with Aristocrat and Cedar. The failure to obtain the required approval of the merger, or the failure to comply with the procedural requirements prescribed by any applicable gaming regulatory authority, or the failure of CDS or such key individuals to qualify or make disclosure or license applications as required, or a determination that any affiliate or shareholder of Aristocrat is obligated to make any filings or be found suitable under the laws and regulations of any applicable gaming regulatory authority, may result in the loss of license or denial of application for licensure registration, or other approval in one or all jurisdictions.

    The following is an abbreviated description of the various gaming regulatory requirements applicable to the merger. For a more detailed description of gaming regulatory requirements applicable to CDS generally, please see "Additional Information About The Company--Government Regulation" in this proxy statement and "Regulatory Matters" in Item 1 of the Annual Report on Form 10-K of Casino Data Systems for the year ended December 31, 1999.

    NEVADA GAMING REGULATIONS. CDS's operations in Nevada are subject to the Nevada Gaming Control Act and the regulations of the Nevada Gaming Commission and the Nevada State Gaming Control Board (collectively, the "Nevada Act") and various local ordinances and regulations. CDS's operations are subject to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board and various local licensing authorities (collectively, the "Nevada Gaming Authorities").

    Regulations of the Nevada Gaming Commission provide that control of a registered publicly traded corporation such as CDS cannot be acquired through a tender offer, merger, consolidation, acquisition of assets, management or consulting agreements or any form of takeover whatsoever without the prior approval of the Nevada Gaming Commission. Aristocrat will file applications seeking the necessary approvals with the Nevada State Gaming Control Board and the Nevada Gaming Commission. The Nevada State Gaming Control Board reviews and investigates applications for approval and makes recommendations on those applications to the Nevada Gaming Commission for final action. There can be no assurance that these approvals will be granted or will be granted on a timely basis or without burdensome conditions. Furthermore, any such approval, if granted, does not constitute a finding, recommendation or approval by the Nevada State Gaming Control Board or the Nevada Gaming Commission as to the merits of the merger. Any representation to the contrary is unlawful.

    In seeking approval to acquire control of CDS, Aristocrat must satisfy the Nevada Gaming Commission as to a variety of stringent standards. The Nevada State Gaming Control Board and the Nevada Gaming Commission will consider all relevant material facts in determining whether to grant this approval, and may consider not only the effects of the merger but also any other facts that are deemed relevant. Such facts may include, among others, (1) the business history of the applicant, including its record of financial stability, integrity and success of its operations, as well as its current business activities, (2) the adequacy of the proposed financing, and (3) whether the merger will create a significant risk that CDS or its subsidiaries will not satisfy their financial obligations as they become due or satisfy all financial and regulatory requirements imposed by the Nevada Act.

    The Nevada State Gaming Control Board and the Nevada Gaming Commission will also consider whether the acquisition of control of CDS is in the best interests of the State of Nevada under the multiple licensing criteria in the Nevada Act. Among other factors set forth in such multiple licensing criteria, they may consider whether there has been an adequate period of performance by Aristocrat, whether Aristocrat has sufficient key personnel so that there will not be a dilution of effective managerial capacity and control of existing operations, whether the acquisition would pose problems or create a monopoly, and what the result of the acquisition of control will be in respect of the percentage of interest of CDS to similarly situated competitors on a statewide, countrywide and geographical basis in the following categories: total number of slot machines, gross revenue, percentage tax, number of employees hired and total payroll.

    Aristocrat and its subsidiary, Aristocrat Technologies, Inc. ("ATI") have filed an application with the Nevada State Gaming Control Board and the Nevada Gaming Commission seeking approval to acquire control of CDS and seeking that ATI be found suitable as the sole stockholder of CDS at the time of completion of the merger. In addition, certain officers, directors and key employees of Aristocrat at the time of completion of the merger who will be actively and directly involved in CDS's gaming activities may also be required to be found suitable or licensed by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing, a finding of suitability or registration for any cause that they deem reasonable. A finding of suitability is comparable to licensing, and both require the submission of detailed personal and financial information followed by a thorough investigation. All individuals required to file applications for findings of suitability as officers and directors of CDS and its subsidiary, CDS Gaming Company at the time of completion of the merger will file applications with the Nevada State Gaming Control Board and the Nevada Gaming Commission. Certain approvals may also be required to be obtained in connection with the Financing and such approvals will be applied for. There can be no assurances that these approvals will be granted or will be granted within this time.

    MISSISSIPPI GAMING REGULATIONS. The ownership and operation of casino gaming facilities in Mississippi are subject to the Mississippi Gaming Control Act and various local regulations. CDS's gaming operations in Mississippi are subject to the licensing and regulatory control of the Mississippi Gaming Commission.

    Regulations of the Mississippi Gaming Commission provide that control of a registered publicly traded corporation such as CDS cannot be acquired through a tender offer, merger, consolidation, acquisition of assets, management or consulting agreements or any form of takeover whatsoever without the prior approval of the Mississippi Gaming Commission. Aristocrat will file an application seeking the necessary approvals with the Mississippi Gaming Commission. There can be no assurance that these approvals will be granted or will be granted on a timely basis or without burdensome conditions. Furthermore, any such approval, if granted, does not constitute a finding, recommendation or approval by the Mississippi Gaming Commission as to the merits of the merger. Any representation to the contrary is unlawful.

    In seeking approval to acquire control of CDS, Aristocrat must satisfy the Mississippi Gaming Commission as to a variety of stringent standards. The Mississippi Gaming Commission will consider all relevant material facts in determining whether to grant this approval, and may consider not only the effects of the merger but also any other facts that are deemed relevant. Such facts may include, among others, (1) the business history of the applicant, including its record of financial stability, integrity and success of its operations, as well as its current business activities, and (2) whether the merger will create a significant risk that CDS or its subsidiaries will not satisfy their financial obligations as they become due or satisfy all financial and regulatory requirements imposed by the Mississippi Gaming Control Act.

    The Mississippi Gaming Commission must approve Aristocrat as a holding company of CDS. Following receipt of the necessary approvals of the Mississippi Gaming Commission and completion of the merger, CDS will be registered by the Mississippi Gaming Commission as a subsidiary of Aristocrat.

    Certain officers, directors and key employees of CDS prior to the merger, or Aristocrat after completion of the merger, who will be actively and directly involved in CDS's gaming activities may also be required to be found suitable or licensed by the Mississippi Gaming Commission. The Mississippi Gaming Commission may deny an application for licensing, a finding of suitability or registration for any cause that it deems reasonable. A finding of suitability is comparable to licensing, and both require the submission of detailed personal and financial information followed by a thorough investigation. All individuals required to file applications for findings of suitability as officers and directors of Aristocrat and CDS at the time of completion of the merger will file applications with the Mississippi Gaming Commission. Certain approvals may also be required to be obtained in connection with the Financing and such approvals will be applied for. There can be no assurances that these approvals will be granted or will be granted within this time.

    NEW JERSEY GAMING REGULATIONS. Casino gaming in New Jersey is regulated by the New Jersey Casino Control Commission (the "New Jersey Commission") is authorized under the New Jersey Casino Control Act and regulations promulgated thereunder (the "New Jersey Act"). A regulation of the New Jersey Commission provides that a change in ownership voids a license. As a result, the license of CDS will voided upon the completion of the merger. However, the New Jersey Act permits an unlicensed company to transact business with casinos as long as it has filed a complete application for licensing and the New Jersey Commission approves each transaction with a casino. In order to avail itself of this provision, Aristocrat intends to file an application for the licensing of CDS, and any necessary officers, directors, or key employees of it or Aristocrat, prior to the completion of the merger.

    The New Jersey Commission may deny an application for licensing or permission to transact business with casinos prior to licensing for any cause it deems reasonable. There can be no assurances that CDS will be issued a license or that approvals to transact business prior to licensing will be granted.

    NATIVE AMERICAN JURISDICTIONS. Before the merger can be consummated, Aristocrat must have obtained all material consents and approvals required under any applicable rules and regulations promulgated by Native American jurisdictions in which CDS operates and the Indian Gaming Regulatory Act and the rules and regulations promulgated thereunder, as well as obtaining all of the permits and licenses required by any applicable Native American regulatory authority and the National Indian Gaming Commission.

    OTHER JURISDICTIONS. There may be other jurisdictions that assert that their prior consent or approval is required before the merger can be consummated, and CDS gives no assurance that the above list of jurisdictions is comprehensive. While CDS and Aristocrat do not know of any reason why they should not obtain the regulatory approvals needed in a timely manner, there is no certainty as to when, or if, such approvals will be given or obtained. In addition to those jurisdictions in which the consent or approval of a governmental gaming regulator is required before consummation of the merger, most jurisdictions in which CDS operates will require that applications for approval of directors, officers and key employees of Aristocrat be filed either before, or within a fixed period after the merger has occurred.

EXPENSES OF THE TRANSACTION

    As a result of the proposed merger, CDS will incur various costs, currently
estimated at approximately $[            ], in connection with consummating the
merger. The exact timing, nature and amount of these costs are subject to change. See "The Merger--Opinion of CDS's Financial Advisor" and "Interests of Certain Persons in the Merger--Fees Payable to Financial Advisor" for a description of the fees to be paid to Wasserstein Perella in connection with its engagement.

DIRECTORS AND OFFICERS OF CDS FOLLOWING THE MERGER

    The officers of CDS immediately prior to the effective time will be the initial officers of the surviving corporation. The Directors of the surviving corporation will be the directors of Cedar immediately prior to the effective time, each to hold office in accordance with the Articles of

Incorporation and the By-laws of the surviving corporation. See "The Merger--Conduct of CDS Business After the Merger."

AMENDMENT AND WAIVER

    The merger agreement may be amended by CDS and Aristocrat in accordance with applicable law. Either party may waive compliance by the other party with respect to any of the agreements or conditions contained in the merger agreement.

VOTING AGREEMENTS

    Steven A. Weiss and Michael D. Rumbolz have entered into voting agreements with Aristocrat, dated as of January 17, 2001, whereby each has agreed to vote certain of their respective shares of CDS common stock in favor of approval of the agreement and plan of merger. These shares represented approximately 9.5% of the total number of shares of CDS common stock at the time the merger agreement was entered into.

    Under the terms of the voting agreements, each of Messrs. Weiss and Rumbolz agreed to vote the shares covered by the voting agreements in favor of approval of the agreement and plan of merger and against any proposal for any recapitalization, other merger, sale of assets or other business combination between CDS and any person or entity other than Aristocrat or Cedar. The voting agreements are only binding on each of Messrs. Weiss and Rumbolz in their capacity as stockholders of CDS and not with respect to voting as directors of CDS. The voting agreements terminate at the time of the termination of the merger agreement.

INDEMNIFICATION

    Subject to limitations imposed under applicable law, all rights to indemnification available to the present and former officers and directors of CDS and its subsidiaries with regard to acts or omissions occurring before the merger will remain available to the maximum extent provided under CDS's Articles of Incorporation and By-laws as in effect on the date of the merger agreement.

    For four years after the merger, Aristocrat and CDS will maintain officers' and directors' liability insurance for acts or omissions occurring before the merger covering each person currently covered by CDS's officers' and directors' liability insurance policy, and on terms substantially equivalent to those of the current policy.

    CDS's Articles of Incorporation contain provisions eliminating a director's personal liability for monetary damages to CDS and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (b) for the payment of dividends in violation of Nevada Revised Statutes 78.300.

CONDUCT OF CDS BUSINESS AFTER THE MERGER

    It is expected that neither CDS nor Cedar will change the composition of management immediately following the merger, except as may be specifically described in this proxy statement. See "Interests of Certain Persons in the Merger."

    Other than the transactions contemplated by the merger agreement, CDS does not have, nor does it anticipate, any plans or proposals which would result in a sale or transfer of a material amount of assets.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the merger, CDS stockholders should be aware that the directors, officers and certain members of management of CDS have interests in the merger in addition to their interests solely as stockholders of CDS, as described below. In addition, CDS will pay Wasserstein Perella a fee and reimbursement of certain expenses incurred upon consummation of the merger.

INDEMNIFICATION

    The merger agreement provides that CDS's officers and directors will have rights to indemnification for acts or omissions occurring prior to the effective time. See "The Merger--Indemnification". The SEC advises that indemnification for securities law violations is against public policy and may be unenforceable.

EMLOYMENT OR CONSULTING AGREEMENTS WITH STEVEN A. WEISS AND MICHAEL D. RUMBOLZ

    Steven A. Weiss and Michael D. Rumbolz have entered into verbal agreements with Aristocrat to consider, in good faith, the possibility of entering into new employment or consulting agreements with Aristocrat prior to the consummation of the merger. The employment or consulting agreements would be in conformity with standards in the industry.

TREATMENT OF OPTIONS

    At the time of the merger, each CDS Stock Option outstanding immediately prior to the effective time, whether or not then vested or unvested, will be canceled and converted into the right to receive a payment from the surviving corporation (subject to any applicable withholding taxes, as the case may be) equal to the product of (a) the total number of shares of CDS common stock subject to such CDS stock option and (b) the difference between $9.25 and the option exercise price for such CDS stock option, payable in cash immediately following the merger.

    Executive officers and directors of CDS hold CDS Stock Options to purchase the following number of shares of CDS common stock and will receive the following amounts of cash as a result of the exchange:

                                                       NUMBER OF    CASH AMOUNT
NAME OF EXECUTIVE OFFICER OR DIRECTOR                   OPTIONS    TO BE RECEIVED
-------------------------------------                  ---------   --------------
Steven A. Weiss......................................   320,250      $1,950,790
Ronald Rowan.........................................    75,000         362,685
Michael D. Rumbolz...................................   522,500       2,503,281
Howard W. Yenke......................................    22,500          92,827
Phil E. Bryan........................................    28,125         107,508
Thomas E. Gardner....................................    22,500         120,162
John F. Harvey.......................................    16,875          97,045

FEES PAYABLE TO THE FINANCIAL ADVISOR

    Wasserstein Perella received a fee of $100,000 upon execution of an engagement letter, and upon consummation of the merger, Wasserstein Perella will be paid an additional $1.4 million by CDS. In addition, CDS has agreed to reimburse Wasserstein Perella for its reasonable out-of-pocket expenses incurred in connection with rendering financial advisory services, including fees and disbursements of its legal counsel. Reimbursement of Wasserstein Perella's out-of-pocket expenses is not contingent upon the consummation of the merger. CDS has agreed to indemnify Wasserstein Perella and its respective directors, officers, agents, employees and controlling persons, for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of their rendering of services under their engagement as financial advisors. See "The Merger--Opinion of CDS's Financial Advisor."

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information as of the record date concerning CDS's directors and executive officers:

NAME                                     POSITION WITH CDS
----                                     -----------------
Steven A. Weiss........................  Chairman, President and Chief Executive
                                         Officer

Ronald Rowan...........................  Chief Financial Officer, Treasurer and
                                         Secretary

Michael D. Rumbolz.....................  Vice-Chairman

Howard W. Yenke........................  Director

Phil E. Bryan..........................  Director

Thomas E. Gardner......................  Director

John F. Harvey.........................  Director

    Unless otherwise noted below, each person discussed below has engaged in his principal occupation for more than the past five years.

                             ELECTION OF DIRECTORS

    CDS's Bylaws, as amended, provide for the division of the CDS board of directors into two classes, each class serving for a term of two years. At the 2001 annual meeting of Stockholders, three directors are to be elected to serve until the 2003 annual meeting, or, in all cases, until their successors are elected and qualified, or unless removed upon consummation of the merger. Management proposes for re-election to the CDS board of directors
Messrs. Weiss, Gardner and Harvey who have consented to continue their service on the CDS board of directors, if elected. If any nominee should withdraw or otherwise become unavailable for reasons not presently know, the proxies which otherwise would have been voted for such nominee will be voted for such substitute nominee as may be selected by the CDS board of directors. Shares entitled to vote at the annual meeting and represented at the meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for each of the nominees named therein in the absence of instructions to the contrary. Abstentions and instructions on the accompanying proxy card to withhold authority to vote for any one of the nominees will result in such nominee(s) receiving fewer votes.

    STEVEN A. WEISS, age 38, founded CDS in June 1990 and has served as Chairman of the CDS board of directors since from June 1990 to August 1994, and from November 1994 to the present. Mr. Weiss has served as an executive officer of CDS since its inception, and currently serves as its Chief Executive Officer. Mr. Weiss designed the prototype slot accounting and player tracking system that later developed into CDS's OASIS information management system in 1991. Prior thereto, Mr. Weiss was employed by Bally as a consultant in connection with its slot information system.

    THOMAS E. GARDNER, age 63, is President of LJT Associates, a consulting firm which provides strategic planning, financial and management services to corporations and assists investors in late stage venture capital opportunities and acquisitions, a position he has held since 1993. From 1990 to 1992,

Mr. Gardner was Director Treasury Management Information with BankBoston Corporation. From 1979 to 1990 Mr. Garner was Senior Vice President and a member of the senior management committee with a predecessor bank, Rhode Island Hospital Trust National Bank, and acted as head of Treasury and Chairman of the Asset and Liability Management Committee. Mr. Gardner is Chairman of the Board of Directors of Access Solutions International, Inc.

    JOHN F. HARVEY, age 79, is an independent business consultant. He served on the Board of Directors of Del Webb Corporation from 1988 to 1994. Mr. Harvey was a lecturer and member of the finance faculty for the College of Business and Economics at the University of Nevada, Las Vegas from 1986 to 1992. Prior to his retirement in 1986, Mr. Harvey was Senior Vice President, Treasurer, Chief Financial Officer and a director of Summa Corporation (currently The Howard Hughes Corporation) for a period of eight years. Mr. Harvey also served in various executive positions with Time Incorporated, Schering-Plough Corporation and the Times Mirror Company over a period in excess of 30 years. Currently
Mr. Harvey is a director and officer of six Nevada-based corporations that are affiliates of Alabama National Bancorporation; and is a director and officer of SouthwestUSA Corporation, a bank holding company in Nevada.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by each executive officer of CDS whose salary and bonuses exceeded $100,000 during the year ended
December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                             ANNUAL COMPENSATION               AWARD
                                                    -------------------------------------   ------------
                                                                              ALL OTHER      SECURITIES
                                          FISCAL                                ANNUAL       UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR     SALARY ($)   BONUS ($)   COMPENSATION     OPTIONS      COMPENSATION
---------------------------              --------   ----------   ---------   ------------   ------------   ------------
Steven A. Weiss........................    2000       350,000     173,700       9,600(1)       167,500             --
  Chief Executive Officer and              1999       300,000          --       9,600(1)            --             --
  Chairman of the Board (2)                1998       300,000          --       9,600(1)       100,000             --

Ronald Rowan...........................    2000       150,300      69,500            --         60,000
  Chief Financial Officer, Treasurer       1999       104,000          --            --             --
  and Secretary (3)                        1998        90,750          --            --          6,750

------------------------

(1) Represents automobile allowances provided to CDS's executive officers.

(2) Mr. Weiss became CDS's Chief Executive Officer in February 1999.

(3) Mr. Rowan became CDS's Chief Financial Officer, Treasurer and Secretary in May, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

    Mr. Weiss received options to purchase 167,500 shares of CDS's common stock on January 13, 2000. Mr. Rowan received options to purchase 10,000 shares of CDS's common stock on January 1, 2000 and options to purchase 50,000 shares of CDS's common stock on May 1, 2000. The options will accelerate and vest immediately upon a change in control. In the event the merger is consummated, the merger shall constitute such a change in control.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table summarizes information with respect to options held by the executive officers named in the Summary Compensation Table and the value of the options held by such persons as of the end of the last fiscal year.

                                       SHARES                    NUMBER OF UNEXERCISED         VALUE OF IN-THE MONEY
                                     ACQUIRED ON    VALUE        OPTIONS AT FY-END (#)         OPTIONS AT FY-END ($)
                                      EXERCISE     REALIZED   ---------------------------   ---------------------------
NAME                                     (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                 -----------   --------   -----------   -------------   -----------   -------------
Steven A. Weiss....................       --          --        195,250        125,000        742,210        497,625
Ronald Rowan.......................       --          --         10,687         40,974         64,313        155,211

EMPLOYMENT AGREEMENTS

    Mr. Weiss is employed by CDS pursuant to an oral agreement which provides for a minimum base salary of $350,000 per year and a base annual bonus of 50 percent of his base salary as a percentage of the base annual bonus amount equal to the percentage of the annual EBITDA target as established by the CDS board of directors (the "EBITDA Target") achieved by CDS if the annual EBITDA equals or exceeds 90% of the EBITDA Target. No bonus is paid if CDS fails to achieve at least 90% of the EBITDA Target. Mr. Weiss' agreement does not provide for provisions relating to severance or non-competition and non-disclosure of confidential information.

    Mr. Rowan is employed by CDS pursuant to an agreement which expires on November 17, 2003. Such agreement provides for a minimum base salary of $175,000 per year and a base annual bonus of 40 percent of his base salary as a percentage of the base annual bonus amount equal to the percentage of the EBITDA Target achieved by CDS if the annual EBITDA equals or exceeds 90% of the EBITDA Target. No bonus is paid if CDS fails to achieve at least 90% of the EBITDA Target. Either CDS or Mr. Rowan may terminate the agreement for any reason prior to its expiration. In the event that CDS terminates the agreement without cause (as defined) or Mr. Rowan terminates his employment due to an adverse change in his working conditions, CDS shall pay Mr. Rowan an amount equal to $175,000 plus a bonus equal to the previous year's bonus. Mr. Rowan's employment agreement also contains customary provisions relating to non-competition and non-disclosure of confidential information.

CONSULTING AGREEMENT

    Mr. Rumbolz acts as a consultant to CDS pursuant to a consulting agreement which expires on June 1, 2001, but which automatically renews for successive one-year terms thereafter. Such agreement provides for a minimum fee of $100,000 per year. Mr. Rumbolz will receive a minimum fee of $100,000 during the year ending December 31, 2001. Pursuant to the terms and conditions of an option agreement dated June 1, 2000, Mr. Rumbolz received options to purchase 500,000 shares of CDS's common stock at an exercise price of $4.375. These options shall vest as to 100,000 shares on June 1, 2001, and thereafter ratably in quarterly increments over an additional four-year period. The options shall accelerate and vest immediately upon a change in control. In the event the merger is consummated, the merger shall constitute such a change in control. Either CDS or Mr. Rumbolz may terminate the consulting agreement for any reason prior to its expiration. Mr. Rumbolz's consulting agreement also contains customary provisions relating to non-competition and non-disclosure of confidential information.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    CDS's Compensation Committee currently consists of Messrs. Yenke and Thomas
E. Gardner.

DIRECTOR COMPENSATION

    Directors who are not also employees of CDS receive a $35,000 annual director's fee and are reimbursed for costs and expenses they incur to attend the CDS board of directors meetings. Directors who are not also employees of CDS are entitled to participate in CDS's 1994 Non-Employee Director Stock Option Plan. This plan is a formula stock option plan that provides for the initial grant of a stock option covering 11,250 shares upon a person joining the CDS board of directors and an annual stock option grant covering 5,625 shares at each annual meeting of stockholders. Any person joining the CDS board of directors as a Vice Chairman receives an initial grant of a stock option covering 22,500 shares. Each option granted has a ten-year term, vests equally over a two year period and has an exercise price equal to the fair market value on the date of grant.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Decisions on compensation of CDS's executives generally have been made by the Compensation and Stock Option Committee (the "Compensation Committee") of the CDS board of directors. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of CDS's executive officers are reviewed by the full CDS board of directors. Each executive officer who also serves as a director of CDS is excused from deliberations of the CDS board of directors during the discussion and vote relating to his or her compensation. Pursuant to rules designed to enhance disclosure of CDS's policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing CDS's compensation policies for the year ended December 31, 2000 as they affected CDS's executive officers. The following report of the Compensation Committee, as well as the Performance Graph set forth herein, are not soliciting material, are not deemed filed with the SEC and are not incorporated by reference in any filing of CDS under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

    The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with CDS's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist CDS in attracting and retaining qualified executives. The Compensation Committee intends to set executive compensation at levels that the Compensation Committee believes to be consistent with others in CDS's industry.

    There are three elements in CDS's executive compensation program, all determined by individual and corporate performance.

    - Base salary compensation

    - Annual incentive compensation

    - Stock options

    Base salary compensation and increases are determined by the potential effect the individual has on CDS, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

    Effective in April 1996, the Compensation Committee instituted a bonus incentive compensation plan which allows each executive to earn a percentage of such executive's base salary, payable quarterly, dependent upon CDS's earnings performance and the individual's performance for such fiscal year.

    Awards of stock grants under CDS's 1993 Stock Option and Compensation Plan (the "Plan") are designed to promote the identity of long-term interest between CDS's executives and its stockholders, and assist in the retention of executives. The Plan also permits the Committee to grant stock options to key personnel. Options become exercisable based upon criteria established by CDS.

    While the value realizable from exercisable options is dependent upon the extent to which CDS's performance is reflected in the market price of CDS's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Compensation Committee. Accordingly, when the Committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

    The Compensation Committee does not anticipate that any of the compensation payable to executive officers of CDS in the coming year will exceed the limits and deductibilities set forth in section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to monitor this issue.

                                          By the Compensation and Stock Option
                                          Committee

                                          Howard W. Yenke
                                          Thomas E. Gardner

STOCK PERFORMANCE GRAPH

    The SEC requires that CDS include in this proxy statement a line-graph presentation comparing cumulative, five-year return to CDS's stockholders (based on appreciation of the market price of CDS's common stock) on an indexed basis with (1) a broad equity market index and (2) an appropriate published industry or line-of-business index, or peer group index constructed by CDS. The following presentation compares CDS's common stock price from December 29, 1995 to December 31, 2000, to the S&P 500 Stock Index and a "peer group" index created by CDS over the same period. The "peer group" index that CDS believes is representative of its industry includes Acres Gaming, Inc., Alliance Gaming Corporation, Anchor Gaming, GTech Holdings Corp., International Game Technology, Shuffle Master, Inc., WMS Industries, Silicon Gaming, Inc., and Mikohn Gaming Corp.

    In the graph, the presentation assumes that the value of an investment in each of CDS's common stock, the S&P 500 Index, and the two peer group indices was $100 on December 29, 1995, and that any dividends paid were reinvested in the same security.

                          TOTAL RETURN TO STOCKHOLDERS
                     (ASSUMES $100 INVESTMENT ON 12/31/95)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                     12/29/95  12/31/96  12/31/97  12/31/98  12/31/99  12/29/00
Casino Data Systems   $100.00    $41.25    $17.25    $12.00    $23.99    $42.18
Peer Group            $100.00   $132.65   $165.77   $171.08   $165.41   $343.04
S&P 500               $100.00   $123.00   $164.02   $210.27   $254.52   $231.33

TOTAL RETURN ANALYSIS                          12/29/95   12/31/96   12/31/97   12/31/98   12/31/99   12/29/00
---------------------                          --------   --------   --------   --------   --------   --------
Casino Data Systems..........................  $100.00    $ 41.25    $ 17.25    $ 12.00    $ 23.99    $ 42.18
Peer Group...................................  $100.00    $132.65    $165.77    $171.08    $165.41    $343.04
S&P 500......................................  $100.00    $123.00    $164.02    $210.27    $254.52    $231.33

                                AUDIT COMMITTEE

    The CDS board of directors appointed Mr. John F. Harvey and Mr. Phil E. Bryan to serve on CDS's audit committee and approved and adopted the audit committee charter. The CDS board of directors appointed Mr. Harvey to serve as chair of the audit committee. The charter appears as Annex C to this proxy statement.

REPORT OF THE AUDIT COMMITTEE

    The audit committee reviews CDS's financial reporting process on behalf of the CDS board of directors. Management has the primary responsibility for the financial statements and the reporting process. CDS's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

    In this context, the audit committee has reviewed and discussed with management and the independent auditors the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from CDS and its management. And, the audit committee has considered whether the independent auditors provision of other non-audit services to CDS is compatible with the auditor's independence.

    In reliance on the reviews and discussions referred to above, the audit committee recommended to the CDS board of directors, and the CDS board of directors has approved, that the audited financial statements be included in CDS's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the SEC.

                                    Submitted by the Casino Data System Audit
                                    Committee
                                    John F. Harvey--Chair
                                    Phil E. Bryan

                             VOTING SECURITIES AND
                           PRINCIPAL HOLDERS THEREOF

    CDS has outstanding one class of voting securities, common stock, no par
value, of which [            ] shares were outstanding as of the close of
business on         , 2001. Each share of common stock is entitled to one vote on all matters put to a vote of stockholders. The following table sets forth, as of February 14, 2001 (except where a different date is indicated), certain information regarding the beneficial ownership of shares of common stock by each director of CDS, each of the executive officers listed in the Summary Compensation Table, each person known to CDS to be the beneficial owner of more that five percent of the outstanding shares, and all directors and executive officers as a group.

                                                                                  BENEFICIAL
                                                                                OWNERSHIP (1)
                                                              --------------------------------------------------
NAME OF BENEFICIAL OWNER                                                NUMBER                    PERCENT
------------------------                                      --------------------------   ---------------------
Steven A. Weiss (2) (3).....................................                   2,167,155                    11.6
Ronald Rowan (4)............................................                      29,152             *
Michael D. Rumbolz (5)......................................                     131,250             *
Howard Yenke (6)............................................                      16,874             *
Phil E. Bryan (6)...........................................                      22,499             *
Thomas E. Gardner (6).......................................                      19,874             *
John F. Harvey (6)..........................................                      14,062             *
SLS Management (7)..........................................                   1,286,604                    6.94
Dimensional Fund Advisors (8)...............................                   1,200,050                    6.48
Franklin Resources, Inc. (9)................................                   1,173,000                     6.3
All current executive officers, directors and director
  nominees, as a group
  (7 persons) (10)..........................................                   2,400,866                    12.8

------------------------

*   Less than 1%

(1) Beneficial ownership is determined in accordance with rules of the SEC and includes generally voting power and/or investment power with respect to securities. Shares of CDS's common stock subject to options currently exercisable or exercisable with 60 days of the date hereof, are deemed outstanding for computing the percentage ownership of the person holding such option but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, CDS believes that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and that there are no other affiliations among the stockholders listed in the table. For the purposes of calculating the options that are exercisable, a filing date of June 1, 2001 is assumed.

(2) The address of such person is 3300 Birtcher Drive, Las Vegas, Nevada 89118.

(3) Includes 453,225 shares which are held by a trust for the benefit of Mr. Weiss' spouse and 353,024 shares which are held by a trust of which Mr. Weiss's spouse is one of the beneficiaries. Mr. Weiss disclaims beneficial ownership of these shares.

(4) Includes options to purchase 1,687 shares that are exercisable within 60 days.

(5) Includes options to purchase 111,250 shares that are exercisable within 60 days.

(6) Includes options to purchase 5,625 shares that are exercisable within 60 days.

(7) The address of such entity is 140 West 57th Street, Suite 7B, New York, NY 10019. Beneficial ownership is based on the most recent Schedule 13G filed with the SEC on February 14, 2001.

(8) The address of such entity is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90404. Beneficial ownership is based on the most recent Schedule 13G filed with the SEC on February 2, 2001.

(9) The address of such entity is 777 Mariners Island Blvd., San Mateo, CA 94404. Beneficial ownership is based upon the most recent Schedule 13G filed with the SEC on February 1, 2001.

(10) Includes options to purchase 135,437 shares that are exercisable within 60 days.

                           PROPOSALS OF STOCKHOLDERS

    The matters to be considered at the annual meeting are limited to that set forth in the Notice of annual meeting accompanying this proxy statement.

    Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2001 annual meeting must be received by
CDS by         , 2001. The proposal must be in accordance with the provisions of
SEC Rule 14a-8. It is suggested that the proposal be submitted by certified mail, return receipt requested.

    Stockholders who intend to present a proposal at the 2001 annual meeting without including such proposal in CDS's proxy statement must provide CDS notice
of such proposal no later than         , 2001. CDS reserves the right to reject,
rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

    If CDS does not receive notice prior to         , 2001 of any matters to be
raised by stockholders, the persons named in CDS's proxy cards for that annual meeting will have the discretion to vote the proxies on such matters in accordance with their best judgment.

                              INDEPENDENT AUDITORS

    CDS's financial statements for the year ended December 31, 2000 have been audited by Deloitte & Touche, independent auditors.

    Representatives of Deloitte & Touche will have an opportunity to make a statement at the annual meeting and will be available at the annual meeting to answer appropriate questions asked by CDS stockholders.

                                 OTHER MATTERS

CDS BOARD OF DIRECTORS AND COMMITTEES

    The CDS board of directors held ten (10) meetings and took one action in writing during the last fiscal year. CDS has an audit committee and a compensation and stock option committee, but does not have a nominating committee of the CDS board of directors.

    During 2000, CDS's audit committee consisted of Messrs. Bryan and Harvey. The audit committee recommends to the full CDS board of directors the engagement of the independent accountants, reviews the audit plan and results of the audit engagement, reviews the independence of the auditors, and reviews the adequacy of CDS's system of internal accounting controls. The audit committee met once during the last fiscal year.

    During 2000, CDS's compensation committee, which consisted of Messrs. Yenke and Gardner, held one meeting during the last fiscal year. The compensation and stock option committee reviews CDS's remuneration policies and practices, makes recommendations to the CDS board of directors in connection with all compensation matters affecting CDS and administers the Plan.

    During 2000, each member of the CDS board of directors attended at least 75 percent of the meetings of the CDS board of directors and the CDS board of directors committees of which he was a member.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires CDS's officers and directors, and persons who own more than ten percent of a registered class of CDS's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish CDS with copies of all Sections 16(a) forms they file. Based solely on review of the copies of such forms furnished to CDS, or written representations that no Forms 5 were required, CDS believes that during the fiscal year ended
December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

SOLICITATION

    CDS will bear the cost of preparing, assembling and mailing the proxy, proxy statement, Annual Report and other material which may be sent to the stockholders in connection with this solicitation.

    Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by CDS for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of CDS may solicit proxies personally, by telephone, by telegram or by special letter.

    The CDS board of directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

                      WHERE YOU CAN FIND MORE INFORMATION

    CDS files annual, quarterly and current reports, proxy statements and other information with the SEC. The annual reports include CDS's audited financial statements. You may read and copy any reports, statements or other information that CDS files at the SEC's public reference rooms which are located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials are also available from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates. Copies of such materials may also be accessed through the SEC Internet web site at http://www.sec.gov. Once the merger is completed, CDS will no longer be subject to the reporting requirements of the Exchange Act. This proxy statement incorporates by reference "Regulatory Matters" in Item 1 of the Annual Report on Form 10-K of Casino Data Systems for the year ended December 31, 1999.

    You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares of CDS common stock at the annual meeting. Neither CDS nor Cedar has authorized anyone to provide you with information that is different from what is contained in this proxy statement.

    This proxy statement is dated               , 2001. You should not assume
that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to stockholders will not create any implication to the contrary.

    RETURN OF AN EXECUTED PROXY WITH NO INSTRUCTIONS INDICATED ON THIS PROXY WILL RESULT IN THE SHARES REPRESENTED BY THE PROXY BEING VOTED "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND "FOR" ELECTION OF THE NOMINEES FOR DIRECTOR. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE MEETING WILL HAVE THE EFFECT OF A VOTE "AGAINST" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.

    IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, PLEASE SIGN AND RETURN EACH PROXY CARD.

                                   IMPORTANT

    PLEASE VOTE YOUR SHARES PROMPTLY. PLEASE DO NOT SEND YOUR CDS COMMON STOCK CERTIFICATES AT THIS TIME.

                                    ANNEX A
                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER
                          DATED AS OF JANUARY 17, 2001
                                  BY AND AMONG
                          ARISTOCRAT LEISURE LIMITED,
                            CEDAR ACQUISITION CORP.
                                      AND
                              CASINO DATA SYSTEMS

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                               --------
ARTICLE I  THE MERGER........................................................      2
  SECTION 1.1.   The Merger..................................................      2
  SECTION 1.2.   Closing.....................................................      2
  SECTION 1.3.   Effective Time..............................................      2
  SECTION 1.4.   Effects of the Merger.......................................      2
  SECTION 1.5.   Articles of Incorporation and Bylaws........................      2
  SECTION 1.6.   Directors...................................................      2
  SECTION 1.7.   Officers....................................................      2
  SECTION 1.8.   Additional Actions..........................................      3

ARTICLE II  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
            CORPORATIONS; EXCHANGE OF CERTIFICATES...........................      3
  SECTION 2.1.   Effect on Capital Stock.....................................      3
  SECTION 2.2.   Exchange of Certificates....................................      4
  SECTION 2.3.   Stock Options...............................................      5
  SECTION 2.4.   No Liability................................................      6

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................      6
  SECTION 3.1.   Organization and Qualification; subsidiaries................      6
  SECTION 3.2.   Capitalization of the Company and its subsidiaries..........      7
  SECTION 3.3.   Authority Relative to this Agreement; Recommendation........      8
  SECTION 3.4.   SEC Reports; Financial Statements...........................      8
  SECTION 3.5.   Information Supplied........................................      9
  SECTION 3.6.   Consents and Approvals; No Violations.......................      9
  SECTION 3.7.   No Default..................................................     10
  SECTION 3.8.   Absence of Changes..........................................     10
  SECTION 3.9.   Litigation..................................................     10
  SECTION 3.10.  Compliance with Applicable Law..............................     11
  SECTION 3.11.  Employee Benefit Plans; Labor Matters.......................     12
  SECTION 3.12.  Environmental Laws and Regulations..........................     14
  SECTION 3.13.  Taxes.......................................................     15
  SECTION 3.14.  Intellectual Property.......................................     16
  SECTION 3.15.  Vote Required...............................................     19
  SECTION 3.16.  Opinion of Financial Adviser................................     20
  SECTION 3.17.  Brokers.....................................................     20
  SECTION 3.18.  Property....................................................     20
  SECTION 3.19.  Contracts...................................................     21
  SECTION 3.20.  State Takeover Statutes.....................................     21

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION.........
                                                                                  21
  SECTION 4.1.   Organization................................................     22
  SECTION 4.2.   Authority Relative to this Agreement........................     22
  SECTION 4.3.   Information Supplied........................................     22
  SECTION 4.4.   Consents and Approvals; No Violations.......................     22
  SECTION 4.5.   Adequate Funds..............................................     23
  SECTION 4.6.   No Prior Activities.........................................     23
  SECTION 4.7.   Ownership of Securities.....................................     23
  SECTION 4.8.   Financial Statements........................................     23

                                                                                 PAGE
                                                                               --------
ARTICLE V  COVENANTS.........................................................     24
  SECTION 5.1.   Conduct of Business.........................................     24
  SECTION 5.2.   Other Potential Acquirors...................................     27
  SECTION 5.3.   Preparation of the Proxy Statement; Stockholders' Meeting...     29
  SECTION 5.4.   Access to Information; Confidentiality......................     30
  SECTION 5.5.   Reasonable Efforts; Notification............................     31
  SECTION 5.6.   Takeover Statutes; Inconsistent Actions.....................     32
  SECTION 5.7.   Indemnification, Exculpation and Insurance..................     32
  SECTION 5.8.   Fees and Expenses...........................................     34
  SECTION 5.9.   Public Announcements........................................     34
  SECTION 5.10.  Status of Company Employees; Employee Benefits..............     34
  SECTION 5.11.  Governmental Approvals......................................     35

ARTICLE VI  CONDITIONS PRECEDENT.............................................     36
                 Conditions to Each Party's Obligations to Effect the
  SECTION 6.1.     Merger....................................................     36
                 Additional Conditions to Obligations of Parent and
  SECTION 6.2.     Acquisition...............................................     36
  SECTION 6.3.   Additional Conditions to Obligations of the Company.........     37

ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER...............................     38
  SECTION 7.1.   Termination.................................................     38
  SECTION 7.2.   Effect of Termination.......................................     39
  SECTION 7.3.   Amendment...................................................     40
  SECTION 7.4.   Extension; Waiver...........................................     40
  SECTION 7.5.   Termination Fee.............................................     40

ARTICLE VIII  GENERAL PROVISIONS.............................................     41
  SECTION 8.1.   Nonsurvival of Representations and Warranties...............     41
  SECTION 8.2.   Notices.....................................................     41
  SECTION 8.3.   Definitions.................................................     42
  SECTION 8.4.   Interpretation..............................................     42
  SECTION 8.5.   Counterparts; Facsimile.....................................     42
  SECTION 8.6.   Entire Agreement; No Third-Party Beneficiaries..............     42
  SECTION 8.7.   Governing Law...............................................     42
  SECTION 8.8.   Assignment..................................................     42
  SECTION 8.9.   Enforcement.................................................     43
  SECTION 8.10.  Waiver of Jury Trial........................................     43
  SECTION 8.11.  Personal Liability..........................................     43
  SECTION 8.12.  Severability................................................     43
  SECTION 8.13.  Financing...................................................     44
  SECTION 8.14.  Materiality.................................................     44

                             TABLE OF DEFINED TERMS

TERM                                               CROSS REFERENCE IN AGREEMENT                  PAGE
----                                               ----------------------------                --------
Acquisition......................................  Preamble..................................      1
Agreement........................................  Preamble..................................      1
Budget...........................................  Section 3.1(c)............................      6
Certificates.....................................  Section 2.2(a)............................      4
Closing Date.....................................  Section 1.2...............................      2
Code.............................................  Section 3.11(b)...........................     12
Company Common Stock.............................  Preamble..................................      1
Company Disclosure Schedule......................  Art. III..................................      6
Company Employees................................  Section 5.10(a)...........................     34
Company Financial Adviser........................  Section 3.16..............................     20
Company Intellectual Property Rights.............  Section 3.14(c)...........................     17
Company Letter of Transmittal....................  Section 2.2(a)............................      4
Company Material Adverse Effect..................  Section 3.1(c)............................      6
Company Permits..................................  Section 3.10(a)...........................     11
Company..........................................  Preamble..................................      1
Company SEC Reports..............................  Section 3.4...............................      8
Company Securities...............................  Section 3.2(a)............................      7
Company Stock Option(s)..........................  Section 2.3...............................      5
Company Stockholders' Meeting....................  Section 3.5...............................      9
Confidentiality Agreement........................  Section 5.2(a)............................     27
Contractor.......................................  Section 5.4(b)(iii).......................     31
Copyrights.......................................  Section 3.14(a)(i)........................     17
Effective Time...................................  Section 1.3...............................      2
Employee Plans...................................  Section 3.11(a)...........................     12
ERISA Affiliate..................................  Section 3.11(a)...........................     12
ERISA............................................  Section 3.11(a)...........................     12
Exchange Act.....................................  Section 3.2(c)............................      8
Exchange Agent...................................  Section 2.2(b)............................      4
Excluded Shares..................................  Section 2.1(a)(i).........................      3
Expenses.........................................  Section 7.5...............................     40
Governmental Approvals...........................  Section 5.11(a)...........................     35
Governmental Entity..............................  Section 3.6...............................      9
HSR Act..........................................  Section 3.6...............................      9
Income Tax.......................................  Section 3.13(a)(i)........................     15
Indemnified Liabilities..........................  Section 5.7(b)............................     33
Indemnified persons..............................  Section 5.7(b)............................     33
Leased Property..................................  Section 3.18(b)...........................     20
Leases...........................................  Section 3.18(b)...........................     20
Lien.............................................  Section 3.2(b)............................      8
Merger Consideration.............................  Section 2.1(a)(i).........................      3
Merger...........................................  Preamble..................................      1
Notifying Party..................................  Section 5.11(a)...........................     35
NRS..............................................  Preamble..................................      1
Opinion..........................................  Section 3.16..............................     20
Outside Date.....................................  Section 7.1(e)............................     38
Owned Property...................................  Section 3.18(a)...........................     20
Parent Benefit Plans.............................  Section 5.10(a)...........................     34
Parent Disclosure Schedule.......................  Article IV................................     21

TERM                                               CROSS REFERENCE IN AGREEMENT                  PAGE
----                                               ----------------------------                --------
Parent Financial Statements......................  Section 4.8...............................     23
Parent Material Adverse Effect...................  Section 4.1(b)............................     22
Parent...........................................  Preamble..................................      1
Patents..........................................  Section 3.14(a)(i)........................     16
PBGC.............................................  Section 3.11(c)...........................     13
Principal Stockholders...........................  Preamble..................................      1
Property.........................................  Section 5.4(b)(i).........................     31
Proxy Statement..................................  Section 3.5...............................      9
SEC..............................................  Section 3.4...............................      8
Securities Act...................................  Section 3.4...............................      8
Stock Option Plans...............................  Section 2.3...............................      5
Stockholder Approval.............................  Preamble..................................      1
Surviving Corporation............................  Section 1.1...............................      2
Tax Return.......................................  Section 3.13(a)(iii)......................     15
Tax/Taxes........................................  Section 3.13(a)(ii).......................     15
Termination Fee..................................  Section 7.5...............................     40
Third Party......................................  Section 5.2(e)............................     28
Trademarks.......................................  Section 3.14(a)(i)........................     16
Voting Agreement.................................  Preamble..................................      1

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER dated as of January 17, 2001 (this "AGREEMENT"), by and among ARISTOCRAT LEISURE LIMITED, an Australian company ("PARENT"), CEDAR ACQUISITION CORP., a Nevada corporation and an indirect wholly owned subsidiary of Parent ("ACQUISITION"), and CASINO DATA SYSTEMS, a Nevada corporation (the "COMPANY").

                                   BACKGROUND

    A. The respective Boards of Directors of Parent, Acquisition and the Company have approved, and deem it fair to and in the best interests of their respective shareholders and stockholders to consummate, the merger of Acquisition with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Nevada Revised Statutes ("NRS"), whereby each issued and outstanding share of common stock of the Company, no par value per share (the "COMPANY COMMON STOCK"), other than shares to be cancelled in accordance with Section 2.1(c), will be converted into the right to receive the Merger Consideration (as defined below).

    B. This Agreement and the Merger are required to be approved by the holders of a majority of the outstanding shares of the Company Common Stock (the "STOCKHOLDER APPROVAL").

    C. As a condition and inducement to Parent and Acquisition entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent and certain stockholders of the Company ("PRINCIPAL STOCKHOLDERS") are simultaneously entering into a Voting Agreement (the "VOTING AGREEMENT") pursuant to which, among other things, such stockholders have agreed to vote certain of the shares of Company Common Stock owned by such stockholders (aggregating approximately 9.5% of the outstanding capital stock of the Company) in favor of the approval of this Agreement and the Merger.

    D. Parent, Acquisition and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                                   AGREEMENT

    In consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Chapter 92A of the NRS, Acquisition shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). As a result of the Merger, the separate corporate existence of Acquisition shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION").

    SECTION 1.2 CLOSING. The closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "CLOSING DATE"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, unless another time, date or place is agreed to in writing by the parties hereto.

    SECTION 1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall prepare, execute and acknowledge and file articles of merger in such form as is required by
Section 92A.200 of the NRS and shall make all other filings or recordings as are required under the NRS. The Merger shall become effective at such time as such filing or filings are made with the Secretary of State of the State of Nevada, or at such other time on or within 90 days after such filing as Parent and the Company shall agree and as is specified in such filings (the date and time of such effectiveness, being the "EFFECTIVE TIME").

    SECTION 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 92A.250 of the NRS and all other effects specified in the applicable provisions of the NRS.

    SECTION 1.5 ARTICLES OF INCORPORATION AND BYLAWS. At the Effective Time, the Articles of Incorporation and Bylaws of Surviving Corporation shall be amended to be identical to the Articles of Incorporation and Bylaws, respectively, of Acquisition as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be the same as the name of the Company), until thereafter changed or amended as provided therein or by applicable law.

    SECTION 1.6  DIRECTORS.  At the Effective Time, except as set forth on
EXHIBIT 1.6, each of the directors of the Company and its subsidiaries shall resign or be removed from the Board of Directors of the Company and its subsidiaries, respectively. The directors of Acquisition immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified at the Effective Time, as the case may be.

    SECTION 1.7 OFFICERS. Except as set forth on EXHIBIT 1.7, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation at the Effective Time and shall hold office until the earlier of their death, resignation or removal or until their successors are duly appointed and qualified.

    SECTION 1.8 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Acquisition or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Acquisition or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Acquisition or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    SECTION 2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition, the Company or the holders of any shares of Company Common Stock or any shares of capital stock of Acquisition:

    (a) CONVERSION OF COMMON STOCK.

        (i) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned by the Company or any subsidiary of the Company, or Parent, Acquisition or any other subsidiary of Parent (the "EXCLUDED SHARES") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, $9.25 in cash (the "MERGER CONSIDERATION").

        (ii) As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration upon surrender of such certificates in accordance with
    Section 2.2. The
    holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock as of the Effective Time except as otherwise provided herein or by law.

    (b) CAPITAL STOCK OF ACQUISITION. Each share of the capital stock of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

    (c) CANCELLATION OF TREASURY STOCK AND PARENT OWNED STOCK. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Acquisition or any other subsidiary of Parent immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist without any conversion thereof and no consideration shall be delivered with respect thereto.

    SECTION 2.2  EXCHANGE OF CERTIFICATES.

    (a) Promptly after the Effective Time, the Exchange Agent (as defined below) shall mail to each holder of record of Company Common Stock immediately prior to the Effective Time (other than Excluded Shares) (i) a letter of transmittal (the "COMPANY LETTER OF TRANSMITTAL") (which shall specify that delivery shall be effected, and risk of loss and title to the Company certificates representing shares of the Company Common Stock (the "CERTIFICATES") shall pass, only upon delivery of such Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent shall reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

    (b) Prior to the Effective Time, Parent shall cause to be deposited with the party specified by Parent as the exchange agent (the "EXCHANGE AGENT") amounts sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make payments pursuant to Section 2.1(a)(i) hereof to holders of Company Common Stock issued and outstanding immediately prior to the Effective Time who are entitled to receive the Merger Consideration. Any interest, dividends, or other income earned on the investment of cash deposited by Parent with the Exchange Agent in accordance with this Section 2.2(b) shall be for the account of and payable to Parent.

    (c) Upon surrender to the Exchange Agent of Certificates, together with the Company Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, and only upon such surrender, the holder of such Certificate shall be entitled to receive, in exchange therefor, and Parent shall cause the Exchange Agent to promptly cause to be delivered to such holder a check in an amount equal to the Merger Consideration payable for each such share of Company Common Stock represented by such Certificate, after giving effect to any required tax withholdings or transfer taxes or other similar taxes. The Certificates surrendered pursuant to this Section 2.2(c) shall forthwith be cancelled. If any Certificate shall have been lost, stolen, mislaid or destroyed, then upon receipt of an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed and a lost certificate indemnity (in each case reasonably satisfactory to Parent and the Exchange Agent), the Exchange Agent shall issue to such holder the Merger Consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted, after giving effect to any required tax withholdings or transfer taxes or other similar taxes.

    (d) No interest will be paid or will accrue on the amount payable upon the surrender of any Certificate. If payment is to be made to a person other than the registered holder of the Certificate surrendered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, as determined by the Exchange Agent or Parent, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Parent or the Exchange Agent that such tax has been paid or is not payable. One hundred eighty (180) days following the Effective Time, Parent shall be entitled to cause the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Exchange Agent which have not been disbursed to holders of certificates formerly representing shares of Company Common Stock outstanding on the Effective Time, and thereafter such holders shall be entitled to look to the Parent only as general creditors thereof with respect to cash payable upon due surrender of their Certificates.

    (e) In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, Merger Consideration may be paid or issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate, accompanied by all documents required to evidence and effect such transfer, shall be properly endorsed with signature guarantees or otherwise be in proper form for transfer, and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable.

    (f) The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of Company Common Stock thereafter on the records of the Company.

    SECTION 2.3 STOCK OPTIONS. (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "COMPANY STOCK OPTION" or, collectively, the "COMPANY STOCK OPTIONS") issued pursuant to the Company's 1993 Stock Option and Compensation Plan and the Company's 1994 Non-Employee Director Stock Option Plan or otherwise (collectively, the "STOCK OPTION PLANS"), whether vested or unvested, shall be canceled and each holder of a Company Stock Option shall be entitled to receive in exchange therefor cash in an amount equal to the product of (a) the difference between the Merger Consideration and the exercise price per share of such Company Stock Option, multiplied by (b) the number of shares subject to such Company Stock Option, less any applicable Taxes withheld by the Company under applicable law.

    (b) In connection with such cancellation, the Company shall use reasonable best efforts to obtain any required consents from holders of Company Stock Options as required pursuant to the Stock Option Plans. The Company shall use reasonable best efforts to take all other actions necessary and appropriate so that all stock option and other equity-based plans maintained with respect to the Company Common Stock, including, without limitation, the Stock Option Plans, shall terminate as of the Effective Time, and the provisions of any other Employee Plan (as defined in Section 3.11(a) hereof) providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option or any participant in any Stock Option Plan shall have any rights thereunder to acquire any capital stock of the Company, Parent or the Surviving Corporation.

    SECTION 2.4 NO LIABILITY. None of Parent, Acquisition, the Company or the Exchange Agent shall be liable to any holder of shares of Company Common Stock for any cash otherwise payable to such holder of shares of Company Common Stock or paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as publicly disclosed by the Company in the Company SEC Reports filed with the SEC prior to the date hereof and except as set forth on the Disclosure Schedule (it being agreed that disclosure of any item in such schedule shall be deemed disclosure with respect to any section of this Agreement) previously delivered by the Company to Parent (the "COMPANY DISCLOSURE SCHEDULE"), the Company hereby represents and warrants to each of Parent and Acquisition as follows:

    SECTION 3.1  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

    (a) Section 3.1(a) of the Company Disclosure Schedule contains a complete and accurate list of each subsidiary of the Company as of the date hereof and its respective jurisdiction of incorporation or organization, as the case may be. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. The Company has heretofore delivered to Parent accurate and complete copies of the Articles of Incorporation and Bylaws (or similar governing documents), as currently in effect, of the Company and its subsidiaries.

    (b) The respective articles of incorporation and bylaws or other organizational documents of the subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control such subsidiaries, other than as required by Gaming Laws. The Company does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity (including through joint ventures or partnership arrangements) other than (i) the subsidiaries of the Company identified on Schedule 3.1(b) of the Company Disclosure Schedule or
(ii) as otherwise disclosed on Schedule 3.1(b) of the Company Disclosure
Schedule.

    (c) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not be reasonably expected to have a Company Material Adverse Effect. The term "COMPANY MATERIAL ADVERSE EFFECT" means any change or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the business, assets, operations, results of operations, prospects (as identified in the Company's 2001 Preliminary Budget dated January 6, 2001 ("BUDGET")) or financial condition of the Company and its subsidiaries, taken as whole, other than any changes or effects arising out of (i) conditions generally affecting industries in which the Company operates,(ii) the entering into or the public announcement or disclosure of this Agreement or the transactions contemplated hereby, (iii) general economic conditions, or (iv) the financial markets.

    SECTION 3.2  CAPITALIZATION OF THE COMPANY AND ITS SUBSIDIARIES.

    (a) The authorized capital stock of the Company consists of 100 million shares of capital stock, of which, as of January 16, 2001, 18,558,065 shares of Company Common Stock were issued and outstanding, and no shares of Company Common Stock were held in the Company's treasury. All of the outstanding shares of Company Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of January 17, 2001, 1,724,856 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Options. Except as set forth in this Section 3.2, as of January 17, 2001, there were outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no stock appreciation rights, phantom stock units, restricted stock grants, contingent stock grants or Employee Plans which grant awards of any of the foregoing, and no other outstanding contractual rights to which the Company is a party the value of which is based on the value of Company Common Stock, (iii) no bonds, debentures, notes or other indebtedness of the Company or any subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, (iv) no securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (v) no options or other rights to acquire from the Company or its subsidiaries and, no obligations of the Company or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (iv) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries (collectively "COMPANY SECURITIES"). Section 3.2 of the Company Disclosure Schedule lists each outstanding Company Stock Option, showing in each case the exercise price, the number of shares of Company Common Stock into which each such Company Stock Option is exercisable, and the expiration date of such Company Stock Option. As of the date hereof, there are no outstanding obligations of the Company or its subsidiaries to repurchase redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company. To the knowledge of the Company, as of the date of this Agreement, there are no irrevocable proxies and no voting agreements (other than the Voting Agreement) with respect to any shares of capital stock or the other voting securities of the Company to which the Company is a party.

    (b) All of the outstanding capital stock of the Company's subsidiaries (other than director's qualifying shares in the case of foreign subsidiaries, each of which is set forth on section 3.2(b) of the Company Disclosure Schedule) is owned by the Company, or one of its subsidiaries, directly or indirectly, free and clear of any Lien or any other material limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for, the issuance or sale, directly or indirectly, by the Company or any of its subsidiaries of any capital stock or other ownership interests in or any other securities of any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "LIEN"means any mortgage, lien, pledge, conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to, any asset, property or property interest.

    (c) The Company Common Stock constitutes the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

    SECTION 3.3  AUTHORITY RELATIVE TO THIS AGREEMENT; RECOMMENDATION.

    (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except the Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and Acquisition, constitutes a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms.

    (b) The Board of Directors of the Company has unanimously resolved to recommend that the stockholders of the Company approve and adopt this Agreement.

    SECTION 3.4 SEC REPORTS; FINANCIAL STATEMENTS. The Company has filed all required forms, reports and documents ("COMPANY SEC REPORTS") with the Securities and Exchange Commission (the "SEC") since December 31, 1998, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the "SECURITIES ACT") and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The audited consolidated financial statements of the Company included in the Company SEC Reports and the unaudited financial statements contained in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2000 have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended, except, in the case of unaudited interim financial statements, for normal year-end audit adjustments and the fact that certain information and notes have been condensed or omitted in accordance with the applicable rules of the SEC. Except as set forth on Section 3.4 of the Company Disclosure Schedule and except as set forth in the Company SEC Reports filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Company SEC Reports filed and publicly available prior to the date of this Agreement and except for liabilities and obligations which, individually or in the aggregate, would not have a Company Material Adverse Effect, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

    SECTION 3.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement (the "PROXY STATEMENT") relating to the meeting of the Company's stockholders to be held in connection with the Merger (the "COMPANY STOCKHOLDERS' MEETING") will, at the date the Proxy Statement or any amendments or supplements thereto are mailed to stockholders of the Company or at the time of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary, in order to make the statements therein in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Acquisition for inclusion or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

    SECTION 3.6  CONSENTS AND APPROVALS; NO VIOLATIONS.  Except as set forth in
Section 3.6 of the Company Disclosure Schedule, and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), foreign antitrust laws and the filing and recordation of the articles of merger as required by the NRS, no filing with or notice to and no permit, authorization, consent, order, license, certificate, declaration, filing with or approval of any supranational, national, state, municipal, county or local government, any instrumentality, subdivision, court, governmental, regulatory, judicial or administrative agency or commission or other authority thereof, any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any Gaming Authority (as defined below) (each, a "GOVERNMENTAL ENTITY") or other person is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect or prevent or significantly delay consummation of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Articles of Incorporation or Bylaws (or similar governing documents) of the Company or any of its subsidiaries,
(b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound and which contemplates a payment to or from the Company in any twelve month period of an amount in excess of $100,000 or (c) except as set forth in Section 3.6 of the Company Disclosure Schedule, to the Company's knowledge, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of (b) or (c), for violations, breaches or defaults which, individually or in the aggregate, would not be reasonably expected to have a Company Material Adverse Effect. The term "GAMING AUTHORITY" means all foreign, federal, state, local or supranational governmental, regulatory or licensing authorities or the National Indian Gaming Commission, or other aboriginal or tribal authority, which issues or grants any License or approval or admits persons to any roll or list, necessary or appropriate for the lawful operation of gaming and related businesses and operations engaged in by the Company or its subsidiaries. The term "LICENSE" means a license, registration, finding of suitability, permit, order, consent or other regulatory approval necessary for the lawful operation or conduct of gaming, manufacturing, distributing and related business or businesses (including specific contractual relations) engaged in by the Company or any subsidiary in any jurisdiction issued or given by a Gaming Authority or Governmental Entity.

    SECTION 3.7 NO DEFAULT. None of the Company or its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach default or violation) of any term, condition or provision of (a) its Articles of Incorporation or Bylaws (or similar governing documents), (b) any Company Material Contract or Company Permit (as hereinafter defined) or (c) any order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Entity applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of (b) or (c), for violations, breaches or defaults that would not individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect or prevent or significantly delay consummation of the transactions contemplated hereby.

    SECTION 3.8 ABSENCE OF CHANGES. Since September 30, 2000, there have been no events, changes or effects with respect to the Company or its subsidiaries that would have a Company Material Adverse Effect or that are outside the ordinary course of business.

    SECTION 3.9 LITIGATION. Except as set forth on Section 3.9 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened (in writing, with respect to matters other than Intellectual Property Rights, and, to the Company's knowledge, whether or not in writing, with respect to Intellectual Property Rights) against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity or arbitrator which would be reasonably expected to result in costs, losses, fines, penalties, settlements (payable in royalties or otherwise), awards, or other financial damages to the Company, if determined adversely, in an amount of $100,000 or more, result in an injunction preventing the company from offering any current or presently contemplated products or services, or affect the validity, enforceability or ownership of any Company Intellectual Property Rights or would reasonably be expected to prevent or significantly delay the consummation of the transactions contemplated by this Agreement. None of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree of any Governmental Entity that would have a Company Material Adverse Effect or would reasonably be expected to prevent or significantly delay the consummation of the transactions contemplated hereby.

    SECTION 3.10  COMPLIANCE WITH APPLICABLE LAW.

    (a) Except where the failure to hold the same, or the invalidity or revocation thereof, would not have a Company Material Adverse Effect, the Company and its subsidiaries hold all permits, Licenses, variances, exemptions and approvals from all Governmental Entities necessary for the lawful conduct of their respective businesses as presently conducted, (the "COMPANY PERMITS") all of which are valid and in full force and effect, subject to any conditions or limitations imposed by any such authority, and no notice of revocation or suspension has been received or, to the knowledge of the Company, is pending or threatened in writing in respect thereof and no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any Company Permit that currently is in effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits except where the failure so to comply would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect or prevent or significantly delay the consummation of the transactions contemplated hereby.

    (b) The businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except that no representation or warranty is made in this Section 3.10 with respect to Environmental Laws (as defined in Section 3.12 below) and except for violations or possible violations which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, and PROVIDED HOWEVER that certain such Company Permits as are listed in
Section 3.10(b) of the Company Disclosure Schedule are in the process of being renewed. To the knowledge of the Company and its subsidiaries, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or threatened, nor to the knowledge of the Company and its subsidiaries, has any Governmental Entity indicated an intention to conduct the same, other than such investigations or reviews as would not be reasonably expected to have a Company Material Adverse Effect.

    (c) The Company and its subsidiaries are currently operating in substantial compliance with the terms of all Company Permits issued by Gaming Authorities, and to the extent there has not been such compliance in the past all such non-compliances have been rectified. No Gaming Authority is restricting or prohibiting the continuation of the business of the Company or any of the Company's subsidiaries as presently conducted through any order, decree or otherwise. Except as disclosed in Section 3.10(c) of the Company's Disclosure Schedule, (i) neither the Company nor any of its subsidiaries, nor any director, officer, key employee, person performing management functions similar to officers or, to the Company's knowledge, partners of the Company or any of its subsidiaries has received any written claim, demand notice, complaint, court order or administrative order from any Governmental Entity in the past three years under or relating to any violation or possible violation of any Gaming Laws (as defined below) which did or would be reasonably likely to result in fines or penalties of $50,000 or more; (ii) to the knowledge of the Company, there are no facts which, if known to the Gaming Authorities under the Gaming Laws, could reasonably be expected to result in the revocation, limitation or suspension of a Company Permit, or any officer, director, key employee, other person performing management functions similar to an officer or partner, under any Gaming Laws and neither the Company nor any of its subsidiaries has any reason to believe that any Gaming Authority is considering, or has any basis for, restricting or prohibiting the continuation of the business of the Company or any of its subsidiaries as presently conducted through any order, decree or otherwise, and (iii) neither the Company nor any of its subsidiaries has suffered a suspension or revocation of any Company Permit held under or pursuant to the Gaming Laws. The term "Gaming Laws" means any law, statute, ordinance, rule, regulation, License, judgment, order, decree, injunction or other authorization of a Governmental Entity, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino, gaming and related manufacturing and distributing activities and operations of the Company or any of its subsidiaries.

    SECTION 3.11  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

    (a) Section 3.11(a) contains a true and complete list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA AFFILIATE"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any subsidiary (the "EMPLOYEE PLANS"). Neither the Company nor any ERISA Affiliate has any legally binding commitment to create any additional employee benefit plan or modify or change any existing Employee Plan that would affect any employee or former employee of the Company or any subsidiary.

    (b) With respect to each Employee Plan, the Company has heretofore delivered to Parent true and complete copies of the Employee Plan and any amendments thereto (or if the Employee Plan is not a written Employee Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Employee Plan intended to qualify under section 401 of the Internal Revenue Code of 1986, as amended (the "CODE").

    (c) None of the Employee Plans is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, nor is any Employee Plan subject to 302 or Title IV of ERISA or Section 412 of the Code. No liability under Title IV or section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due).

    (d) Neither the Company or any subsidiary, any Employee Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any subsidiary, any Employee Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Employee Plan or any such trust could be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material tax imposed pursuant to section 4975 or 4976 of the Code.

    (e) Each Employee Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

    (f) Each Employee Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code. Each Employee Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

    (g) No Employee Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

    (h) Except as disclosed in Section 3.11(h) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

    (i) There are no pending, threatened or anticipated claims of a material nature by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan, or otherwise involving any such Employee Plan (other than routine claims for benefits).

    (j) There are no material controversies pending or, to the knowledge of the Company, threatened between the Company or any of its subsidiaries and any of their respective employees. Section 3.11(j) of the Company Disclosure Schedule lists each collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries in the United States. The Company has no knowledge of any material activities or proceedings of any labor union to organize any employees of the Company or its subsidiaries. The Company has no knowledge of any material strikes, slowdowns, work stoppages, lockouts or threats thereof by or with respect to any employees of the Company or any of its subsidiaries.

    SECTION 3.12  ENVIRONMENTAL LAWS AND REGULATIONS.

    (a) Except as set forth in Section 3.12 of the Company Disclosure Schedule, the Company and each of its subsidiaries is in full compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Company and its subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Except as set forth in
Section 3.12 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is not in such full compliance. All permits and other governmental authorizations currently held by the Company or any of its subsidiaries pursuant to the Environmental Laws are identified in
Section 3.12 of the Company Disclosure Schedule.

    (b) Except as set forth in Section 3.12 of the Company Disclosure Schedule, there is no Environmental Claim pending or threatened against the Company or any of its subsidiaries or, to the knowledge of the Company and its subsidiaries, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

    (c) Except as set forth in Section 3.12 of the Company Disclosure Schedule, there are no past or present actions, activities, circumstances, conditions, events or incidents involving the release, emission, discharge, presence or disposal of any Material of Environmental Concern that could reasonably form the basis of any Environmental Claim against the Company or any of its subsidiaries or, to the knowledge of the Company and its subsidiaries, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

    (d) Without in any way limiting the generality of the foregoing, (i) all underground storage tanks, and the capacity and contents of such tanks, located on property owned, operated, or leased by the Company or any of its subsidiaries are identified in Section 3.12 of the Company Disclosure Schedule, and (ii) all properties formerly owned or operated by the Company, or any subsidiary, affiliate, or predecessor thereof are identified in Section 3.12 of the Company Disclosure Schedule.

    For purposes of this Agreement, the following terms shall have the following meanings:

    "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of its subsidiaries or
(b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

    "Environmental Laws" means all federal, interstate, state, local and foreign laws and regulations relating to pollution or protection of human health, safety, or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

    "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, radioactive materials, asbestos, petroleum and petroleum products.

    SECTION 3.13  TAXES.

    (a) Definitions. For purposes of this Agreement:

        (i) the term "INCOME TAX" shall mean any federal, state, local or foreign Tax (A) based upon, measured by, or calculated with respect to net income or profits (including capital gains Taxes, alternative minimum Taxes and Taxes on items of Tax preference), or (B) based upon, measured by, or calculated with respect to multiple bases (including corporate franchise Taxes), if one or more of the principal bases on which such Tax may be based, measured by, or calculated with respect to is described in clause (a)(i)(A).

        (ii) the term "TAX" (including "TAXES") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, estimated, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (a)(ii)(A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (a)(ii)(A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

        (iii) the term "TAX RETURN" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

    (b) The Company and its subsidiaries have timely filed (taking into account extensions) all material Income Tax Returns they are required to have filed. All Income Tax Returns filed by the Company and its subsidiaries are accurate, complete and correct in all material respects.

    (c) The Company and its subsidiaries have timely paid all material Income Taxes that have become due or payable (other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles) and have adequately reserved for in accordance with generally accepted accounting principles all material Income Taxes (whether or not shown on any Tax Return) that have accrued but are not yet due or payable.

    (d) No claim for assessment or collection of material Income Taxes is presently being asserted against the Company or its subsidiaries and there is no presently pending audit examination, refund claim, litigation, proceeding, proposed adjustment or matter in controversy with respect to any material Income Taxes due and owing by the Company or any of its subsidiaries.

    (e) Neither the Company nor any subsidiary of the Company has filed any waiver of the statute of limitations applicable to the assessment or collection of any Income Tax or any other material Tax which remains open.

    (f) Neither the Company nor any subsidiary of the Company is a party to any tax indemnity agreement, tax sharing agreement, or other agreement under which it reasonably expects to become liable to another person as a result of the imposition of a material Income Tax upon any person, or the assessment or collection of such a Tax.

    (g) The Company and each of its subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Income Taxes.

    (h) The representations contained in subparagraphs (b) through (d) and subparagraphs (f) and (g) hereof are true and correct with respect to all Taxes other than Income Taxes and all Tax Returns with respect to Taxes other than Income Taxes, as applicable, except for such failures that would not be material.

    (i) Neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company or any of its subsidiaries, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

    (j) The Company is not and has not been a United States real property holding company within the meaning of Section 897(c)(2) of the Code.

    SECTION 3.14  INTELLECTUAL PROPERTY.

    (a)  DEFINITIONS.

        (i) For purposes of this Agreement "INTELLECTUAL PROPERTY" shall mean all proprietary rights and other rights in and to: (i) trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, including all applications for registration thereof and all renewals, modifications and extensions thereof ("TRADEMARKS") and the goodwill associated with each of the foregoing;
    (ii) patents, including design patents and utility patents, reissues, divisions, continuations-in-part and extensions thereof, in each case including all applications therefor ("PATENTS"); (iii) inventor's certifications and invention disclosures; (iv) works of authorship, including computer systems, programs, software, object and source code, databases, algorithms and documentation therefor, whether copyrightable or not, copyrights, copyright registrations and applications of registration of copyrights and all renewals, modifications and extensions thereof, moral rights and design rights ("COPYRIGHTS"); (v) trade secrets and other protectable information, including ideas, formulas, compositions, technical documentation, operating manuals and guides, plans, designs, sketches, inventions, product specifications, engineering reports and drawings, manufacturing and production processes and techniques; drawings, specifications, research records, invention records and technical data; and all other know-how, protected by patent, copyright or trade secret law;
    (vi) registrations of, and applications to register, any of the foregoing with any governmental authority and any renewals or extensions thereof;
    (vii) domain names; and (viii) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing, in each case in any jurisdiction.

        (ii) For purposes of this Section 3.14, "MATERIAL ADVERSE INTELLECTUAL PROPERTY EFFECT" shall mean, with reference to a particular event or condition, that the occurrence or non-occurrence of such event or the absence or existence of such condition or, with reference to a suit, claim, action, proceeding or investigation against the Company or any of its subsidiaires, that an adverse result would reasonably be expected to result in costs, losses, fines, penalties, settlements (payable in royalties or otherwise), awards, or other financial damages to the Company in an amount equal to or reasonably valued at $100,000 or more, or reasonably be expected to prevent or significantly delay the consummation of the transactions contemplated by this Agreement, or that otherwise has a material adverse effect on the Company.

    (b) The Company is the sole and exclusive owner of all Intellectual Property used in the business of the Company or any of its subsidiaries as currently conducted that is not owned by and licensed from third parties. The Company has the valid right to use all Intellectual Property used in the business of the Company or any of its subsidiaries as currently conducted that is not exclusively owned by the Company, excluding any Intellectual Property that, if not owned by the Company or subject to a valid license in favor of the Company, would not individually or in the aggregate have a Material Adverse Intellectual Property Effect on the Company.

    (c) None of the Intellectual Property owned by the Company or any of its subsidiaries (the "COMPANY INTELLECTUAL PROPERTY RIGHTS"), or to the Company's knowledge, used by or licensed to the Company or any of its subsidiaries, is subject to any outstanding judgment, order, decree, stipulation, injunction or charge. To the Company's knowledge, there is no claim pending or threatened which challenges the legality, validity, enforceability, or any of the Company's or any of its subsidiaries' use or ownership of, any of the Company Intellectual Property Rights or any of the Intellectual Property licensed to the Company or any of its subsidiaries, excluding any such claim(s) that would not individually or in the aggregate have a Material Adverse Intellectual Property Effect on the Company. None of the Company or any of its subsidiaries have agreed to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to any Intellectual Property, except as may be contained within the licenses or sale agreements, entered into by the Company in the ordinary course of business in connection with sales of the Company's products, or as set forth in Section 3.14(c) of the Company Disclosure Schedule.

    (d) To the Company's knowledge, no breach or default (or event which with notice or lapse of time or both would result in an event of default) by the Company or any of its subsidiaries exists or has occurred under any license or other agreement pursuant to which the Company or any of its subsidiaries uses any Intellectual Property owned by a third party or has granted any third party the right to use its Intellectual Property, and the consummation of the transactions contemplated by this Agreement will not violate or conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a forfeiture under, or constitute a basis for termination of any such license or other agreement, excluding any violation(s) or conflict(s) that individually or in the aggregate would not have a Material Adverse Intellectual Property Effect on the Company.

    (e) To the Company's knowledge, the Company or its subsidiaries owns or has the right to use all items of Intellectual Property necessary to provide, produce, sell and license the services and products currently provided, produced, sold and licensed by the Company and its subsidiaries and to conduct the business of Company and its subsidiaries as currently conducted, free and clear of all Liens, excluding any items that, if not owned by the Company and not subject to a valid license in favor of the Company, would not individually or in the aggregate have a Material Adverse Intellectual Property Effect on the Company.

    (f) To the Company's knowledge, the conduct of the Company's and its subsidiaries' business, the Intellectual Property owned or used by the Company and its subsidiaries, and the products or services produced, sold or licensed by the Company and its subsidiaries, do not infringe any Intellectual Property rights or any other proprietary right of any person or give rise to any claim or obligations to any person as a result of co-authorship, co-inventorship, or an express or implied contract for any use or transfer, excluding any infringement(s), claim(s) or obligation(s) that would not individually or in the aggregate have a Material Adverse Intellectual Property Effect on the Company. None of the Company or its subsidiaries have received any notice of any written allegations or written threats that the Company's or its subsidiaries' use of any of the Intellectual Property infringes upon or is in conflict with any Intellectual Property or proprietary rights of any other person.

    (g) None of the Company or its subsidiaries have sent or otherwise communicated to any other person or entity in the twenty-four month period prior to the date hereof any written claim of any present, impending or threatened infringement of any Intellectual Property of the Company or any of its subsidiaries.

    (h) To the Company's knowledge, none of the Company's or its subsidiaries' products or services incorporate, are based upon or are derived or adapted from, any Intellectual Property of any other person in violation of any statutory or other legal obligation or any agreement to which the Company or any of its subsidiaries is a party or by which it is bound, excluding any violation(s) that individually or in the aggregate would not have a Material Adverse Intellectual Property Effect on the Company.

    (i) To the knowledge of the Company, all of Company's Patents, Trademarks and Copyrights issued by, registered with or filed with the United States Patent and Trademark Office or Register of Copyrights or the corresponding offices of other countries and material to the business of the Company as currently conducted have been duly registered, filed in or issued, as the case may be, have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations, and the Company or its subsidiary is the record owner thereof. The Company has used commercially reasonable efforts to maintain the confidentiality of its trade secrets and other confidential Intellectual Property in accordance with industry standards, and, to the Company's knowledge, there have been no acts or omissions by the Company, the result of which would be to compromise the rights of the Company to apply for, obtain or enforce appropriate legal protection of such Intellectual Property, excluding any loss(es) or compromise(s) of rights that individually or in the aggregate would not have a Material Adverse Intellectual Property Effect on the Company.

    (j) To the Company's knowledge, no present or former employee, officer, or independent contractors of the Company or any of its subsidiaries has any right, title or interest, directly or indirectly, in whole or in part, in any of the Company Intellectual Property Rights, and no current or former employee(s), officer(s) or independent contractor(s) of the Company or any of its subsidiaries have asserted any claim, or have any valid claim or valid right, to any of the Company Intellectual Property Rights, which claim(s) or right(s) would independently or in the aggregate have a Material Adverse Effect on the Company. To the Company's knowledge, no employee, officer or agent of the Company or any of its subsidiaries is a party to or otherwise bound by any agreement with or obligated to any other person or entity (including, any former employer) which conflicts in any material respect with any obligation or commitment of such employee, officer or agent to the Company under any agreement to which he or she is a party or otherwise. To the Company's knowledge, each current and former employee, officer, agent and each independent contractor that developed any Company Intellectual Property is obligated to transfer to the Company, and will be obligated to transfer to the Surviving Company any patent applications and invention disclosures, in consideration for no more than normal salary and continued employment or consultant fees, as the case may be, all inventions, developments and work product which during his or her employment or consultancy with the Company or any of its subsidiaries, such employee, officer, agent or independent contractor made or makes that related or relates to any subject matter with which such employee's, officer's, agent's or independent contractor's work for the Company or any of its subsidiaries was concerned and which were made during such persons employment or course of agency as the case may be.

    (k) To the knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any Company Intellectual Property Rights, excluding any loss or impairment that individually or in the aggregate would not have a Material Adverse Intellectual Property Effect on the Company.

    (l) Section 3.14(l) of the Company Disclosure Schedule sets forth a complete and accurate list of all existing material agreements granting to third parties any material right to use or practice any material rights under the Company Intellectual Property Rights, excluding any non-exclusive licenses granted to customers in the ordinary course of business.

    SECTION 3.15 VOTE REQUIRED. The Stockholder Approval is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Merger.

    SECTION 3.16  OPINION OF FINANCIAL ADVISER.  Wasserstein Perella &
Co., Inc. (the "COMPANY FINANCIAL ADVISER") has delivered to the Board of Directors of the Company its written opinion dated the date of this Agreement to the effect that as of such date the Merger Consideration is fair to the holders of shares of Company Common Stock from a financial point of view (the "OPINION"). True and complete copies of the Opinion and the letter of engagement between the Company and the Company Financial Adviser pursuant to which the Company Financial Adviser has issued the Opinion and acted as financial adviser to the Company with respect to the transactions contemplated by this Agreement have been delivered to Parent on or prior to the date hereof.

    SECTION 3.17 BROKERS. No broker, finder or investment banker other than the Company Financial Adviser is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

    SECTION 3.18  PROPERTY.

    (a) The Company and each of its subsidiaries has good, valid and marketable fee title to all of the real property and assets which it purports to own (the "OWNED PROPERTY"). Each Owned Property is free of all Liens except for
(i) those Liens which are disclosed on title commitments or reports delivered to Parent prior to the date hereof, (ii) those matters set forth on
Section 3.18(a) of the Company Disclosure Schedule, (iii) Liens for taxes not yet due and payable, or (iv) Liens which could not, individually, or in the aggregate, reasonably be expected to materially impair the current use, occupancy, value, financeability or marketability of title to the Real Property on a property-by-property basis. The Owned Property and the Leased Property (as defined below) constitute all such property necessary to permit the Company and each of its subsidiaries to conduct, and continue to conduct, its business as currently conducted in all material respects and the consummation of the transactions contemplated hereby will not alter or impair such ability in any material respect.

    (b) Section 3.18(b) of the Company Disclosure Schedule contains an accurate and complete list of all leases (the "LEASES") (setting forth the address of the premises demised thereunder, the lessor and the lessee (and any sublessor or sublessee, as appropriate)) pursuant to which the Company and each of its subsidiaries leases real or personal property (the "LEASED PROPERTY"). The Company and each of its subsidiaries holds good and valid leasehold title to all of the Leased Property. All of the Leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect, and there are no existing defaults by the Company or any of its subsidiaries thereunder; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder, except in any such case where the invalidity or default would not have a Company Material Adverse Effect. Except as set forth on Section 3.18(b) of the Company Disclosure Schedule all lessors under such Leases have consented (where such consent is necessary) to the consummation of the transactions contemplated herein without requiring modification in the rights or obligations of the lessee under such Leases. The Company or its subsidiaries have delivered true, correct and complete copies of all of the Leases.

    SECTION 3.19 CONTRACTS. (a) Except as set forth in the Company's SEC Reports or Section 3.19 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, all or any material portion of the business of the Company and its subsidiaries, taken as a whole, may be conducted, (iii) any transaction, agreement, arrangement or understanding with any Affiliate (as defined in Rule 12b-2 of the Exchange Act) that would be required to be disclosed under
Item 404 of regulation S-K under the Securities Act, (iv) any voting or other agreement governing how any Company Common Stock shall be voted, (v) any material agreement with any stockholders of the Company, (vi) any acquisition, merger, asset purchase or sale agreement (all contracts of the type described in clauses (i)-(vi) being referred to herein as "Company Material Contracts"). Each Company Material Contract is valid and binding on the Company (or, to the extent a subsidiary of the Company is a party, such subsidiary) and is in full force and effect, and the Company and each subsidiary of the Company have, in all material respects, performed all obligations required to be performed by them to date under each Company Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Company Material Adverse Effect. Neither the Company nor any subsidiary of the Company has received written notice of any violation or default under (nor, to the knowledge of the Company, is there any existing condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract.

    SECTION 3.20 STATE TAKEOVER STATUTES. The Company's Board of Directors has approved this Agreement and the transactions contemplated hereby and has taken all action required at this time such that the limitations on control share acquisitions and business combinations contained in Sections 78.378 through
78.3793 inclusive and Sections 78.411 through 78.444 inclusive of the NRS (and any similar provisions) are inapplicable to this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby. No other "fair price," "merger moratorium," "control share acquisition" or other anti-takeover statute or similar statute or regulation applies or purports to apply to this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND ACQUISITION

    Except as publicly disclosed by Parent in the Parent SEC Reports and except as set forth on the Disclosure Schedule (it being agreed that disclosure of any item in such schedule shall be deemed disclosure with respect to any section of this Agreement) previously delivered by Parent to the Company (the "PARENT DISCLOSURE SCHEDULE"), Parent and Acquisition hereby represent and warrant to the Company as follows:

    SECTION 4.1  ORGANIZATION.

    (a) Each of Parent and Acquisition is duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Parent has heretofore delivered to the Company accurate and complete copies of the Constitution (or equivalent organizational documents) or Certificate of Incorporation and Bylaws, as the case may be, as currently in effect of Parent and Acquisition.

    (b) Each of Parent and Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Parent Material Adverse Effect. The term "PARENT MATERIAL ADVERSE EFFECT" means any changes or effects that, individually or in the aggregate, are materially adverse to the ability of Parent and Acquisition to consummate the transactions contemplated hereby, other than any changes or effects arising out of (i) conditions generally affecting industries in which Parent operates or (ii) the entering into or the public announcement or disclosure of this Agreement or the transactions contemplated hereby.

    SECTION 4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Parent and Acquisition and by Parent as the sole stockholder of Acquisition and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and, assuming due authorization, execution and delivery by the Company, constitutes a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms.

    SECTION 4.3 INFORMATION SUPPLIED. None of the information supplied by Parent or Acquisition in writing for inclusion in the Proxy Statement will, at the time that the Proxy Statement is mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

    SECTION 4.4  CONSENTS AND APPROVALS; NO VIOLATIONS.  Except as set forth in
Section 4.4 of the Parent Disclosure Schedule, and except for filings, permits, authorizations, consents and approvals as may be required under and other applicable requirements of the Exchange Act, Gaming Laws, the HSR Act, the Exon-Florio Amendment to the Omnibus Trade and Competitiveness Act of 1988, as amended, or any successor thereto, foreign antitrust laws and the filing and recordation of the articles of merger as required by the NRS, no filing with or notice to, and no permit authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Parent Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Constitution (or equivalent organizational documents) or Certificate of Incorporation or Bylaws, as the case may be, of Parent or Acquisition or any of Parent's other subsidiaries, (b) to Parent's knowledge, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets except, in the case of (b), for violations, breaches or defaults which would not have a Parent Material Adverse Effect.

    SECTION 4.5 ADEQUATE FUNDS. Parent will have at the Effective Time sufficient funds for the payment of the aggregate Merger Consideration.

    SECTION 4.6 NO PRIOR ACTIVITIES. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

    SECTION 4.7 OWNERSHIP OF SECURITIES. As of the date hereof, neither Parent nor, to Parent's knowledge, any of the affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to an agreement, arrangement or understanding (other than this Agreement) for the purpose of acquiring, holding or disposing of, in each case, shares of Company Common Stock.

    SECTION 4.8 FINANCIAL STATEMENTS. The audited consolidated financial statements of Parent, together with the notes thereto, filed by Parent with the Australian Stock Exchange since January 1, 2000 (the "PARENT FINANCIAL STATEMENTS") present fairly in all material respects the financial position of Parent and its consolidated subsidiaries at the dates indicated, and the statement of operations and cash flows of Parent and its consolidated subsidiaries for the periods specified; except as otherwise disclosed in the Parent Financial statements, the Parent Financial Statements have been prepared in conformity with generally accepted accounting principles in Australia applied on a consistent basis throughout the periods involved.

                                   ARTICLE V
                                   COVENANTS

    SECTION 5.1  CONDUCT OF BUSINESS.

    (a) CONDUCT OF BUSINESS BY THE COMPANY. Except as expressly set forth in this Agreement or as consented to in writing by Parent during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice and the Budget and in compliance in all material respects with all applicable laws and regulations, and use all reasonable best efforts to (i) preserve intact their current business organizations, (ii) keep available the services of their current officers and employees and (iii) preserve their relationships consistent with past practice with customers, suppliers, licensors, licensees, distributors and others having business dealings with them.

    (b) NEGATIVE COVENANTS. Without limiting the generality of the foregoing, and except as expressly set forth in this Agreement or as consented to in writing by Parent (which consent will not be unreasonably withheld or delayed) between the date of this Agreement and the Effective Time or until the earlier termination of this Agreement pursuant to its terms, the Company shall not, and shall not permit any of its subsidiaries to:

        (i) amend its articles of incorporation or Bylaws (or other similar governing instrument);

        (ii) authorize for issuance, issue, sell, deliver, grant, dispose of or amend or agree or commit to any of the foregoing (whether through the issuance or granting of options, warrants, calls, commitments, subscriptions, rights to purchase, convertible or exchangeable securities or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance of shares of Company Common Stock pursuant to options previously granted, or subsequently granted with an exercise price at fair market value and in the ordinary course consistent with past practice (as such past practice is evidenced by the memorandum dated January 4, 1998, attached in Section 5.1 of the Company Disclosure Schedule), under the Stock Option Plans;

        (iii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or purchase, redeem or otherwise acquire or amend the terms of any of its securities or any securities of any of its subsidiaries or any rights, warrants, options to acquire or any securities convertible into or exchangeable for any such securities;

        (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Company or any of its subsidiaries (other than the Merger);

        (v) alter, through merger, liquidation, reorganization, restructuring or any other fashion, the corporate structure or ownership of any subsidiary;

        (vi) except as set forth in Section 5.1(b)(vi) of the Company Disclosure Schedule, (A) incur or assume any long-term or short-term debt or issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, except for working capital borrowings under existing lines of credit in the ordinary course of business consistent with past practice, in an amount consistent with the Budget in order to achieve the 2001 revenue plan contained therein, at any one time outstanding; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (C) make any loans, advances or capital contributions to or investments in any other person (other than to subsidiaries of Company or customary loans or advances to customers, in each case in the ordinary course of business consistent with past practice);
    (D) pledge or otherwise encumber shares of capital stock or any other securities of Company or its subsidiaries; (E) mortgage, pledge or otherwise encumber any of its properties or assets, tangible or intangible, or create or suffer to exist any Lien thereupon; (F) amend, modify or forgive any debt obligations of any person to the Company or its subsidiaries; (G) enter into any "keep well" or other agreement to maintain any financial statement condition of another person (not including such agreements among the Company and its subsidiaries); or (H) enter into any arrangement having the economic effect of any of the foregoing;

        (vii) except as set forth in Section 5.1(b)(vii) of the Company Disclosure Schedule or as may be required by law, enter into, adopt or amend or terminate any Employee Plan in any manner or increase in any manner the compensation payable or that may become payable to or fringe benefits of any director, officer or employee (except, in the case of officers (other than executive officers) and employees, in the ordinary course of business consistent with past practice), agent consultant or person providing management services or make any loans to any officers, directors, employees, affiliates, agents or consultants or make any changes in its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an Employee Plan or otherwise; pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any Employee Plan to any officer, director, employee, consultant or affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees, consultants or Affiliates of the Company of any amount relating to unused vacation days, except payments and accruals made in the ordinary course of business consistent with past practice; adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any Employee Plan with or for the benefit of any director, officer, employee, agent or consultant, whether past or present, other than as required under the terms of any Employee Plans as in effect on the date hereof; or amend in any material respect any Employee Plan in a manner inconsistent with the foregoing;

        (viii) except (1) as set forth in Section 5.1(b)(viii) of the Company Disclosure Schedule or (2) purchases of inventory, furnishings and equipment in the ordinary course of business consistent with the Budget or
    (3) expenditures consistent with the Budget, acquire, sell, lease, license, swap, barter, transfer, dispose of or otherwise convey any properties or assets, except transactions in the ordinary course of business, consistent with past practice but in no event with an aggregate fair market value in excess of $500,000;

        (ix) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

        (x) except for standard audit adjustments, revalue any of its assets, including without limitation writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

        (xi) (A) acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets or by any other manner) any corporation, partnership, joint venture association or other business organization or division thereof or any equity interest therein; (B) enter into any contract or agreement, other than in the ordinary course of business consistent with past practice, that would be material to Company and its subsidiaries, taken as a whole; or (C) authorize any new capital expenditure or expenditures that individually is in excess of $100,000, PROVIDED that none of the foregoing shall limit any capital expenditure required pursuant to contracts existing as of the date hereof and disclosed to Parent as of the date of this Agreement, and except (1) as set forth in Section 5.1(b)(xi) of the Company Disclosure Schedule or (2) purchases of inventory, furnishings and equipment in the ordinary course of business consistent with past practice or (3) expenditures consistent with the Budget;

        (xii) except as set forth in Section 5.1(b)(xii) of the Company Disclosure Schedule, make any Tax election, amend any Tax Return (PROVIDED HOWEVER that the Company may amend any such Tax Return without consent to either seek a refund or to pay additional tax in an amount up to $100,000, in each case upon the advice of its outside tax professionals) or settle or compromise any Tax liability material to Company and its subsidiaries taken as a whole;

        (xiii) enter into any collective bargaining agreement;

        (xiv) make any payments (other than regular compensation payable to officers and employees in the ordinary course of business consistent with past practice) or other distributions to, or enter into any transaction, agreement or arrangement with, any of affiliates, officers, directors, stockholders or their affiliates, associates or family members or do or enter into any of the foregoing with respect to employees, agents or consultants other than in the ordinary course of business consistent with past practice;

        (xv) modify, amend or terminate any Company Material Contract or waive, release or assign any material rights or claims;

        (xvi) fail to make any scheduled principal or interest payment on indebtedness evidenced by debt instruments to which Company or any of its subsidiaries is a party;

        (xvii) except as set forth on Section 5.1(b)(xvii) of the Company Disclosure Schedule, pay, discharge, settle, compromise or satisfy any pending or threatened claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), (A) relating to the transactions contemplated hereby; (B) described in the Company SEC Reports;
    (C) outside the ordinary course of business consistent with past practice; or (D) involving an admission of liability other than in accordance with the terms of liabilities reflected or reserved against in the most recent consolidated balance sheet included in the Company SEC Reports filed and publicly available prior to the date of this Agreement.

        (xviii) take any action that would reasonably be expected to revoke, limit, suspend, terminate otherwise restrict or result in the failure to have issued, rented or renewed, any Company Permit issuable by a Gaming Authority or breach, violate, revoke a filing of suitability under or otherwise fail to comply with any Gaming Law, or fail to take any action that would reasonably be expected to prevent any of the foregoing consequences;

        (xix) take any action that would result in any of its representations and warranties set forth in this Agreement becoming untrue; or

        (xx) authorize, take or commit or agree in writing or otherwise to take any of the actions described in Section 5.1(b).

    SECTION 5.2  OTHER POTENTIAL ACQUIRORS.

    (a) The Company agrees that it shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit or initiate, or encourage any inquiries regarding, or the submission of, any Takeover Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal (iii) enter into any agreement with respect to any Takeover Proposal or approve or resolve to approve any Takeover Proposal or (iv) grant any waiver or release under any Standstill or similar agreement; PROVIDED, HOWEVER, that nothing in this Section 5.2 shall prevent the Company or its Board of Directors from furnishing non-public information to, or entering into discussions or negotiations with, a person that makes an unsolicited written bona fide Takeover Proposal, if and only to the extent that (i) such person has made a bona fide Takeover Proposal in writing to the Board of Directors of the Company, (ii) the Board of Directors of the Company determines in good faith that such proposal would, if so completed, result in a Superior Proposal (as defined below), (iii) the Board of Directors of the Company, after consultation with outside legal counsel, by a majority vote determines in good faith that the failure to take such action would likely constitute a breach of its fiduciary duties to the holders of Company Common Stock under applicable law, and
(iv) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors receives from such person an executed confidentiality agreement in form and substance similar to the Confidentiality Agreement dated December 11, 2000 between the Company and Parent (the "CONFIDENTIALITY AGREEMENT").

    (b) Upon execution of this Agreement, the Company will, and will cause its subsidiaries to, and will cause their respective officers, directors, employees, investment bankers, attorneys, and other advisors and representatives of the Company or any of its subsidiaries to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Takeover Proposal.

    (c) The Company will promptly (but in no case later than 48 hours) notify Parent of the existence of any proposal, discussion, negotiation or inquiry received by the Company regarding any Takeover Proposal, and the Company will promptly (but in no case later than 48 hours) communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it may receive regarding any Takeover Proposal (and will promptly, but in no case later than 48 hours, provide to Parent copies of any written materials received by the Company in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. The Company will promptly (but in no case later than 48 hours) provide to Parent any non-public information concerning the Company provided to any other person in connection with any Takeover Proposal which was not previously provided to Parent. The Company will keep Parent informed of the status and details of any such Takeover Proposal and of any amendments or proposed amendments to any Takeover Proposal and will promptly (but in no case later than 48 hours) notify Parent of any determination by the Company's Board of Directors that a Superior Proposal has been made.

    (d) Except as set forth in this Section 5.2(d), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify or amend, or propose to withdraw, modify or amend, in a manner adverse to Parent or Acquisition, the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger, (ii) adopt, approve or recommend, or propose to adopt, approve or recommend, any Takeover Proposal, (iii) enter into any agreement with respect to any Takeover Proposal or (iv) resolve or agree to take any of the actions set forth in clauses
(i) through (iii). Notwithstanding the foregoing, subject to compliance with the provisions of this Section 5.2, at any time prior to obtaining the Stockholder Approval, the Board of Directors may (x) withdraw, modify or amend its approval or recommendation of this Agreement or the Merger, (y) approve or recommend an unsolicited written Superior Proposal, or (z) terminate this Agreement pursuant to Section 7.2(i) hereof following the making of a unsolicited written Superior Proposal, in each case, (1) if, and to the extent the Board of Directors, based on the advice of outside legal counsel, by a majority vote determines in good faith that the failure to take such action would constitute a breach of its fiduciary duties to the holders of Company Common Stock under applicable law, and (2) provided that, concurrently with any such termination of this Agreement under clause (z) above, (a) the Company shall enter into a definitive agreement with respect to such Superior Proposal and (b) the Company shall pay the Termination Fee and Expenses in accordance with Section 7.5 hereof.

    (e) "TAKEOVER PROPOSAL" means any bona fide proposal or offer, whether in writing or otherwise and whether or not delivered to the Company's stockholders generally, from any person other than Parent, Acquisition or any affiliates thereof (a "Third Party") to acquire beneficial ownership (as determined pursuant to Rule 13d-3 under the Exchange Act) of all or a material portion of the assets of the Company or any of its subsidiaries or 20% or more of any class of equity securities of the Company or any of its subsidiaries pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction with respect to either the Company or any of its subsidiaries, including any single or multi-step transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of any material portion of the assets of or 20% or more of the equity interest in either the Company or any of its subsidiaries.

    (f) "SUPERIOR PROPOSAL" means any bona fide proposal by a Third Party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than a majority of the shares of Company Common Stock then outstanding or all or substantially all of the assets of the Company or to acquire, directly or indirectly, the Company by merger or consolidation, and otherwise on terms which the Board of Directors of the Company determines in good faith to be more favorable to the Company's stockholders (taking into account the time period reasonably believed necessary to consummate such transaction) than the Merger (based on advice of the Company's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Merger), for which financing, to the extent required, is then fully committed.

    (g) Nothing contained herein shall prohibit the Company from disclosing to its stockholders the position or statement contemplated by Rules 14d-9 or 14e-2(a) under the Exchange Act with respect to a Takeover Proposal by means of a tender offer.

    SECTION 5.3  PREPARATION OF THE PROXY STATEMENT; STOCKHOLDERS' MEETING.

    (a) As promptly as practicable after the execution of this Agreement, and in no event later than 30 days after the date hereof, the Company shall prepare and file with the SEC the Proxy Statement. The Company shall obtain and furnish the information required to be included in the Proxy Statement and shall respond promptly to any comments made by the SEC with respect to the Proxy Statement and cause the Proxy Statement and form of proxy to be mailed to the Company's stockholders at the earliest practicable date. Parent shall cooperate in the preparation of the Proxy Statement and shall as soon as practicable after the date hereof furnish the Company with all information for inclusion in the Proxy Statement as the Company may reasonably request. The Company agrees, as to information supplied by the Company, its officers, directors, stockholders and subsidiaries contained in the Proxy Statement, and Parent agrees, as to information supplied by Parent and its officers, directors, stockholders and subsidiaries contained in the Proxy Statement that such information, at the date the Proxy Statement is mailed, (as amended or supplemented) at the time of the Company Stockholders Meeting and the Effective Time, will not be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. Parent and its counsel shall be given the reasonable opportunity to review the Proxy Statement and all amendments or supplements thereof prior to their being filed with the SEC, and the Company shall not make any such filing without consulting with Parent. The Company will advise Parent, promptly after it receives notice thereof, of the time when the Proxy Statement has been cleared by the SEC or any request by the SEC for an amendment of the Proxy Statement or comments from the SEC thereon and proposed responses thereto or requests by the SEC for additional information. The Company shall also promptly provide Parent with copies of any correspondence received from SEC, and shall permit representatives of Parent to participate in any telephone call with the SEC which discusses comments made by the staff. The Company, on the one hand, and Parent, on the other hand, agree to promptly correct any information provided by either of them for use in the Proxy Statement if any, if and to the extent that it shall have become materially false or misleading, and the Company further agrees to take all steps reasonably necessary to cause the Proxy Statement as so corrected to be filed with the SEC and to use all reasonable efforts to cause the Proxy Statement to be disseminated to the Company's stockholders, in each case, as and to the extent required by applicable laws.

    (b) Parent agrees promptly to advise the Company if at any time prior to the Company Stockholders' Meeting any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. Parent will furnish the Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to Parent and its subsidiaries, to comply with applicable law after the mailing thereof to the stockholders of the Company.

    (c) The Company agrees promptly to advise Parent if at any time prior to the Company Stockholders' Meeting any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide Parent with the information needed to correct such inaccuracy or omission. The Company will furnish Parent with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to the Company and its subsidiaries, to comply with applicable law after the mailing thereof to the stockholders of the Company.

    (d) As soon as reasonably practicable following the date of this Agreement, the Company shall duly call, give notice of, convene and hold the Company Stockholders' Meeting for the purpose of obtaining the Stockholder Approval. Subject to the fiduciary duties of its Board of Directors, the Company shall use reasonable efforts to solicit proxies from its stockholders and to secure the vote or consent of stockholders required by applicable law or otherwise to obtain the Stockholder Approval.

Subject to Section 5.2(d), the Company, through its Board of Directors, shall recommend to its stockholders the approval of this Agreement and the Merger.

    SECTION 5.4  ACCESS TO INFORMATION; CONFIDENTIALITY.

    (a) Upon notice by Parent and permission by the Company, which shall not be unreasonably withheld or delayed, the Company shall, and shall cause its subsidiaries to, afford Parent, and the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time, and in a manner reasonably designed to minimize disruption to the operations of the Company, to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent, (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Except as required by law, each of the Company and Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisers and other representatives and affiliates to hold, any confidential information in accordance with the Confidentiality Agreement.

    (b)(i) Subject to the conditions set forth elsewhere in this Section 5.4, Parent shall be entitled at its sole expense at reasonable times, and in a manner reasonably designed to minimize disruption to the operations of the Company, to conduct due diligence on the Company's owned or leased real property ("PROPERTY") and building systems thereon, including but not limited to, title, the interior of any improvements and the structural elements thereof, and including but not limited to a Phase I and Phase II environmental assessment of the Property, including testing and sampling for the presence of any Materials of Environmental Concern, and any other test, analysis or inspection of the Property deemed appropriate by Parent in Parent's sole discretion, and the results of such inspection shall be satisfactory to Parent in Parent's sole discretion.

        (ii) The Company shall, and shall cause its subsidiaries to, fully cooperate with Parent's due diligence and Parent shall have access to the Property and to the Company's and its subsidiaries' personnel knowledgeable about environmental matters at the Property during normal business hours to perform the due diligence, including inspection and sampling by Parent or Parent's employees, agents, representatives, contractors, or subcontractors.

        (iii) Parent shall cause any contractor ("CONTRACTOR") retained to conduct the Phase I or Phase II environmental assessment of the Property, or to conduct any other physical inspections of the Property that requires access thereto, to maintain with an insurance company or companies that are properly licensed, the following types of insurance to cover the Contractor's activities at the Property: (x) comprehensive general liability insurance with a limit of not less than $2,000,000 per occurrence;
    (y) automobile liability insurance with a limit of not less than $2,000,000 per occurrence; and (z) errors and omission insurance with a limit of not less than $2,000,000 per occurrence. Such insurance coverage shall list the Company as an additional insured. Contractor shall also maintain or cause to be maintained worker's compensation insurance with limits of liability not less than those required by law.

        (iv) Subsequent to performing any inspection or testing of the Property, Parent shall promptly restore the Property to the condition that existed immediately prior to Contractor's entrance upon the Property, and agrees to repair, restore, or replace any and all damage to the Property caused by Parent's or Contractor's activities. Parent shall be responsible to lawfully dispose of any soil or groundwater removed by Contractor from the surface or subsurface of the Property. Parent agrees that it shall indemnify and hold Company harmless from any and all claims, damages (including personal injury and property damage), and other liabilities arising out of and to the extent caused by the acts of Contractor or Parent while present on the Property.

        (v) Parent agrees to provide Company with a copy of all Phase I and Phase II environmental reports, and any other report arising from Parent's inspection of the Property.

    SECTION 5.5  REASONABLE BEST EFFORTS; NOTIFICATION.

    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company, Parent and Acquisition agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate in the most expeditious manner practicable the transactions contemplated by this Agreement, including (i) the making of all necessary applications, registrations and filings (including filings with Governmental Entities, if any, and making the filings and taking such other actions as are required by Section 5.11 hereof), (ii) the obtaining of all necessary actions or nonactions, licenses, consents, approvals or waivers from Governmental Entities and other third parties, including, without limitation, all Governmental Approvals (as hereinafter defined), (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and (iv) the defending of any lawsuits or other legal proceedings, judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including the using of all reasonable best efforts necessary to lift, rescind, vacate or mitigate the effect of any stay, injunction or restraining order or other order adversely affecting the ability of any party hereto to consummate the transactions contemplated hereby.

    (b) The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Each of Parent and Acquisition, on the one hand, and the Company, on the other hand, hereby represent that, other than as previously disclosed to each other on the Disclosure Schedule (which disclosure shall not constitute a breach), as of the date hereof they do not have actual knowledge of a breach of the representations and warranties being made by the other party, PROVIDED HOWEVER that a party alleging a breach of the representation or warranty made by the other party pursuant to this sentence must reasonably demonstrate that such other party did in fact possess such actual knowledge. Parent and Acquisition on the one hand and the Company on the other hand each hereby represent that they have not provided any information to the other or made any statements to the other which would (or with the passage of time would) be reasonably likely to permit or allow such party to claim that the other party did indeed possess such actual knowledge. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

    SECTION 5.6 TAKEOVER STATUTES; INCONSISTENT ACTIONS. If any "fair price," "moratorium," "control share," "business combination," "shareholder protection" or similar or other anti-takeover statute or regulation (including, without limitation, Sections 78.378 through 78.3793 and Sections 78.411 through 78.444 of the NRS) shall become applicable to the Merger or any of the other transactions contemplated hereby or by the Voting Agreement, the Company and the Board of Directors of the Company shall grant such approvals and take all such actions so that the Merger and the other transactions contemplated hereby and by the Voting Agreement may be consummated on the terms contemplated hereby and otherwise eliminate the effects of such statute or regulation on the Merger and the transactions contemplated hereby.

    SECTION 5.7  INDEMNIFICATION, EXCULPATION AND INSURANCE.

    (a) The Articles of Incorporation and the Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Articles of Incorporation and Bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

    (b) For a period of the applicable statute of limitations after the Effective Time, the Surviving Corporation shall indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable law to, subject to the provision by such person of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such person is not entitled thereto) each person who is or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of the Company's subsidiaries (the "INDEMNIFIED PERSONS") against (a) all losses, claims, damages, costs, expenses (including, without limitation, reasonable counsel fees and out-of-pocket expenses), settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any of its subsidiaries, pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("INDEMNIFIED LIABILITIES") and (b) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law or under the Surviving Corporation's Articles of Incorporation or Bylaws to the fullest extent permitted under applicable law. The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this Section 5.7(b) shall apply without limitation to negligent acts or omissions by an Indemnified person. Parent hereby guarantees the payment and performance of the Surviving Corporation's obligations in this Section 5.7(b). Each Indemnified person is intended to be a third party beneficiary of this Section 5.7(b) and may specifically enforce its terms. This Section 5.7(b) shall not limit or otherwise adversely effect any rights any Indemnified person may have under any indemnification agreement disclosed on Section 5.7(b) of the Company Disclosure Schedule or under the Company's Articles of Incorporation or Bylaws.

    (c) For four years from the Effective Time, the Surviving Corporation shall maintain in effect directors' and officers' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore made available to Parent) on terms no less favorable to such indemnified parties than those of such policy in effect on the date hereof; PROVIDED that, in satisfying its obligations under
Section 5.8(d) the Surviving Corporation shall not be obligated to pay premiums in excess of 300% of the amount per annum the Company paid in its last full fiscal year, which amount the Company has disclosed to Parent in writing prior to the date hereof; PROVIDED FURTHER that if the premium for such coverage exceeds such amount, the Surviving Corporation shall purchase a policy with the greatest coverage reasonably available for such 300% of the annual premium; provided however that Parent shall be entitled to satisfy its obligations under this Section 5.7(c) by purchasing a "tail" policy providing for comparable coverage.

    (d) The obligations of the Company, the Surviving Corporation and Parent contained in this Section 5.7 shall be binding on the successors and assigns of Parent and the Surviving Corporation. If Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.7.

    SECTION 5.8 FEES AND EXPENSES. Except as provided in Section 7.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

    SECTION 5.9 PUBLIC ANNOUNCEMENTS. Parent and Acquisition, on the one hand, and the Company, on the other hand, will not issue any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, without first obtaining the prior consent of the other party; PROVIDED, HOWEVER, in the event of any press release that may be required by applicable law, court process, or by obligations pursuant to any listing agreement with any national securities exchange, the Australian Stock Exchange or the NASDAQ National Market, the parties will use reasonable best efforts to consult with each other before issuing, and to provide each other the opportunity to review and comment upon, any such press release or other public statement.

    SECTION 5.10  STATUS OF COMPANY EMPLOYEES; EMPLOYEE BENEFITS.

    (a) Parent agrees that following the Effective Time, the employees of the Company and its subsidiaries who are employed by the Surviving Corporation or its subsidiaries ("COMPANY EMPLOYEES") shall become eligible within six months of Effective Time to participate in the employee benefit plans and arrangements maintained by Parent or its subsidiaries for its U.S. employees ("PARENT BENEFIT PLANS"), in the same manner as similarly situated employees of Parent. Prior to the date the Company Employees become eligible to participate in Parent Benefit Plans, they shall continue to participate in the employee benefit plans and arrangements in effect immediately prior to the Effective Time. Parent or its subsidiaries shall grant the Company Employees credit for all service credited by the Company for purposes of eligibility, vesting and the determination of benefits under vacation and severance pay plans. Parent shall, and shall cause the Surviving Corporation to, offer employment to all employees of the Company employed by the Company as of the Effective Time, and honor in accordance with their terms all employee benefit obligations to current and former employees under the Employee Plans in existence on the date hereof. Notwithstanding the foregoing, nothing contained herein shall affect Parent's or the Surviving Corporation's right to terminate the employment of any Company Employee following the Effective Time or to amend or terminate any Employee in accordance with its terms.

    (b) Any pre-existing condition exclusion under any Parent Benefit Plan providing medical or dental benefits shall be waived for any Company Employee who, immediately prior to commencing participation in such Parent Benefit Plan, was participating in an Employee Plan providing medical or dental benefits and had satisfied any pre-existing condition provision under such Employee Plan.

    (c) Any expenses that were taken into account under an Employee Plan providing medical or dental benefits in which the Company Employee participated immediately prior to commencing participation in a Parent Benefit Plan providing medical or dental benefits shall be taken into account to the same extent under such Parent Benefit Plan, in accordance with the terms of such Parent Benefit Plan, for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions and life-time benefit limits.

    SECTION 5.11  GOVERNMENTAL APPROVALS.

    (a) The parties hereto shall cooperate with each other and use their reasonable best efforts (and shall use their reasonable best efforts to cause their respective directors and officers to do so) to (i) promptly prepare and file and, in any event, will file no later than 30 days after the date hereof, all necessary documentation to effect all applications, notices, petitions and filings necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all permits, registrations, licenses, findings of suitability, consents, variances, exemptions, orders, approvals and authorizations of all third parties and Governmental Entities (including Licenses in respect of any Gaming Law) which are necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement, including all required initial application and documents in connection with obtaining approvals under the Gaming Laws ("GOVERNMENTAL APPROVALS"). The parties hereto shall file initial applications and documents related to all other Governmental Approvals within such time as necessary for such Governmental Approvals to be granted on or before the effective date of the respective approvals required under applicable Gaming Laws and (ii) comply (and cause their respective directors and officers and employees to so comply) with the terms and conditions of all such Governmental Approvals. Each of the parties hereto shall act reasonably and promptly in responding to additional requests in connection with filing for or otherwise attempting to obtain or renew any Governmental Approvals. Without limiting the foregoing, each of Parent and the Company (the "NOTIFYING PARTY") will notify the other promptly of the receipt of comments, requests or other material communications from Governmental Entities relating to Governmental Approvals, and will supply the other party with copies of all material correspondence between the Notifying Party or any of its representatives and Governmental Entities with respect to Governmental Approvals; provided, however, that it shall not be required to supply the other party with copies of correspondence relating to the personal applications of individual applicants except for evidence of filing.

    (b) Notwithstanding the foregoing or any other provision of this Agreement, Parent shall have no obligation or affirmative duty under this Section 5.8 to cease or refrain from the ownership of any assets or properties, or the association with any person or entity which association is material to the operations of Parent, whether on the date hereof or at any time in the future.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

    SECTION 6.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) STOCKHOLDER APPROVAL. The Stockholder Approval shall have been obtained.

    (b) NO INJUNCTIONS OR RESTRAINTS. No litigation brought by a Governmental Entity shall be pending, and no litigation shall be threatened by any Governmental Entity, which seeks to enjoin or prohibit the consummation of the Merger, and no provision of applicable law or regulation, temporary restraining order, decree, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition, in each case preventing the consummation of the Merger, shall be in effect.

    (c) HSR ACT. The applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated.

    SECTION 6.2  ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND
ACQUISITION. The obligations of Parent and Acquisition to effect the Merger are also subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects (taking into account such qualifications as to materiality or Material Adverse Effect), and those not so qualified shall be true and correct in all material respects (PROVIDED that, notwithstanding the foregoing, the representations and warranties of the Company set forth in Section 3.2 hereof shall be true and correct in all respects), in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (PROVIDED that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date), and Parent shall have received a certificate of an executive officer of the Company to that effect.

    (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent shall have received a certificate of an executive officer of the Company to that effect.

    (c) NO MATERIAL ADVERSE EFFECT. From the date of this Agreement through and including the Effective Time, no event or events shall have occurred which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

    (d) CONSENTS AND APPROVALS. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, waivers, findings of suitability, authorizations, qualifications and orders of, and declarations, registrations, filings, notices or other approvals (including, without limitation, all Licenses from applicable Gaming Authorities), including Governmental Approvals, required to be made or obtained by the Company, Acquisition or Parent from all Governmental Entities in connection with the Merger and the consummation of the transactions contemplated hereby, and to permit the parties to consummate the Merger and the Surviving Corporation and its subsidiaries to conduct their respective businesses in the jurisdictions regulated by such Governmental Entities after the Effective Time in substantially the same manner as conducted by the Company and its subsidiaries prior to the Effective Time, have been obtained or made, as applicable, by the Company, Acquisition or Parent and are in full force and effect.

    (e) THIRD PARTY CONSENTS. The Company shall have obtained the consent, approval or waiver of each person that is not a Governmental Entity whose consent is required to consummate the transactions contemplated by this Agreement and to permit the Surviving Corporation and its subsidiaries to conduct their respective businesses after the Effective Time in the same manner as conducted by the Company and its subsidiaries prior to the Effective Time, except those for which the failure to obtain such consent, approval or waiver could not reasonably be expected to result in a Company Material Adverse Effect.

    (f) CERTIFICATES AND OTHER DELIVERIES. The Company shall have delivered, or caused to be delivered, to Parent (i) a certificate of good standing from the Secretary of State of the State of Nevada and of comparable authority in other jurisdictions in which the Company and its subsidiaries are incorporated or qualified to do business stating that each is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors and stockholders of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of the Company; and (iii) a true and complete copy of the certificate of incorporation or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the Bylaws or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of the Company and its subsidiaries, as applicable.

    SECTION 6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are also subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. Each of the representations of Parent and Acquisition contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects (taking into account such qualifications as to materiality or Material Adverse Effect), and those not so qualified shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (PROVIDED that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date), and the Company shall have received a certificate of an executive officer of Parent to such effect.

    (b) AGREEMENTS AND COVENANTS. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Company shall have received a certificate of an executive officer of Parent to such effect.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Stockholder Approval has been obtained:

    (a) by mutual written consent of Parent and the Company, if the Board of Directors of each so determines by the affirmative vote of a majority of the members of its entire Board of Directors;

    (b) by Parent (PROVIDED that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case continuing twenty (20) days following notice to the Company of such breach or untruth and of a nature such that the conditions set forth in Section 6.2(a) or
Section 6.2(b), as the case may be, would be incapable of being satisfied by the then-scheduled Outside Date (as defined below);

    (c) by the Company (PROVIDED that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a material breach of any representation, warranty, covenant or agreement on the part of Parent or Acquisition set forth in this Agreement, or if any representation or warranty of Parent or Acquisition shall have become untrue, in either case continuing twenty (20) days following notice to Parent of such breach or untruth and of a nature such that the conditions set forth in
Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by the then-scheduled Outside Date;

    (d) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

    (e) by either Parent or the Company, if the Merger shall not have occurred by July 31, 2001 (as it may be extended, the "OUTSIDE DATE"), unless the failure to consummate the Merger is the result of a breach of covenant set forth in this Agreement or a material breach of any representation or warranty set forth in this Agreement by the party seeking to terminate this Agreement; PROVIDED that either party may extend the Outside Date, but no more than four times in the aggregate, and each time by one month, but in no event beyond November 30, 2001, by providing written notice thereof to the other party between three (3) and five (5) business days prior to the next scheduled Outside Date if (i) the Merger shall not have been consummated by such date because the requisite Governmental Approvals required under Section 6.2(d) have not been obtained and are still being pursued, (ii) the party seeking to extend has satisfied all the conditions to Closing required to be satisfied by it and has not violated any of its obligations under this Agreement in a manner that was the cause of or resulted in the failure of the Merger to occur on or before the Outside Date, and (iii) it is reasonably probable, based on, among other things, the status of completed regulatory filings, scheduled regulatory meetings and the advice of regulatory counsel to such party, that the requisite Governmental Approvals will be obtained within such extension period; PROVIDED HOWEVER that the Company shall not be permitted to extend the Outside Date if it has breached the first sentence of Section 5.3(a); and PROVIDED FURTHER HOWEVER that if the only Governmental Approvals that have not been obtained are those of the Gaming Authorities in any state in which Parent is not licensed as at the date hereof but where the Company is so licensed, then Parent may not extend the Outside Date, and shall be required to close (assuming all other conditions are then satisfied or waived, and assuming Parent can do so without violating applicable Gaming Laws), notwithstanding the failure to obtain such Governmental Approvals, but the parties agree to reasonably cooperate in such event to enable the Company to minimize the economic consequences to the Company of such action and to discharge its remaining obligations under existing contracts, and to ensure compliance with applicable Gaming Laws;

    (f) by Parent (PROVIDED that the terminating party is not in material breach of any of its obligations hereunder), if the Stockholder Approval shall not have been obtained at a duly held meeting of the Company's stockholders or at any adjournment or postponement thereof;

    (g) by Parent, if the Board of Directors of the Company or any committee thereof withdraws or modifies or amends adversely its recommendation of this Agreement or the Merger following the receipt by the Company of a Takeover Proposal or shall have resolved to do so, (ii) recommends a Takeover Proposal to the Company's stockholders or shall have resolved to do so, or (iii) the Board of Directors of the Company determines to accept a Superior Proposal or shall have entered into a definitive agreement with respect to a Takeover Proposal;

    (h) by Parent, if there shall have been a material breach of any provision of Section 5.2;

    (i) by the Company, prior to the Stockholder Approval, if the Board of Directors determines to enter into a definitive agreement with respect to an unsolicited written Superior Proposal; provided that the Company has complied with all of the provisions of Section 5.2(d) hereof, and that it makes simultaneous payment to Parent of the Termination Fee and Expenses; or

    (j) by the Company, within 48 hours of February 16, 2001, if Parent shall not have delivered to the Company by February 16, 2001, written customary commitment letters from banks or other financial institutions of national or international repute, to provide funds sufficient for the payment of the aggregate Merger Consideration.

    SECTION 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Acquisition or the Company or their respective officers or directors, except as set forth in the last sentence of
Section 5.4(a), Section 5.9, this Section 7.2, Section 7.5 and Article VIII which shall survive termination and except to the extent that such termination results from the breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, PROVIDED that in the event of termination of this Agreement pursuant to Section 7.1(j) hereof, this Agreement shall forthwith become void and have no effect on Parent, Acquisition or the Company or their respective officers or directors, and such termination shall be the sole and exclusive remedy of the parties in such circumstance and neither Parent nor Acquisition, on the one hand, or the Company, on the other hand, shall have any further remedy against the other, except as set forth in the last sentence of Section 5.4(a), Section 5.9, this Section 7.2 and
Article VIII which shall survive such termination.

    SECTION 7.3 AMENDMENT. This Agreement may be amended by the parties at any time in accordance with applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    SECTION 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or
(c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

    SECTION 7.5  TERMINATION FEE.

    In the event (i) the Company terminates this Agreement pursuant to
Section 7.1(i) or (ii) Parent terminates this Agreement pursuant to
Section 7.1(g) or Section 7.1(h), then in each case Parent and

Acquisition would suffer direct and substantial damages, which damages cannot be ascertained with reasonable certainty, and hence to compensate Parent and Acquisition for such damages, and as liquidated damages and not a penalty, and as the sole and exclusive remedy of Parent and Acquisition against the Company for the damages suffered, the Company shall pay to Parent, at the time of termination, an amount equal to $6.25 million (the "TERMINATION FEE") and an amount equal to Parent's and Acquisition's actual and documented reasonable out-of-pocket expenses incurred by Parent or Acquisition in connection with the Merger, this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses payable to all attorneys, accountants, investment banking firms and their respective agents incurred in connection with the transactions contemplated hereby, but in any event not to exceed $1.75 million (the "EXPENSES"). In addition, if this Agreement is terminated by either Parent or the Company pursuant to
Section 7.1(e) or Section 7.1(f) or by Parent pursuant to Section 7.1(b) and at the time of such termination, Parent is not in material breach of this Agreement, then the Company shall (but only if the termination is pursuant to Section 7.1(f) or 7.1(b)), pay to Parent, at the time of termination, the Expenses, and, if the Company shall, within 9 months after such termination, enter into an agreement with respect to a Takeover Proposal, then the Company shall pay the Termination Fee and other Expenses (to the extent not previously paid) concurrently with entering into any such agreement, PROVIDED that no Termination Fee or Expenses shall be payable in the event of a termination pursuant to Section 7.1(e) hereof unless (i) prior to any such termination, a Takeover Proposal shall have been made and not withdrawn, and (ii) such termination is not solely the result of a failure to obtain the requisite Governmental Approvals from Gaming Authorities required under Section 6.2(d). Any payments required to be made pursuant to this Section 7.5 shall be made by wire transfer of same day funds to an account designated by Parent.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    SECTION 8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

    SECTION 8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)  if to Parent or Acquisition, to
           Aristocrat Leisure Limited
           71 Longueville Road
           Lane Cove, NSW 2066 Australia
           Facsimile: 61-2-9420-1354
           Attention: Gavin Isaacs

with a copy to:
           Skadden, Arps, Slate, Meagher & Flom LLP
           Four Times Square
           New York, New York 10036
           Facsimile: (212) 735-2000
           Attention: Howard L. Ellin, Esq.

        (b)  if to the Company, to:
Casino Data Systems
           3300 Birtcher Drive
           Las Vegas, Nevada 89118
           Facsimile: (702) 407-1600
           Attention: Steve Weiss

with a copy to:
           Gibson, Dunn & Crutcher, LLP
           333 South Grand Avenue
           Los Angeles, California 90071
           Facsimile: (213) 229-6141
           Attention: Jonathan K. Layne, Esq.

    SECTION 8.3  DEFINITIONS.  For purposes of this Agreement:

    (a) an "affiliate" of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

    (b) "knowledge" means a fact, event, circumstance or occurrence actually known, or that reasonably should have been known by an officer of a comparable company with comparable responsibilities by virtue of such responsibilities, by any of the executive officers of the Company or Parent, as the case may be;

    (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

    (d) a "subsidiary" with respect to any person means any corporation, partnership, joint venture association, trust, unincorporated organization or other entity, of which such person or any other subsidiary of such person
(i) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests, (ii) is entitled to elect at least a majority of the Board of Directors or similar governing body or (iii) is a general partner (excluding such partnerships where such person or any subsidiary of such person do not have a majority of the voting interests in such partnership).

    SECTION 8.4 INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    SECTION 8.5 COUNTERPARTS; FACSIMILE. This Agreement may be executed in one or more counterparts and via facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 8.6 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Voting Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for the provisions of Section 5.8 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    SECTION 8.7 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

    SECTION 8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Parent and Acquisition may assign this Agreement or any of their rights, interests or obligations hereunder to any of their respective affiliates, PROVIDED HOWEVER that no such assignment shall relieve Parent of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    SECTION 8.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada or in Nevada state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Nevada or any Nevada state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Nevada.

    SECTION 8.10 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (d) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10.

    SECTION 8.11 PERSONAL LIABILITY. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or any officer, director, employee, agent, representative or investor of any party hereto.

    SECTION 8.12 SEVERABILITY. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

    SECTION 8.13. FINANCING. Notwithstanding anything contained elsewhere herein, the parties acknowledge and agree that it shall not be a condition to the obligations of Parent or Acquisition to effect the Merger that Parent has sufficient funds for the payment of the aggregate Merger Consideration.

    SECTION 8.14. MATERIALITY. Notwithstanding any numeric or monetary thresholds or limitations contained herein, the parties hereby specifically acknowledge and agree that no such limitations or thresholds shall be deemed to constitute an acknowledgment or indication as to the materiality of the item in question or of any other item whatsoever.

    IN WITNESS WHEREOF, Parent, Acquisition and the Company have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          PARENT:

                                          ARISTOCRAT LEISURE LIMITED,
                                          an Australian company

                                          By: /s/ D. H. Randall
                                          --------------------------------------
                                          Name: D. H. Randall
                                          Its: Chief Executive Officer

                                          ACQUISITION:

                                          CEDAR ACQUISITION CORP.,
                                          a Nevada corporation

                                          By: /s/ Burgess Harmer
                                          --------------------------------------
                                          Name: Burgess Harmer
                                          Its: President

                                          THE COMPANY:

                                          CASINO DATA SYSTEMS,
                                          a Nevada corporation

                                          By: /s/ Steven A. Weiss
                                          --------------------------------------
                                          Name: Steven A. Weiss
                                          Its: Chief Executive Officer

                                    ANNEX B
                      FINANCIAL ADVISOR'S FAIRNESS OPINION

                                January 17, 2001

Board of Directors
Casino Data Systems
3300 Birtcher Dr.
Las Vegas, NV 89118

Members of the Board:

    You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock, no par value per share (the "Shares") of Casino Data Systems (the "Company") of the consideration to be received by such holders pursuant to the terms of the Agreement and Plan of Merger, dated as of January 17, 2001 (the "Merger Agreement"), among the Company, Aristocrat Leisure Limited ("Parent"), and Cedar Acquisition Corp. ("Sub"). The Merger Agreement provides for, among other things, a merger of Sub with and into the Company pursuant to which each issued and outstanding Share (other than any Shares owned by the Company or any subsidiary of the Company, or Parent, Sub or any other subsidiary of Parent (the "Excluded Shares")) will be converted into the right to receive $9.25 in cash (the "Merger"). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

    In connection with rendering our opinion, we have reviewed a draft of the Merger Agreement and, for purposes hereof, we have assumed that the final form of that document will not differ in any material respect from the draft provided to us. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of the Company and provided to us for purposes of our analysis, and we have met with management of the Company to review and discuss such information and, among other matters, the Company's business, operations, assets, financial condition and future prospects.

    We have reviewed and considered certain financial and stock market data relating to the Company, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company or one or more of its businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the gaming equipment industry specifically, and in other industries generally, that we believe to be reasonably comparable to the Merger or otherwise relevant to our inquiry. We have also performed such other financial studies, analyses, and investigations and reviewed such other information as we considered appropriate for purposes of this opinion.

    In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also assumed and relied upon the reasonableness of the financial projections, forecasts and analyses provided to us, and we have assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management. We express no opinion with respect to such projections, forecasts and analyses or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of the Company, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company. We also have assumed that the transactions described in the Merger Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof.

    It should be noted that in the context of our engagement by the Company, we were not authorized to and did not solicit third party indications of interest in acquiring all or any part of the Company, or investigate any alternative transactions that may be available to the Company. You have advised us, and we have relied on your advice, that prior to our engagement, the Company solicited indications of interest in a merger from at least four parties, including those merger partners that the Company believed were the logical parties that would be interested in and capable of completing such a transaction.

    In the ordinary course of our business, we may actively trade the debt and equity securities of the Company and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    We are acting as financial advisor to the Company in connection with the proposed Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

    Our opinion addresses only the fairness from a financial point of view to the holders of Shares (other than Excluded Shares) of the consideration to be received by such shareholders pursuant to the Merger, and we do not express any views on any other terms of the Merger. Specifically, our opinion does not address the Company's underlying business decision to effect the transactions contemplated by the Merger Agreement.

    It is understood that this letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Merger and except for inclusion in its entirety in any registration statement or proxy statement required to be circulated to shareholders of the Company relating to the Merger may not be quoted, referred to or reproduced at any time or in any manner without our prior written consent. This opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger, and should not be relied upon by any shareholder as such.

    Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof, the $9.25 per Share cash consideration to be received by the holders of Shares (other than Excluded Shares) pursuant to the Merger Agreement is fair to such shareholders of the Company from a financial point of view.

                                          Very truly yours,

                                          WASSERSTEIN PERELLA & CO., INC.

                                    ANNEX C
                            AUDIT COMMITTEE CHARTER

A. The responsibilities of the Audit Committee include:

    1. Recommending to the Board of Directors the selection, retention or termination, as appropriate, of the independent public accountants for the Company.

    2. Reviewing the independent public accountants' compensation, the proposed terms of their engagement and their independence as provided in SAS 61 and ISB Standard No. 1.

    3. Recommending to the Board of Directors, when the Committee deems it advisable, that the Independent public accountants engage in specific studies and reports regarding audit matters, accounting procedures and other matters.

    4. Reviewing the arrangements for and scope of the audit of annual financial statements.

    5. Reviewing annual financial statements and unaudited quarterly financial statements, including any adjustments to those statements recommended by the independent public accountant; and any significant issues that arise in connection with the preparation of those financial statements.

    6. Recommending to management inclusion of audited financials in the Annual Report on Form 10-K.

    7. Reviewing, as appropriate and in consultation with the independent public accountants, accounting policies and procedures applicable to the Company as well as any management responses to comments relating to those policies and procedures.

    8.  Reviewing independent public accountants' opinions.

    9. Reviewing internal audit procedures with Company Controller or his/her designee.

    10. Considering, in consultation with the independent public accountants, the adequacy of internal controls to help provide reasonable assurance that publicly reported financial statements are presented fairly and in conformity with generally accepted accounting principles.

    11. Investigating, when the Committee deems it necessary, potential improprieties or improprieties in Company operations.

    12. Reviewing changes in accounting principles or practices that have or are expected to have a significant impact on the preparation of financial statements.

    13. Meeting at least quarterly with the Chief Financial Officer and the Chief Accounting Officer of the Company and with the independent public accountants to discuss any issues arising from the Committee's responsibilities.

    14. Meeting at least annually with management (outside the presence of the independent public accountants) to discuss management's evaluation of the work performed by the independent public accountants and the appropriateness of the fees.

    15. Generally acting as a liaison between the independent public accountants and the Board of Directors.

    16. Annually reviewing and, as appropriate, implementing changes to its Charter.

B.  Members of the Committee should meet the following standards:

    1. Members of the Committee should be "independent" as defined in the listing standards of the Nasdaq. This generally means that no member of the Committee should be an employee or executive officer of the Company or have any business dealings with the Company. Determinations of a member's independence will be made by the Board of Directors in its business judgment.

    2. Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement.

    3. At least one member of the Committee shall be a certified public accountant or shall have been employed by a public company as the chief executive officer, chief financial officer or other senior executive officer with financial oversight responsibility.

                            FORM OF PROXY CARD

                           CASINO DATA SYSTEMS

                      ANNUAL MEETING OF STOCKHOLDERS

TO VOTE: Mark, sign and date your proxy card and return it in the postage-paid envelope.

                                  PROXY

                           CASINO DATA SYSTEMS

         PROXY SOLICITED BY THE CDS BOARD OF DIRECTORS FOR ANNUAL
                MEETING OF STOCKHOLDERS _____________ , 2001.

    The undersigned stockholder of CDS appoints Steven A. Weiss, Michael D. Rumbolz, and Ronald Rowan, and each of them, as attorneys, agents and proxies of the undersigned with full power of substitution in each of them, to vote in the name and on behalf of the undersigned at the annual meeting of stockholders of CDS to be held on __________ _, 2001, at 10:00 a.m. local time, at 3300 Birtcher Drive, Las Vegas, Nevada 89118, and until adjournments thereof, all of the shares of common stock of CDS which the undersigned would be entitled to vote if personally present, with the powers the undersigned would possess if personally present.

    To vote in accordance with the CDS board of directors' recommendations, just sign below; no boxes need to be checked. Unless marked otherwise, this proxy will be voted FOR approval of each of Proposal 1 and Proposal 2 and in the discretion of the proxy holder on all other matters.

                                PLEASE DETACH HERE

1. APPROVAL OF PROPOSED Agreement and Plan Merger, dated January 17, 2001, among CDS, Aristocrat Leisure Limited, and Australian company and Cedar Acquisition Corp., a Nevada corporation and an indirect wholly owned subsidiary of Aristocrat.

      FOR               AGAINST                 ABSTAIN
      / /                 / /                     / /

      THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 1.


2. Election    (1)Steven A. Weiss    / / FOR all nominees  / / WITHHOLD
   of          (2)Thomas E. Gardner      (except a marked  AUTHORITY to vote for
   Directors:  (3)John F. Harvey         to the contrary   all nominees listed
                                         below)            below

Nominees for directorships, each for a two-year term:
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED AT THE RIGHT.)

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 2.



3. Upon such other business as many properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED ON THE MATTERS SET FORTH ON THE REVERSE SIDE OF THIS FORM AS DIRECTED BY THE STOCKHOLDER, BUT IF NO DIRECTION IS MADE IN THE SPACE PROVIDED, IT WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND FOR THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS.

/ / I PLAN TO ATTEND THE MEETING


/ / Address change? Mark box / / Indicate changes on label

                      Date
                           ---------------------------------
                           (Please insert date)

                           ---------------------------------
                           (Signature)

                           ---------------------------------
                           (Joint Owner's Signature)

                            Please sign exactly as your name appears on proxy. When signing as attorney, guardian, executor, administrator or trustee, please give title. If the signer is a corporation, give the full corporate name and sign by a duly authorized officer, showing the officer's title. EACH joint owner is requested to sign.


            PLEASE EXECUTE AND RETURN THIS PROXY PROMPTLY.

                YOUR COOPERATION WILL BE APPRECIATED.

                    See reverse for voting instructions.